SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |  |

Check the appropriate box:

|X|  Preliminary Proxy Statement
| |  Confidential, for use of the Commission only
     (as permitted by Rule 14a-b(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                AMTEC, INC.
                                -----------
              (Name of Registrant as Specified in its Charter)

------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |_| No fee required.

         |X| Fee computed on table below per Exchange Act Rules
             14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:

             Terremark Common Stock

         2)  Aggregate number of securities to which transaction applies:

             1,245,833 (1,121,250 shares of Terremark Common Stock outstanding immediately prior to the merger plus 124,583 shares of such common stock into which 4,176,693 shares of Terremark Preferred Stock are convertible upon the effective time of the merger.)

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

             The amount on which the filing fee is calculated is $3,199,208, which is the net book value of Terremark
             Holdings as of December 31, 1999. There is no public market for Terremark common stock.

         4)  Proposed maximum aggregate value of transaction:
             _________________________________________________________________

         5)  Total fee paid:

             $639.84 (One-50th of one percent of the amount listed in 3) above.)

         |_| Fee paid previously by written preliminary materials.
             Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:__________________________________________

         2)  Form, Schedule or Registration Statement No.:____________________

         3)  Filing Party:____________________________________________________

         4)  Date Filed:______________________________________________________



March XX, 2000

Dear Stockholder:

         AmTec, Inc. has entered into a merger agreement dated as of November 24, 1999, providing for the merger of Terremark Holdings, Inc., or Terremark, a Florida corporation, into AmTec. AmTec will be the surviving corporation, with our name being changed to Terremark Worldwide, Inc. In connection with the merger agreement, AmTec has also entered into a stock purchase agreement, as amended, with Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company, Moraine Investments, Inc., a British Virgin Islands company and Paradise Stream (Bahamas) Limited, a Bahamian international business company. These parties with whom AmTec has entered into the stock purchase agreement will be collectively referred to as Vistagreen. The stock purchase agreement provides for the sale of our common stock to Vistagreen upon the occurrence of events set forth in the stock purchase agreement. Together, these agreements contemplate the proposed transactions that are more fully described in the accompanying proxy statement.

         A special meeting of the stockholders of AmTec will be held at 10:00 a.m., local time, on April 28, 2000, at the corporate offices of AmTec at 599 Lexington Avenue, 44th Floor, New York, NY 10022.

         At the special meeting, you will be asked to consider and vote upon proposals to approve:

          1. the merger agreement between AmTec and Terremark pursuant to which

               o each existing share of our common stock will be converted and represent, without any further action by its holder, one share of common stock in the combined company,

               o 61.5% of the then outstanding shares of the common stock of the combined company, on a fully diluted basis, will be issued to the stockholders of Terremark, and

               o Terremark will merge with and into AmTec, with AmTec being the surviving corporation with its name changed to Terremark Worldwide, Inc.;

          2. the stock purchase agreement between AmTec and Vistagreen, pursuant to which Vistagreen will purchase 35% of AmTec's common stock immediately after the effective time of the merger, provided conditions precedent set forth in the stock purchase agreement are satisfied; the purchase price for those shares is $27.1 million in principal plus interest in the minimum amount of $1 million (the aggregate amount of $28.1 million being the proceeds of payment of a promissory note guaranteed by Terremark issued to Vistagreen for the sale of Terremark Centre to Terremark) plus interest, if any, accruing after the sale of Terremark Centre on that amount through closing of the stock purchase; and

          3. any other matters that may be properly brought to the special meeting.

         Each of these proposals is described more fully in the accompanying notice of special meeting of stockholders and proxy statement. If AmTec closes the merger with Terremark and the sale of our common stock to Vistagreen, each of (1) the holders of our common stock, (2) holders of Terremark's common stock and (3) Vistagreen will hold approximately 25%, 40% and 35%, respectively, of AmTec's common stock on a fully diluted basis.

         After careful consideration, the AmTec board has approved the merger, the merger agreement and the stock purchase agreement. The AmTec board recommends that you vote in favor of each of the foregoing proposals. You are encouraged to read the accompanying proxy statement, which provides additional information regarding your company, Terremark, Vistagreen and the proposed transactions.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE URGED TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY AT THAT TIME.

         If you have any questions regarding the information contained in the proxy statement or the voting process, please do not hesitate to contact R.T. McNamar, the Secretary of AmTec, at 212-319-9160.

Sincerely,


Joseph R. Wright, Jr.
Chairman and Chief Executive Officer




                                AMTEC, INC.

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, APRIL 28, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Joseph R. Wright, Jr. and Marvin S. Rosen, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of AmTec, Inc. held of record by the undersigned on March 15, 2000 at the Meeting of Stockholders to be held on April 28, 2000 at 10:00 A.M. or any and all adjournments thereof.

         1. Proposal to approve the merger agreement between AmTec and Terremark pursuant to which, when the merger becomes effective, each existing share of our common stock will be converted and represent, without any further action by its holder, one share of common stock in the combined company, and shares equal to 61.5% of our fully diluted shares will be issued to the shareholders of Terremark, Terremark will be merged with and into AmTec, with AmTec being the surviving corporation, with its name being changed to Terremark Worldwide, Inc.


             [   ] FOR            [   ] AGAINST          [   ] ABSTAIN

         2. Proposal to approve the stock purchase agreement between AmTec and Vistagreen, pursuant to which Vistagreen will purchase 35% of AmTec's common stock immediately after the effective time of the merger, provided conditions precedent in the stock purchase agreement between Amtec and Vistagreen are satisfied. The purchase price for the shares is $27.1 million in principal plus interest in the minimum amount of $1 million (the aggregate amount of $28.1 million being the proceeds of payment of a promissory note guaranteed by Terremark issued to Vistagreen for the sale of Terremark Centre to Terremark) plus interest, if any, accruing after the sale of Terremark Centre on that amount through closing of the stock purchase.


             [   ] FOR            [   ] AGAINST          [   ] ABSTAIN


         3. In their discretion, the proxy holders are authorized to vote upon any other business as may properly be brought before the meeting or any and all adjournments thereof.



THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSALS 1 AND 2 AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

                       Dated: March __, 2000


                       ------------------------------------------------------
                       Signature


                       ------------------------------------------------------
                       (Signature, if held jointly)

                       Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.

          PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY
                        USING THE ENCLOSED ENVELOPE.



March XX, 2000

                                AMTEC, INC.

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         Notice is hereby given that a special meeting of stockholders of AmTec, Inc., a Delaware corporation ("AmTec"), will be held at 10:00 a.m., local time, on April 28, 2000, at the corporate offices of AmTec, Inc. at 599 Lexington Avenue, 44th Floor, New York, NY 10022.

         The meeting is called for the purpose of considering and voting upon the following proposals:

         PROPOSAL 1. The approval and adoption of the merger agreement dated as of November 24, 1999 between AmTec and Terremark, as amended, attached to the accompanying proxy statement as Annex A, pursuant to which Terremark will merge with and into AmTec, with AmTec as the surviving corporation, with its name changed to Terremark Worldwide, Inc. Pursuant to the merger agreement, when the merger becomes effective, each existing share of our common stock will be converted and represent, without any further action by its holder, one share of common stock in the combined company, and the holders of Terremark common stock will be issued in the aggregate 61.5% of the then outstanding shares of our common stock, on a fully diluted basis, (76,724,625 shares, based on the number of AmTec shares outstanding, on a fully diluted basis on the record date for this meeting).

         PROPOSAL 2. The approval of the stock purchase agreement between AmTec and Vistagreen Holdings (Bahamas), Ltd., Paradise Stream (Bahamas) Limited, a Bahamian international business company and Moraine Investments, Inc., a British Virgin Islands company, dated as of November 24, 1999, as amended, attached to the accompanying proxy statement as Annex C. The parties with whom AmTec has entered into the stock purchase agreement will be collectively referred to as Vistagreen. The stock purchase agreement provides that AmTec will, provided the conditions precedent set forth in the stock purchase agreement are satisfied, sell to Vistagreen 35% of its outstanding shares of common stock, on a fully diluted basis, after giving effect to the merger. The purchase price for these shares is $27.1 million in principal plus interest in the minimum amount of $1 million (the aggregate amount of $28.1 million being the proceeds of payment of a promissory note guaranteed by Terremark issued to Vistagreen for the sale of Terremark Centre to Terremark) plus interest, if any, accruing after the sale of Terremark Centre on that amount through closing of the stock purchase. When the merger becomes effective and the sale of shares to Vistagreen closes, the existing AmTec stockholders, the Terremark shareholders and Vistagreen, respectively, will hold 47,952,891 (25%), 76,724,625 (40%) and 67,134,047 (35%) shares on a fully diluted basis, but subject to adjustment on the date of closing.

         PROPOSAL 3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

         These proposals are more fully described in the attached proxy statement and its annexes.

         The board of directors of AmTec has fixed the close of business on March 15, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the AmTec special meeting and any adjournments or postponements of that meeting. Only holders of record of our common stock on the record date are entitled to vote at the AmTec special meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. The affirmative vote of the holders of a majority of shares present or represented by proxy at the special meeting and entitled to vote is required for the approval of the stock purchase agreement and the issuance of our shares pursuant to the stock purchase agreement. A failure to vote shares, either by abstention or non-vote, will have the same effect as a vote against approval of the merger. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting.

         If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares of our common stock. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy issued in your name.

         You can ensure that your shares are voted at the special meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of AmTec at AmTec's corporate offices, located at 599 Lexington Avenue, 44th Floor, New York, NY 10022, by signing and returning a later dated proxy or by voting in person at the special meeting.

         All shares represented by properly executed proxies will be voted in accordance with the specifications of the proxy card. If no such specifications are made, proxies will be voted for approval and adoption of the proposals above.

         All stockholders are cordially invited to attend the AmTec special meeting in person. Whether or not you expect to attend the AmTec special meeting, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

                                      By order of the Board of Directors,



                                      Joseph R. Wright, Jr.
                                      Chairman & Chief Executive Officer

           PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME



                              PROXY STATEMENT

                                AMTEC, INC.
                               -------------

         The board of directors of AmTec approved (1) a merger agreement dated as of November 24, 1999, as amended, which provides for the merger of AmTec, Inc. and Terremark Holdings, Inc. and (2) a stock purchase agreement, as amended, dated as of November 24, 1999 which provides for the sale of our common stock to Vistagreen Holdings (Bahamas), Ltd., Paradise Stream (Bahamas) Limited and Moraine Investments, Inc. The parties with whom AmTec entered into the stock purchase agreement will be referred to collectively as Vistagreen. In the merger, Terremark will be merged with and into AmTec, with AmTec as the surviving corporation, with its name changed to Terremark Worldwide, Inc. In the stock purchase agreement, Vistagreen has agreed to purchase 35% of the issued and outstanding common stock of AmTec on a fully diluted basis immediately after the closing of the merger.

         When the merger becomes effective, each existing share of our common stock will be converted and represent, without any further action by its holder, one share of common stock in the combined company. Immediately after the merger becomes effective, all existing holders of our common stock will hold in the aggregate and on a fully diluted basis, 38.5% of AmTec's outstanding shares of common stock. Assuming the sale of shares of common stock to Vistagreen, existing holders of our common stock will hold, in the aggregate and on a fully diluted basis, 25% of the outstanding shares of common stock of our company.

         When the merger becomes effective, we will issue to holders of Terremark's common stock a number of shares of our common stock that will result in holders of Terremark's common stock holding, in the aggregate and on a fully diluted basis, 61.5% of the shares of our common stock. If Vistagreen purchases our shares, Terremark holders will hold, in the aggregate and on a fully diluted basis, 40% of our common stock. Based on the number of issued and outstanding shares of our common stock as of the record date, when the merger becomes effective, 76,724,625 shares of our common stock will be issued to holders of Terremark's common stock.

         Pursuant to the stock purchase agreement, Vistagreen will purchase shares of our common stock constituting 35% of the fully diluted common shares outstanding after the merger. The purchase price for these shares is $27.1 million in principal plus interest in the minimum amount of $1 million (the aggregate amount of $28.1 million being the proceeds of a promissory note guaranteed by Terremark and issued to Vistagreen for the sale of Terremark Centre to Terremark) plus interest accruing after sale of Terremark Centre on that amount through closing of the stock purchase. For a more detailed discussion of the transactions relating to the promissory note and the sale of Terremark Centre, see "Stock Purchase Agreement" in the proxy statement. We cannot assure you that Terremark will be able to sell Terremark Centre, nor can we assure you at what price Terremark Centre will be sold. Terremark is obligated to make up any shortfall if the Terremark Centre is sold for less than the amount required to repay its note. Any obligation Terremark incurs to fund a shortfall will become the obligation of the combined company. Vistagreen is not obligated to purchase our shares until Terremark Centre is sold and if the sale does not close by December 31, 2000, may terminate its obligation to purchase our shares. Based on the issued and outstanding shares of our common stock as of the record date, Vistagreen will purchase 67,134,047 shares of common stock and hold 35% of our shares outstanding immediately after the effective time of the merger on a fully diluted basis.

         The number of shares referred to in the proxy statement to be purchased by Vistagreen and Terremark or to be held by existing stockholders of AmTec is subject to adjustment at closing of the merger based on the number of shares of AmTec common stock outstanding immediately prior to the consummation of the merger, calculated on a fully diluted basis.

         AmTec common stock is listed on the AMEX under the symbol "ATC." Our common stock will be listed on the AMEX under the symbol "TWW" after the merger.

         This proxy statement provides you with detailed information about the proposed transactions. The proposed transactions are complex and you are strongly encouraged to read the entire document carefully, including "Risk Factors" and the annexes hereto.

         The proxy statement is dated March XX, 2000, and is first mailed to stockholders on or about March XX, 2000.




                             TABLE OF CONTENTS

                                                                                          PAGE
FORWARD LOOKING STATEMENTS...................................................................1
WHERE YOU CAN FIND MORE INFORMATION..........................................................1
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS.................................................2
SUMMARY  ....................................................................................4
         AmTec, Inc..........................................................................4
         Terremark Holdings, Inc.............................................................4
         AmTec Stockholders Meeting..........................................................5
         Votes Required; Record Date; Quorum.................................................6
         Risk Factors........................................................................6
         The Merger..........................................................................6
         Stock Purchase Agreement............................................................9
MARKET PRICES...............................................................................12
SUMMARY HISTORICAL FINANCIAL INFORMATION....................................................13
         Comparative per Share Data.........................................................16
RISK FACTORS................................................................................18
         Risks Related to the Merger........................................................18
         Risks Related to both AmTec and Terremark..........................................19
         Risks Factors Specific to AmTec....................................................20
         Risk Factors Specific to Terremark.................................................24
THE AMTEC SPECIAL MEETING...................................................................26
         Date, Place and Time...............................................................27
         Record Date........................................................................27
         Quorum   ..........................................................................27
         Required Votes.....................................................................27
         Proxies  ..........................................................................27
         Solicitation of Proxies............................................................28
THE MERGER..................................................................................29
         General  ..........................................................................29
         Effective Time.....................................................................29
         Conversion of Shares; Procedures for Exchange of Terremark Certificates............29
         Background of the Merger...........................................................29
         Recommendation of the AmTec Board..................................................31
         Opinion of Financial Advisor to AmTec..............................................33
         Interests of Certain Persons in the Merger.........................................35
         Material Federal Income Tax Consequences...........................................35
         Accounting Treatment...............................................................36
         Effect on AmTec Options and Warrants...............................................36
         Regulatory Matters.................................................................36
         Federal Securities Law Consequences-- Lock up Agreements...........................36
         Appraisal and Dissenters' Rights...................................................37
         U.S. Real Property Holding Corporation.............................................37
THE MERGER AGREEMENT........................................................................38
         General  ..........................................................................38
         Consideration to Be Received in the Merger.........................................38
         Relationship Between the Stock Purchase Agreement and the Merger Agreement.........38
         Principal Representations and Warranties...........................................39
         Principal Covenants................................................................40
         Conditions to the Consummation of the Merger.......................................43
         Termination........................................................................45
         Termination Fees Payable by AmTec..................................................46
         Expenses ..........................................................................46
THE STOCK PURCHASE AGREEMENT................................................................46
         General  ..........................................................................46
         Consideration to be Received in the Stock Purchase; Sale of Terremark Centre.......47
         Principal Representations and Warranties...........................................47
         Registration Rights................................................................48
         Conditions to the Consummation of the Stock Purchase...............................48
         Termination........................................................................50
         Expenses ..........................................................................51
         Lock Up  ..........................................................................51
OTHER AGREEMENTS ...........................................................................51
         Shareholders Agreement.............................................................51
         Bridge Loan........................................................................52
MANAGEMENT OF AMTEC AFTER THE MERGER........................................................52
         Employment Agreements..............................................................55
         Stock Option Grants................................................................55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF TERREMARK.................................56
         Terremark Relationship with Fusion Telecommunications International, Inc...........56
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
         FINANCIAL STATEMENTS ..............................................................58
BUSINESS OF AMTEC...........................................................................65
         Cellular Telephone Networks........................................................65
         IP.COM, LLC........................................................................65
         IXS.NET, Inc.......................................................................66
         AmTec Selected Historical Financial Information ...................................66
AMTEC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................68
         Results of Operations..............................................................68
         Liquidity and Capital Resources....................................................70
         Equity Issuance....................................................................70
BUSINESS OF TERREMARK.......................................................................70
         General  ..........................................................................70
         Operations.........................................................................71
         Government Regulations and Environmental Matters...................................73
         Competition and Market Factors.....................................................73
         Employees..........................................................................74
         Employment Agreements..............................................................74
         Ownership Structure................................................................74
         Properties.........................................................................75
         Legal Proceedings .................................................................76
TERREMARK SELECTED HISTORICAL FINANCIAL INFORMATION ........................................77
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS..........................................................78
         Overview ..........................................................................78
         Significant accounting policies and new accounting pronouncements .................78
         Results of Operations..............................................................79
         Liquidity and Capital Resources ...................................................82
         Debt     ..........................................................................82
         Sources of Liquidity ..............................................................83
         Inflation .........................................................................83
         Year 2000..........................................................................83
         Market Risk........................................................................83
         Subsequent Events..................................................................84
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
         AND MANAGEMENT OF AMTEC............................................................84
DESCRIPTION OF CAPITAL STOCK................................................................85
         Description of AmTec Capital Stock ................................................85
REPRESENTATIVE OF INDEPENDENT AUDITORS......................................................86
STOCKHOLDER PROPOSALS.......................................................................86
INDEPENDENT ACCOUNTANTS.....................................................................86
FINANCIAL STATEMENTS INDEX.................................................................F-1

Annex A  Agreement and Plan of Merger by and between Terremark Holdings, Inc. and AmTec, Inc., as amended
Annex B  Opinion of Ramius Capital, LLC
Annex C  Stock Purchase Agreement by and between Vistagreen Holdings (Bahamas), Ltd., Paradise
         Stream (Bahamas) Limited, Moraine Investments, Inc. and AmTec, Inc., as amended



                         FORWARD LOOKING STATEMENTS

         This proxy statement includes statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The reasons for the merger discussed under the caption "The Merger", statements about the expected impact of the merger on AmTec's businesses, financial performance and condition, accounting and tax treatment and the extent of the charges to be incurred by AmTec relating to the merger are forward-looking statements. Further, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward looking statements. Forward-looking statements in this proxy statement are identifiable by use of any of the following words and other similar expressions, among others:


          o    "anticipate"                  o     "may"
          o    "believe"                     o     "might"
          o    "could"                       o     "plan"
          o    "estimate"                    o     "predict"
          o    "expect"                      o     "project"
          o    "intend"                      o     "should"

         There are a number of important factors that could cause the results of the combined company to differ materially from those indicated by these forward-looking statements, including, but not limited to:

          o the risk that anticipated synergies from the merger will not be realized,
          o the significant transaction charges and the potential dilutive effect to the holders of AmTec common stock which will result from the merger,
          o significant fluctuation in operating results, o the ability to recruit and retain qualified personnel in the telecommunications industry,
          o    the ability to secure additional funding, and
          o other factors described in this proxy statement under the caption "Risk Factors".

                    WHERE YOU CAN FIND MORE INFORMATION

         AmTec files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the materials AmTec files with the Commission at the Commission's public reference room at 450 Fifth Street, N.W. Washington D.C. 20549 and at the Commission's regional offices in Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission, including us. The site's address is http://www.sec.gov. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

         This proxy statement provides you with detailed information about the proposed transactions. The proposed transactions are complex and you are strongly encouraged to read the entire document carefully, including "Risk Factors" and the annexes hereto.

                QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:   WHAT ARE THE PROPOSED TRANSACTIONS?
A:   Under the merger agreement, Terremark will be merged with and into
AmTec, Inc. Our company will continue as the surviving corporation, with the company's name changed to Terremark Worldwide, Inc. Under the stock purchase agreement, Terremark shareholders will initially own 61.5% of our shares. Vistagreen will purchase shares of our company representing 35% of the issued and outstanding shares of common stock after giving effect to the merger, provided that the merger occurs and other conditions precedent are satisfied. After the proposed transactions close, our stockholders, Terremark shareholders and Vistagreen will own 25%, 40% and 35%, respectively, of our company.

Q:   AS AN AMTEC STOCKHOLDER, HOW MANY SHARES OF AMTEC COMMON STOCK WILL I OWN
AFTER THE MERGER?
A:   If the merger is approved, you will hold one share of AmTec common stock after the merger for each AmTec share you held prior to the merger. The issuance of shares of common stock to Vistagreen will not affect the number of shares of our common stock that you own.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS?
A:   The proposed transactions will constitute a tax-free reorganization for federal income tax purposes. Generally, AmTec stockholders will not recognize any taxable gain or loss in connection with the proposed transactions. Tax matters, however, are complicated, and the tax consequences of the proposed transactions to you will depend on the facts of your particular situation. We encourage you to contact your tax advisors to determine the tax consequences of the merger to you.

Q:   IF I AM NOT GOING TO ATTEND THE STOCKHOLDER MEETING, SHOULD I RETURN MY
PROXY CARD?
A:   Yes, please fill out and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the special meeting.

Q:   WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY
CARD?
A:   Send in a later-dated, signed proxy card to AmTec's Corporate Secretary before the special meeting or attend the special meeting in person and vote.

Q:   WHAT DO I NEED TO DO NOW?
A:   After carefully reading and considering the information contained in this document and completing and signing your proxy card, just mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be represented at the meeting. In order to ensure that your vote is obtained, please give your proxy as instructed on your proxy card, even if you currently plan to attend the meeting in person. The board of directors of AmTec recommend that its stockholders vote in favor of the merger, the stock purchase and related transactions.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
MY SHARES FOR ME?
A:   If you do not provide your broker with instructions on
how to vote your "street name" shares, your broker will not be permitted to vote them on the proposals. You should therefore be sure to provide your broker with instructions on how you vote your shares. If you do not give voting instructions to your broker, you will not be counted as voting for the purposes of any of the proposals unless you appear in person at the meeting.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
A:   We are working toward completing the merger as quickly as possible.
Assuming that both AmTec and Terremark satisfy or waive all of the conditions to closing contained in the merger agreement, we anticipate that the merger will occur as soon as practicable after approval of the merger and related transactions at the special meeting.

Q:   WHEN DO YOU EXPECT THE STOCK PURCHASE TO BE COMPLETED?
A:   Assuming that the merger is closed and that both AmTec and Vistagreen satisfy or waive all of the conditions to closing contained in the stock purchase agreement, we anticipate that the stock purchase by Vistagreen will occur immediately after the merger closes.

Q:   WHOM SHOULD STOCKHOLDERS CALL WITH ADDITIONAL QUESTIONS?
A:   Stockholders who have questions about the proposed transactions should call AmTec's Corporate Secretary, at 212-319-9160.


                                  SUMMARY

         This summary highlights selected information contained elsewhere in this proxy statement and the annexes to this proxy statement. This summary does not contain a complete statement of all material information relating to the merger agreement, the stock purchase agreement or the transactions contemplated thereby and is subject to, and is qualified in its entirety by, the more detailed information, the financial statements and the annexes contained in this proxy statement. To fully understand the proposed transactions, you should read this proxy statement carefully and in its entirety. In this document, references to Terremark will mean Terremark Holding, Inc., a Florida corporation, and its affiliates; references to Vistagreen will mean collectively Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company, Paradise Stream (Bahamas) Limited, a Bahamian international business company and Moraine Investments, Inc., a British Virgin Islands company; and references to Vistagreen group will mean Vistagreen and its affiliates.

AMTEC, INC.

         AmTec is a company that provides value-added telecommunications services to and from the Far East and has telecommunications investments in the People's Republic of China. We initially focused our business on China because of that country's large and rapidly growing need for telecommunications services and its requirement for foreign capital and technology to meet that need. More recently, we have formed a joint venture with Fusion Telecommunications International to provide telecom services, both voice and data, to and from Asia. We have also invested in IXS.NET, Inc. to provide fax services over the Internet, prepaid credit cards and other Internet Protocol based services. Our joint venture operations in six cellular networks in Hebei Province in Northeast China have been terminated. We continue to have a joint venture with the Electronics Industry Department of Hebei Province and are repositioning that joint venture with a view to providing Internet Protocol fax, voice and other services which can be transmitted over digital telephone lines or the Internet.

         We were originally founded as a Colorado corporation on May 10, 1982, and were reincorporated under the laws of the state of Delaware on July 10, 1996. Since April 1995, we have been engaged in the business of developing telecommunications networks in the PRC. In January 1996, we sold substantially all of the assets of ITV Communications, Inc., our former primary operating subsidiary. On July 8, 1997, we changed our name to AmTec, Inc. from AVIC Group International, Inc. Our principal executive office is located at 599 Lexington Avenue, 44th Floor, New York, New York 10022. Our telephone number is (212) 319-9160. See "Business of AmTec" and "AmTec Management's Discussion and Analysis of Financial Condition and Results of Operations".

TERREMARK HOLDINGS, INC.

         Terremark Holdings, Inc., formerly known as Terremark Investment Services, Inc., was formed in 1982 and along with its subsidiaries, is engaged in the development, construction, sale, leasing, management and financing of various real estate projects. Terremark has provided these services to private and institutional investors, as well as for its own account. The real estate projects with which Terremark has been involved have included retail, high rise office complexes, mixed use projects, condominiums, condominium hotels, and governmental assisted housing.

         Terremark is also involved in a number of ancillary businesses which complement its core development operations. Specifically, Terremark engages in brokering financial services, property management, construction, construction management, condominium hotel management, residential sales and commercial leasing and brokerage, and advisory services.

         Terremark has also been active internationally, although its current projects are all located in South Florida. Terremark believes that its success is attributable both to its team approach, which makes available the resources of all of the divisions to a project, and its focus on the most important step in the development process, which it believes is the identification and analysis of viable opportunities.

         Terremark's principal executive office is located at 2601 South Bayshore Drive, Miami, Florida. Its telephone number is (305) 856-3200. See "Business of Terremark" and "Terremark Management's Discussion and Analysis of Financial Condition and Results of Operations".

AMTEC STOCKHOLDERS MEETING

         The AmTec special meeting will be held at AmTec's corporate offices at 599 Lexington Avenue, 44th Floor, New York, NY 10022 at 10:00 a.m., local time, on April 28, 2000. At the special meeting, AmTec will ask the holders of its common stock to consider and vote upon:

         PROPOSAL 1. The approval and adoption of the merger agreement, dated as of November 24, 1999, as amended, between AmTec and Terremark, pursuant to which Terremark will merge with and into AmTec, with AmTec as the surviving corporation, with its name changed to Terremark Worldwide, Inc. When the merger becomes effective, each existing share of our common stock will be converted and represent, without any further action by its holder, one share of common stock in the combined company, and the holders of Terremark common stock will be issued in the aggregate 61.5% of the then outstanding shares of the common stock in the combined company, on a fully diluted basis. This will equal 76,724,625 shares, based on the number of AmTec shares outstanding on a fully diluted basis on the record date for this meeting.

         PROPOSAL 2. The approval of the stock purchase agreement between AmTec and Vistagreen, dated as of November 24, 1999, as amended, pursuant to which AmTec will, provided the conditions precedent set forth in the stock purchase agreement are satisfied, sell to Vistagreen 35% of its outstanding shares of common stock, on a fully diluted basis, after giving effect to the merger. After the merger and the stock purchase close, the existing AmTec stockholders, the Terremark shareholders and Vistagreen, respectively, will hold 47,952,891 (25%), 76,724,625 (40%) and 67,134,047
(35%) shares of our common stock on a fully diluted basis. The purchase price for shares to be sold to Vistagreen is $27.1 million in principal plus interest in the minimum amount of $1 million (the aggregate amount of $28.1 million being the proceeds of a promissory note guaranteed by Terremark and issued to Vistagreen for the sale of Terremark Centre to Terremark) plus interest, if any, accruing after sale of Terremark Centre on such amount through closing of the stock purchase. For a more detailed discussion of the transactions relating to the promissory note and the sale of Terremark Centre, see "Stock Purchase Agreement" herein. We cannot assure you that Terremark will be able to sell Terremark Centre, nor can we assure you at what price Terremark Centre will be sold. Terremark is obligated to make up any shortfall if the Terremark Centre is sold for less than the amount required to repay its note. Any obligation Terremark incurs to fund a shortfall will become the obligation of the combined company. Vistagreen is not obligated to purchase our shares until Terremark Centre is sold and if the sale does not close by December 31, 2000, may terminate its obligation to purchase our shares.

         PROPOSAL 3. To transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

VOTES REQUIRED; RECORD DATE; QUORUM

         At the close of the business on AmTec's record date, March 15, 2000, there were ________ shares of our common stock outstanding, each of which entitles the registered holder thereof to one vote.

         The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. The affirmative vote of the holders of a majority of shares present or represented by proxy at the special meeting and entitled to vote is required for the approval of the stock purchase agreement and the issuance of shares pursuant to the stock purchase agreement. A failure to vote shares, either by abstention or non-vote, will have the same effect as a vote against the approval of the merger. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting.

RISK FACTORS

         See "Risk Factors" for a detailed discussion of the risk factors pertaining to the proposed transactions and the businesses of AmTec and Terremark.

         Your board of directors believes that the proposed transactions are in the best interests of AmTec and you are being asked to vote in favor of them.

THE MERGER

         GENERAL. Under the merger agreement, Terremark will be merged with and into AmTec. The separate corporate existence of Terremark will cease, and AmTec will continue as the surviving corporation, with our company's name changed to Terremark Worldwide, Inc. On November 9, 1999, the date preceding the public announcement of the merger, the closing price of our stock was $1.

         When the merger becomes effective, the number of authorized shares of our common stock will be increased from 100,000,000 to 300,000,000, and the holders of Terremark common stock will be issued, in the aggregate, 76,724,625 shares of our common stock, or 61.5% of the then outstanding shares of our common stock, on a fully diluted basis, (calculated based on the number of AmTec shares outstanding, on a fully diluted basis, on the record date for this meeting).

         AmTec's common stock is currently listed on the AMEX under the symbol "ATC." After the merger, the surviving corporation's common stock will be traded on the AMEX under the symbol "TWW".

         AmTec has never paid any cash dividends and currently intends to retain future earnings, if any, to fund the development and growth of its business.

REASONS FOR THE MERGER

         AmTec believes that the merger, combined with the sale of AmTec common stock to Vistagreen, will provide the funding it needs to alleviate the significant liquidity constraints under which it currently operates. This will enable AmTec to more rapidly develop its business plan and take advantage of business opportunities. In addition, AmTec believes that the combined company's stronger balance sheet will enable it to accelerate its expansion plans and to raise additional capital. AmTec also believes that the contacts of Terremark in South America and the Lee family (the ultimate beneficial owners of Vistagreen) in South East Asia will be useful in developing and negotiating future telecommunications alliances in those markets.

         CONDITIONS TO THE MERGER; TERMINATION; FEES. The consummation of the merger is subject to various conditions, including:

          o the continued accuracy of the parties' representations and warranties and fulfillment of each party's promises contained in the merger agreement;

          o receiving the required vote of the AmTec stockholders to approve the merger agreement and merger;

          o the receipt of an opinion from the law firm of Greenberg Traurig, P.A., counsel to Terremark, that the merger will constitute a tax-free reorganization;

          o the authorization for listing on the AMEX of the AmTec common stock to be issued in the merger;

          o satisfaction of all conditions precedent (other than the merger) to closing the stock purchase agreement described below;

          o the receipt of all third party consents required to consummate the merger; and

          o the absence of any restraining orders, injunctions or other orders preventing the consummation of the merger or other litigation or administrative actions or proceedings.

         AmTec has agreed that:

          o if the merger agreement is terminated due to material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in the merger agreement, AmTec will pay to Terremark all Terremark's out-of-pocket expenses incurred in connection with the transaction not to exceed $200,000 and $3.0 million which is the estimated amount of the real estate commission for the sale of Terremark Centre otherwise payable by Vistagreen which Terremark waived in connection with the negotiation of the merger and the stock purchase; or

          o if the merger agreement is terminated as a result of the board of directors of AmTec withdrawing their approval and recommendation, AmTec will pay to Terremark all Terremark's out-of-pocket expenses incurred in connection with the transaction not to exceed $200,000 and $3.0 million; or

          o if the merger agreement is terminated due to AmTec accepting a superior offer, in addition to the above fees, AmTec will pay Terremark an amount equal to 25% of the difference between the valuation of AmTec used to formulate that superior proposal and the valuation of AmTec used to formulate the merger.

          o    if AmTec

               o    accepts another business combination proposal,

               o breaches any term, agreement or covenant of the merger agreement between Terremark and AmTec, or

               o if the stockholders of AmTec do not approve the merger agreement,

               o AmTec will have to immediately repay a loan of up to $1.5 million to Terremark. Thus, if the merger is not consummated, AmTec will have to repay its borrowings under the bridge financing arrangement with Terremark in addition to the termination fees that it may owe Terremark under the merger agreement. Unless AmTec obtains alternative financing to repay such borrowings, AmTec's business and financial condition will be materially and adversely affected.

         DISSENTERS' AND APPRAISAL RIGHTS. Under applicable Delaware law, the holders of AmTec common stock are not entitled to dissenters' or appraisal rights in connection with the merger or any of the other proposed actions.

         ACCOUNTING TREATMENT. We will account for the merger using the purchase method of accounting, with Terremark treated as the acquirer for accounting purposes. As a result, the assets and liabilities of Terremark will be recorded at historical values without restatement to fair values. The assets and liabilities of AmTec will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon market capitalization of AmTec using an average trading price of AmTec's shares for a period immediately before and after the announcement of the proposed merger on November 9, 1999, plus certain merger related costs. In subsequent periods, historical information of Terremark will be that of the surviving corporation.

         OPINION OF FINANCIAL ADVISORS TO AMTEC. In deciding to approve the merger, AmTec's board of directors considered the advice of its financial advisor, Ramius Capital, LLC, that, as of the date of its opinion and subject to the limitations in the opinion, the merger, including the closing of the stock purchase, was the best alternative for carrying out AmTec's plans and programs from a financial point of view. The full text of the Ramius Capital opinion is attached as Annex B to this document. You are encouraged to read this opinion carefully and in its entirety.

         INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS. Some members of AmTec and Terremark management and their boards of directors have interests in the proposed transactions that are different from, or in addition to, the interests of the AmTec stockholders generally. The board of directors of AmTec was aware of those interests and considered them, among other matters, in adopting and approving the proposed transactions.

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The merger has been structured so that it will constitute a tax-free reorganization for U.S. federal income tax purposes, so it is expected that no gain or loss will be recognized for federal income tax purposes by AmTec upon the transfer of Terremark assets and liabilities to AmTec pursuant to the merger, except Terremark may recognize gain or loss on any assets held by it that are required to be marked to market as a result of the merger. Neither the merger nor the issuance of our common stock to Vistagreen should result in recognition of a gain or loss for federal income tax purposes by existing AmTec stockholders. See "Material Federal Income Tax Consequences."

         NO SOLICITATION. Under the merger agreement, except under specified circumstances, each of AmTec and Terremark has agreed not to:

          o solicit, initiate or encourage any alternate acquisition proposal;
          o furnish any information regarding itself to any other party in connection with any alternate acquisition proposal;
          o participate in any discussions or negotiations with any other parties regarding an alternate acquisition proposal;
          o    approve, endorse or recommend any alternate proposal; or
          o enter into any letter of intent or similar document or any other contract relating to an alternate acquisition proposal.

         LOCK UP. Although we have agreed to file a registration statement on Form S-3 (or similar form) after the merger and the stock purchase close, registering our shares issued in connection with the proposed transactions, each holder of Terremark's common stock immediately before the merger closes must agree, except as provided below, not to sell, offer to sell, or otherwise dispose of any interest in our common stock received by them for a period of not less than one year after the closing of the merger. This does not preclude open market sales in amounts that would be permitted under Rule 145 as if that rule applied (generally, the greater in any three-month period of one percent of our outstanding shares or the average trading volume of our shares on the AMEX during the four weeks prior to filing a notice of sale with the SEC) or sales by any holder of Terremark to Terremark, any affiliate of Terremark or another holder of Terremark, or to any member of the Vistagreen group or an affiliate of the Vistagreen group, as defined in the merger agreement.

STOCK PURCHASE AGREEMENT

         GENERAL. Concurrent with the signing of the merger agreement, AmTec entered into the stock purchase agreement with Vistagreen. Under the stock purchase agreement, immediately after the close of the merger, AmTec, provided that conditions of the stock purchase agreement are satisfied, will sell to Vistagreen 67,134,047 shares (35%) of outstanding shares of common stock of AmTec, on a fully diluted basis after giving effect to the merger. Vistagreen group is beneficially owned by family trusts for the benefit of Francis Lee and members of his family. The Lee family holds substantial real estate and timber interests in Southeast Asia.

         SALE OF TERREMARK CENTRE. One of the conditions of the stock purchase agreement is the sale of Terremark Centre, purchased by Terremark from Vistagreen group on December 22, 1999. Prior to the purchase, Terremark managed Terremark Centre for Vistagreen group. Terremark Centre is an office-residential complex which contains approximately 294,000 rentable square feet of office space, 16 residential units and a multistory parking garage, located at 2601 S. Bayshore Drive, Coconut Grove, in Miami-Dade County, Florida.

         Terremark purchased the Terremark Centre from Vistagreen group for $56.0 million primarily through assumption of an approximate $28.3 million first mortgage and issuance of approximately $27.1 million in purchase money notes to Vistagreen. As of December 31, 1999 the first mortgage had a balance of $28.2 million. Vistagreen group will pay for its shares in AmTec with the proceeds from repayment of the purchase money notes, including accrued interest, and other funds, if required.

         Terremark intends to sell Terremark Centre before the closing of the merger and began an active marketing program at the end of November 1999. Terremark has executed a letter of intent with a potential purchaser for the sale of Terremark Centre for a purchase price of $56.5 million, subject to due diligence and negotiation of a contract. If Terremark does not sell Terremark Centre, Vistagreen is not obligated to purchase AmTec common stock. In addition, if the merger does not occur on or before December 31, 2000, or the Terremark Centre is not sold, Vistagreen will not be obligated to purchase any AmTec common stock. No assurances can be made as to the timing of, or the amount of value to be received from, a sale of Terremark Centre. If the Terremark Centre is sold for a price which does not yield proceeds adequate to repay the promissory note in full, Terremark is obligated to fund the difference. If the sales proceeds exceed the amount required to fully retire the promissory note, Terremark will be entitled to the excess. Neither AmTec nor Terremark currently anticipate closing the merger before Terremark Centre is sold. However, AmTec may waive this condition and reserves the right to do so.

         REAL PROPERTY HOLDING COMPANY ISSUES. The stock purchase agreement further provides that Vistagreen will not be obligated to purchase AmTec common stock unless Vistagreen receives an opinion from Greenberg Traurig P.A., counsel to Terremark, that the surviving corporation is not a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Internal Revenue Code). You should look at the pro forma financial information provided herein to understand what our company's financial condition would be with and without the sale of common stock to Vistagreen.

         CONDITIONS TO THE STOCK PURCHASE; TERMINATION. The consummation of the stock purchase is subject to various conditions, including:

         o    the closing of the merger;

         o the continued accuracy of the parties' representations and warranties and fulfillment of each party's promises contained in the stock purchase agreement;

         o    the sale of Terremark Centre;

         o Vistagreen's receipt of an opinion from Greenberg Traurig, P.A. that the surviving corporation is not a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the U.S. Internal Revenue Code) and that the AmTec shares are not interests in U.S. real property;

         o approval of the merger, the merger agreement, and the stock purchase agreement by the requisite vote of AmTec stockholders; and

         o the authorization of listing on the AMEX of the common stock to be issued pursuant to the merger and the stock purchase.

         The stock purchase agreement may be terminated before the sale of the shares of our company to Vistagreen by:

         o mutual consent of the boards of directors of AmTec and Vistagreen;

         o    Vistagreen if the merger does not occur before December 31, 2000;

         o any of the parties if a governmental entity or competent jurisdiction issues a final and nonappealable order preventing the merger;

         o AmTec's board of directors or Vistagreen if the other party materially breaches any representation, warranty, obligation, covenant, agreement or condition in the stock purchase agreement, subject to rights set forth in the stock purchase agreement to cure any breach;

         o Vistagreen if either AmTec or Terremark materially breaches any representation, warranty, obligation, covenant agreement or condition in the merger agreement, subject to rights set forth in the stock purchase agreement to cure any breach;

         o AmTec or Vistagreen if requisite stockholder approval of the stock purchase agreement and the merger agreement are not obtained; or

         o AmTec's board of directors or Vistagreen if AmTec's board of directors withdraws or modifies its approval or recommendation of the merger in a way adverse to Terremark or Vistagreen.

         REASONS FOR THE STOCK PURCHASE. AmTec's board of directors considered a number of factors in evaluating the stock purchase agreement. After consideration of all factors taken as whole, the board of directors determined that the stock purchase agreement and transactions contemplated thereunder are fair to, and in the best interests of, AmTec's stockholders.

         LOCK UP. Although we have agreed to file a registration statement on Form S-3 (or similar form) after the merger and the stock purchase close, registering our shares issued in connection with the proposed transactions, Vistagreen group has agreed, except as provided below, not to sell, offer to sell, or otherwise dispose of an interest in our common stock received by Vistagreen group for a period of not less than one year after the closing of the merger. This does not preclude open market sales in amounts that would be permitted under Rule 145 as if that rule applied ( generally, the greater in any three-month period of one percent of our outstanding shares or the average trading volume of our shares on the AMEX during the four weeks prior to filing a notice of sale with the SEC) or sales by any member of the Vistagreen group to another member of the Vistagreen group or any family member or affiliate of any member of the Vistagreen group or to Terremark or any affiliate of Terremark, as defined in the stock purchase agreement.


                               MARKET PRICES

         Our common stock is listed on the AMEX under the symbol "ATC." The following table sets forth, for each fiscal year ended March 31, the high and low sales prices per share of our common stock as reported by the AMEX Composite Tape for the periods indicated.



                                                           COMMON STOCK
                                                   ---------------------------
FISCAL YEAR 1998                                      HIGH              LOW
                                                   ---------------------------
First Quarter....................................   $5.1875           $2.8125
Second Quarter...................................    3.4375            1.8125
Third Quarter....................................    2.4375            0.5000
Fourth Quarter...................................    1.1875            0.5625

FISCAL YEAR 1999
First Quarter....................................    2.2500            1.1875
Second Quarter...................................    1.3750            0.8750
Third Quarter....................................    1.1250            0.8125
Fourth Quarter...................................    1.6250            0.9375

FISCAL YEAR 2000
First Quarter....................................    1.4375            1.2500
Second Quarter...................................    2.0625            1.0625
Third Quarter....................................    2.3750            0.8750
Fourth Quarter through February 1, 2000..........    3.1875            1.8125

         On November 9, 1999, the last full trading day before the announcement of the proposed transactions, the closing price was $1.00 per share, as reported by the AMEX Composite Tape. The closing price of our common stock on February 1, 2000, the most recent practicable date before the printing of this proxy statement, was $3.1875 per share, as reported by the AMEX Composite Tape. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.


                  SUMMARY HISTORICAL FINANCIAL INFORMATION

         AmTec and Terremark are providing the following summary historical financial information to help you in your analysis of the financial aspects of the merger and related transactions. We derived this information from the audited and unaudited financial statements of AmTec and Terremark for the periods presented. The information provided is only a summary and should be read in conjunction with the financial statements and the notes, which are included in this proxy statement. See "Where You Can Find More Information" and "Index to Financial Statements".

         AMTEC SUMMARY HISTORICAL FINANCIAL INFORMATION. The summary financial information of AmTec as of and for the years ended March 31, 1999, 1998 and 1997 have been derived from the consolidated financial statements audited by Deloitte & Touche LLP. The summary historical financial information of AmTec as of and for the years ended March 31, 1996 and 1995 have been derived from the consolidated financial statements audited by Singer Lewak Greenbaum & Goldstein LLP. AmTec derived the consolidated statement of operations data for the nine months ended December 31, 1999 and 1998 and the consolidated balance sheet data as of December 31, 1999 and 1998 from unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated interim financial statements for the nine months ended December 31, 1999 and 1998 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited periods. The historical financial information for the nine months ended December 31, 1999 do not necessarily indicate results that may be expected for the entire fiscal year.

         TERREMARK SUMMARY HISTORICAL FINANCIAL INFORMATION. The summary financial information of Terremark as of and for the years ended March 31, 1999, 1998 and 1997 have been derived from the consolidated financial statements audited by PricewaterhouseCoopers LLP. The summary historical financial information of Terremark as of and for the years ended March 31, 1996 and 1995 have been derived from unaudited consolidated financial statements. Terremark derived the consolidated statement of operations data for the nine months ended December 31, 1999 and 1998 and the consolidated balance sheet data as of December 31, 1999 and 1998 from unaudited consolidated financial statements. In the opinion of management, the unaudited financial statements for the years ended March 31, 1996 and 1995 and the nine months ended December 31, 1999 and 1998 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited periods. The historical financial information for the nine months ended December 31, 1999 do not necessarily indicate results that may be expected for the entire fiscal year.

         The merger transaction will result in Terremark receiving a majority of the combined company's voting common stock. Accordingly, the merger will be treated as a reverse acquisition for accounting purposes, with Terremark as the acquirer. Subsequent to the merger's effective date, comparative historical information of the combined company will be that of Terremark.

         The financial statement data provided below should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements and the related notes included elsewhere in this proxy statement, "Unaudited Pro Forma Combined Condensed Financial Statements", AmTec's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Terremark's Management's Discussion and Analysis of Financial Condition and Results of Operations".



                  AMTEC SUMMARY HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                NINE MONTHS ENDED
                                                   TWELVE MONTHS ENDED MARCH 31,                  DECEMBER 31,
                                       ------------------------------------------------------ ---------------------
                                            1999       1998       1997       1996       1995       1999       1998
                                       ----------  ---------- ---------- ---------- ---------- ---------- ----------
STATEMENT OF OPERATIONS DATA:
Total revenues(1).....................   $       -   $     -    $     -   $      -   $    345   $      -   $      -
Total expenses........................       4,650     4,283      3,564      2,516      5,931      2,403      2,850
Total other income (expense)..........        (544)     (514)      (361)      (365)        48         46       (422)
Loss from continuing operations before
    equity in losses of unconsolidated
    subsidiary and affiliate..........      (5,194)   (4,797)    (3,925)    (2,881)               (2,357)    (3,272)
Equity in loss of affiliate (2).......           -         -          -       (500)         -       (172)         -
Equity in income (loss of) unconsolidated
    subsidiaries(3)...................        (385)     (606)      (140)                             443     (1,413)
Loss from continuing operations.......      (5,579)   (5,403)    (4,065)    (3,381)         -     (2,086)    (4,685)
Loss from discontinued operations.....          -          -          -     (1,901)     5,586          -          -
Net loss..............................    $ (5,579)  $(5,403)    (4,065)    (5,282)    (5,538)    (2,086)    (4,685)


                                                         AS OF MARCH 31,                      AS OF DECEMBER 31,
                                       -----------------------------------------------    -------------------------
                                          1999          1998      1997         1996       1995       1999       1998
                                       ----------     -------    ------      ---------   -------   --------   --------
BALANCE SHEET DATA:
Investment in and advances to
    unconsolidated subsidiary......... $    2,496    $    5,074  $  2,221   $       -   $       -  $   2,439 $  1,423
Total assets.......................... $    4,781    $    7,683  $  4,005   $   1,660   $   3,267  $   4,447 $  2,814
Long term obligations................. $             $           $      -   $       -   $       -  $   -     $      -
Stockholders' equity (deficit)........ $    3,813    $    4,897  $    548   $  (2,241)  $  (1,225) $   2,703 $  4,608
-------------------

(1) Revenue for year 1995 was derived from design, manufacture and sale of technologically advanced communication devices by AmTec's wholly-owned subsidiary ITV Communications, Inc., or ITV. In January 1996, AmTec sold all of the business and operating assets of ITV and is no longer involved in the business in which ITV was engaged. AmTec has no revenues after years 1997 because the results of operations of AmTec's subsidiary Hebei Equipment were accounted for under the equity method of accounting. AmTec recorded only its shares of losses of its unconsolidated subsidiary according to the percentage of its equity interest.

(2) AmTec held a 39% ownership interest in Netmatics, Inc., or Netmatics, as of March 31, 1997. In fiscal 1996, AmTec suspended the equity method of accounting for its investment in Netmatics when AmTec's share of losses equaled the carrying amount of its investment in Netmatics. AmTec held a 50% ownership interest in IP.Com, LLC as of December 31, 1999 and AmTec accounted for its investment using the equity method of accounting. Equity loss in affiliate during the nine months period ended December 31, 1999 represented share of loss in IP.Com, LLC.

(3) Equity in loss of unconsolidated subsidiary reflects AmTec's share of the losses of its joint venture interests in Hebei Equipment and Hebei Engineering.



                                    TERREMARK SUMMARY HISTORICAL FINANCIAL DATA
                                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                NINE MONTHS ENDED
                                                   TWELVE MONTHS ENDED MARCH 31,                  DECEMBER 31,
                                       ------------------------------------------------------ ---------------------
                                          1999       1998       1997       1996       1995       1999       1998
                                       ---------- ---------- ---------- ---------- ---------- ---------- ----------
STATEMENT OF OPERATIONS DATA:
Total revenues........................    $44,456    $37,632     $2,629       $784     $1,422    $13,390    $39,318
Total cost of sales...................     31,148     22,667        742         --        750      9,100     27,700
Other expenses........................     12,684     13,869      1,925        982      1,043      7,750     10,021
(Loss) income from continuing operations      624      1,096        (38)      (198)      (371)    (3,460)     1,597
Net income (loss).....................       $624     $1,096       $(38)     $(198)     $(371)   $(3,460)    $1,597


                                                          AS OF MARCH 31,                      AS OF DECEMBER 31,
                                       ------------------------------------------------------ ---------------------
                                          1999       1998       1997       1996       1995       1999       1998
                                       ---------- ---------- ---------- ---------- ---------- ---------- ----------
BALANCE SHEET DATA:
Real estate inventories...............    $12,888    $33,311     $9,483     $3,679     $2,590     $5,317    $16,188
Total assets..........................    $17,598    $42,931    $15,258     $4,850     $4,077    $68,248    $22,145
Long term obligations (1).............     $8,737    $32,081    $11,928     $3,594     $3,112    $60,783    $15,761
Shareholders' equity .................     $6,510     $1,709       $612       $700       $897     $3,049     $3,306

-------------------
(1)  Long-term obligations include debt, and capitalized lease obligations.
(2) Stockholders' equity as of March 31, 1999 and December 31, 1999 include approximately $4,177 in convertible preferred stock.



COMPARATIVE PER SHARE DATA

         The following tabulation reflects the historical net income from continuing operations and book values per share of AmTec and Terremark common stock in comparison with (a) the equivalent pro forma per share amounts after giving effect to the merger of AmTec and Terremark treated as a reverse acquisition for accounting purposes, with Terremark as the acquirer and (b) the equivalent pro forma amounts after giving effect to the merger as discussed in (a) above and the Vistagreen transactions. Equivalent pro forma amounts are calculated by multiplying the pro forma income (loss) per share and pro forma book value per share by the exchange ratios so that the per share amounts are equated to the respective values for one fully diluted share of the (a) merged company and (b) merged company after the Vistagreen transactions.

         The following tabulation also reflects the historical cash dividends per share of AmTec and Terremark common stock in comparison with
(a) the equivalent pro forma per share amounts after giving effect to the merger and to the merger after the Vistagreen transactions.

         You should read the information below with the selected financial data, the unaudited pro forma condensed financial information and the separate historical financial statements of AmTec and Terremark, and notes thereto, included elsewhere in this proxy statement. The pro forma condensed financial data is not necessarily indicative of the operating results that would have been achieved had the merger and/or the stock purchase been completed as of the beginning of the periods indicated nor is this data necessarily indicative of future financial condition or results of operations. For purposes of comparative per share data, AmTec's financial data for the nine months ended December 31, 1999 has been combined with Terremark's financial data for the nine months ended December 31, 1999.

                                                                          AS OF AND FOR THE
                                                                             NINE MONTHS
                                                                               ENDED          AS OF AND FOR THE
                                                                            DECEMBER 31,         YEAR ENDED
                                                                               1999             MARCH 31, 1999
                                                                          --------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE:
Historical
     AmTec........................................................              $(0.07)              $(0.23)
     Terremark....................................................              $(3.09)              $ 0.56
Pro Forma - merged company
     AmTec(1).....................................................              $(0.04)              $(0.05)
     Terremark(2).................................................              $(0.07)              $(0.08)
Pro Forma - merged company after Vistagreen transactions
     AmTec(3).....................................................              $(0.02)              $(0.02)
     Terremark(4).................................................              $(0.03)              $(0.04)

BOOK VALUE PER SHARE:
Historical
     AmTec........................................................              $ 0.06               $ 0.14
     Terremark....................................................              $ 2.72               $ 5.81
Pro Forma - merged company
     AmTec(1).....................................................              $ 0.17                  N/A
     Terremark(2).................................................              $ 0.28                  N/A
Pro Forma - merged company after Vistagreen transactions
     AmTec(3).....................................................              $ 0.11                  N/A
     Terremark(4).................................................              $ 0.17                  N/A

CASH DIVIDENDS PER SHARE (5):
Historical
     AmTec........................................................              $-                   $-
     Terremark....................................................              $-                   $-
Pro Forma - merged company
     AmTec........................................................              $-                   $-
     Terremark....................................................              $-                   $-
Pro Forma - merged company after Vistagreen transactions
     AmTec........................................................              $-                   $-
     Terremark....................................................              $-                   $-

---------------------------

NOTES TO UNAUDITED COMPARATIVE PER SHARE DATA:

(1) Pro forma amounts for AmTec multiplied by 0.385 (the fully diluted rate of exchange in the merger).

(2) Pro forma amounts for Terremark multiplied by 0.615 (the fully diluted rate of exchange in the merger).

(3) Pro forma amounts for AmTec multiplied by 0.25 (the fully diluted ownership percentage after the merger and Vistagreen transactions).

(4) Pro forma amounts for Terremark multiplied by 0.40 (the fully diluted ownership percentage after the merger and Vistagreen transactions).

(5) Since AmTec and Terremark have historically not paid or declared dividends on common stock and the surviving company does not expect to change its current policy as a result of the merger, all amounts are zero.


                                RISK FACTORS

         THE PROPOSED TRANSACTIONS INVOLVE A HIGH DEGREE OF RISK. AMTEC STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING WHETHER TO APPROVE THE PROPOSED TRANSACTIONS. YOU SHOULD CONSIDER THESE FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION IN THIS PROXY STATEMENT AND THE ANNEXES AND EXHIBITS TO THIS PROXY STATEMENT. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF AMTEC, TERREMARK OR THE COMBINED COMPANY MAY BE SERIOUSLY HARMED. IN THIS CASE, THE TRADING PRICE OF AMTEC COMMON STOCK MAY DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO THE MERGER

         Integration of the operations of AmTec and Terremark may be difficult and lead to adverse effects. Realization of the anticipated benefits of the merger will depend in part on whether AmTec and Terremark can integrate their operations in an efficient and effective manner. Successful integration will require combining the companies' respective:

        o     management cultures;

        o     strategic goals;

        o     boards of directors; and

        o     business development efforts.

         AmTec and Terremark may not accomplish this integration smoothly or successfully. The diversion of the attention of management to the integration effort could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses. Furthermore, employee morale may suffer, and AmTec and Terremark may have difficulties retaining key managerial personnel. If the combined company is unable to address any of the foregoing risks, it could materially harm the combined company's business and impair the value of the combined company's stock.

         The merger will result in costs of integration and transaction expenses that could adversely affect the combined company's financial results. If the benefits of the merger do not exceed the costs associated with the merger, including dilution to AmTec's stockholders resulting from the issuance of shares of AmTec common stock in connection with the merger, the combined company's financial results could be adversely affected. Although AmTec and Terremark estimate that they will incur total transaction costs of approximately $2 million associated with the merger, actual costs may substantially exceed the parties' estimates. In addition, unexpected expenses associated with integrating the two companies may arise.

         We have recently changed the focus of our business. If we are not successful in this business, the value of your investment may decline. The combined company's primary business will involve both telecommunications and real estate. Because of this new focus, our results of operations to date may not reflect future results. In addition, we will encounter challenges and difficulties frequently encountered by early-stage companies in new and evolving markets. We may not successfully address any of these challenges and the failure to do so would seriously harm our business and operating results. These challenges include our:

        o     Dependence on our telecommunications joint ventures;

        o     Dependence on the growth of our new and evolving markets;

        o     Need to expand our customer base;

        o     Need to develop new services and projects;

        o     Need to compete effectively;

        o     Need to manage expanding operations;

        o Need to establish strategic partnership, marketing and distribution arrangements; and

        o     Dependence on key personnel.

         In addition, because of our lack of operating history in combining telecommunications and real estate operations, we have limited insight into trends that may emerge and affect our business. Addressing these challenges may require us to incur significant expenditures.

RISKS RELATED TO BOTH AMTEC AND TERREMARK

         AmTec has a history of operating losses and the combined company may not generate sufficient revenue to achieve profitability. AmTec has incurred operating losses on a quarterly basis since inception. AmTec had net operating losses of $5.6 million during the fiscal year ended March 31, 1999 and $2.1 million for the nine months ended December 31, 1999. AmTec had no revenues in 1999, 1998 or 1997. In light of AmTec's operating history, we can not assure you when, if ever, we would be able to achieve profitability from AmTec's operations. Terremark had operating income of $624,000 during the fiscal year ended March 31, 1999 and incurred operating losses of $3.3 million for the nine months ended December 31, 1999. Terremark has a retained deficit of $9.2 million as of December 31, 1999. The combined company may not be able to generate enough revenue to achieve profitability in the event of continued or growing operating losses from AmTec's or Terremark's operations.

         The combined company's inability to secure additional funding could lead to loss of your investment. The resources of the combined company augmented by proceeds from the sale of our shares to Vistagreen will be sufficient to meet its capital needs for at least one year. After that, the combined company will require additional resources in order to fulfill its business plan. If the sale of our shares to Vistagreen does not occur, the company will require additional financing in the near term. There is no guarantee that the combined company will be able to obtain additional financing on favorable terms, if at all. Further, if the combined company issues equity securities, the ownership percentage of our stockholders would be reduced and the holders of new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If the combined company cannot raise funds needed on acceptable terms, it may not be able to take advantage of future opportunities or to respond to competitive pressures or unanticipated requirements, which could materially harm its business, operating results and financial condition.

         The combined company's business could be harmed by intense competition. Both the telecommunications industry and the real estate industry are intensely competitive. There can be no assurance that the combined company can compete effectively in either market place.

         The combined company will be dependent on key personnel. The combined company will be highly dependent on the services of Manuel D. Medina, Chairman and Chief Executive Officer of Terremark, and Joseph R. Wright, Jr., Chairman and Chief Executive Officer of AmTec, who will serve as Chairman and director respectively after the merger. The loss of the services of Mr. Medina or Mr. Wright could materially harm the combined company's business. The integration of the separate businesses of AmTec and Terremark, and the combined company's potential growth and expansion, are expected to place increased demands on the combined company's management skills and resources. We cannot assure you that the combined company will be able to retain and attract skilled and experienced management. The failure to attract and retain personnel could materially harm the company's business and impair the price of the combined company's stock.

         The combined company will face potential volatility in its stock price. The market prices for telecommunications and real estate companies have in the past been and can in the future be expected to be especially volatile. The market price of the combined company's common stock after the merger will continue to be subject to substantial volatility as a result of many factors, including:

          o regulatory changes and developments that affect the combined company's business;

          o establishment of additional corporate partnerships or joint ventures;

          o    economic and other external factors; and

          o fluctuations in the combined company's financial results and degree of trading liquidity in its common stock.

         One or more of these factors could significantly harm the combined company's business and decrease the price of its common stock in the public market.

         The combined company may face substantial liabilities for indemnification of tax obligations if the Company is or becomes a United States real property holding corporation. If our company is or becomes a United States real property holding corporation as defined in Section 897(c)(2) of the U.S. Internal Revenue Code, at the time of the merger closing or thereafter while Vistagreen continues to hold at least one percent of our common stock purchased pursuant to the stock purchase agreement, then AmTec could be liable to Vistagreen for any U.S. tax liability Vistagreen incurs on dispositions of our common stock. The amount of this tax liability would depend on the amount of any gains Vistagreen recognizes on dispositions of our common stock and on the effective U.S. tax rate payable by Vistagreen at this time it recognizes those gains.

RISKS FACTORS SPECIFIC TO AMTEC

         AmTec stockholders face immediate dilution as a result of the merger. AmTec stockholders will experience immediate and substantial dilution as a result of the shares of AmTec common stock issued to Terremark shareholders in the merger and the issuance of shares of common stock to Vistagreen.

         Transfer of Control to Terremark Shareholders and Vistagreen. Current stockholders of AmTec common stock control AmTec through their ability to elect the Board of Directors of AmTec and to vote on various matters affecting AmTec. The merger and the stock purchase will transfer control of AmTec from the current stockholders to current shareholders of Terremark and to a lesser extent, Vistagreen. After the merger and the stock purchase have taken place, shareholders of Terremark and Vistagreen will each hold, respectively, approximately 40% and 35% of the outstanding common stock of the combined company. As a result, former stockholders of AmTec will no longer have the ability to influence the management policies of AmTec as a result of their relatively small percentage of the voting stock of the combined company.

         Going concern risk. There is a risk that AmTec on a stand alone basis may not be able to continue as a going concern. Throughout AmTec's second and third quarters of the fiscal year ending March 31, 2000, it was unable to raise money for operating expenses or capital investments. Had Terremark not extended a bridge loan to AmTec, AmTec would not have been able to meet its obligations as they became due.

         We may not be able to repay the bridge loan. There is a risk that AmTec may default on its $1.5 million bridge loan from Terremark. The bridge loan will become immediately due and payable if the merger agreement is not approved by our stockholders. AmTec pledged all its assets to Terremark and if AmTec were to default on any of the terms of the bridge loan or the merger is not approved by stockholders, all AmTec's assets could be foreclosed under the terms of the bridge loan. This would leave AmTec as a corporate shell with no assets.

         We could be sued as a result of an uncompleted transaction. During 1998, AmTec entered into an agreement to acquire an investment in a cable television network venture located in Hunan province, PRC, from United International Holdings or UIH. AmTec terminated the agreement because, among other reasons, the closing had not occurred by December 31, 1999 through no fault of AmTec. On December 30, 1999, UIH had indicated that it was ready to close the agreement. Should UIH seek judicial relief to require AmTec to close, its superior financial resources could limit AmTec's ability to defend itself. AmTec believes that it had clear rights to terminate the agreement.

         China telecommunications regulations could impact our business. Chinese laws and regulations have prohibited foreign investors and foreign invested enterprises from owning or operating telecommunication networks in China. Since the fall of 1998, the Chinese government has taken a number of actions which have changed the legal environment in which AmTec is operating in China:

          o    preparing a new telecommunications law not yet issued; and

          o    seeking admission to the World Trade Organization.

         The result of these actions is difficult to predict since negotiations with relevant parties are ongoing and political uncertainties exist in China. Among other possibilities:

          o AmTec may be unable to convert returns of or on its investment it receives, if any, to U.S. currency or repatriate funds from China;

          o The new telecommunications law may facilitate entry into telecommunications businesses in China by national and international entities and increase competition; and

          o WTO accession will require China to abide by certain rules which assures foreign investors minimum direct ownership percentages in licensed telecommunications operators and may foster competition from Chinese or foreign telecommunications operators or investors.

         The result of the foregoing may have a material adverse effect on AmTec.

         A number of regulatory bodies in China seek to control and regulate the Internet; most notably, the Ministry of Information Industry, which combines the former Ministry of Posts & Telecommunications, Ministry of Electronics Industry and Ministry of Radio, Film and Television, and regulates the telecommunications and information industries. In addition, China Telecom, under direct authority of the Ministry of Information and Industry, has significant control over the development of the Internet infrastructure in China as it owns China's largest Internet backbone and operates telecoms and datacomms services.

         Internet regulation in China is unclear, and no single regulatory act has been promulgated to govern the Internet in China. Consequently, AmTec's ability to operate or invest in Internet-based services is unclear. To date, Chinese Internet operating licenses have been available to Chinese companies only. Through its joint venture with Fusion Communications and alliance with IXS.NET, AmTec seeks to participate in Internet-based businesses in China. If the Chinese government liberalizes its policy toward foreign participation in Internet operating licenses, it could substantially increase competition in the markets where AmTec's strategic partners operate. The Chinese government, while currently open to joint ventures, could at any time restrict operations or expropriate foreign participants' assets in China. Furthermore, China Telecom has challenged the ability of Internet service providers to provide Internet telephone and fax services. This action could have materially adverse consequences to the company's business and financial condition.

         On November 15, 1999, the United States and China reached a trade agreement whereby China agreed to reduce tariffs on various industrial and agricultural products and lift many of the barriers that prevent US companies from doing business in China. Under the agreement, China agreed, among other things to permit:

          o    foreign entities to invest in Chinese Internet businesses;

          o foreign entities to own up to 49% of Chinese telephone service providers, which would increase up to 50% in two years;

         The United States agreed that in return for these concessions, that it would support China's entry into the World Trade Organization, the group that sets the rules for international commerce. Entry into the WTO would give China access to international economic protections, such as protection from unfair trade practices abroad, but also would impose a body of rules on China's internal economy and put China under the jurisdiction of international courts that enforce the World Trade Organization's rules. The agreement is subject to approval by the United States Congress. We cannot predict the impact of the new trade agreement between China and the United States.

         China also must negotiate trade agreements with each of the European Union and Japan in order to gain the support of these groups to China's entry into the WTO.

         It is impossible to predict how entry into the World Trade Organization would affect China's economy or the manner in which it conducts business domestically and internationally.

         We have limited operating control in our joint venture. Because AmTec does not have majority voting rights in certain of its joint ventures, it cannot completely control or direct the operation of these entities. In addition, AmTec's ability to derive revenues from each joint venture depends upon its ability to receive distributions, so it is possible that AmTec may receive little or no revenue from its joint ventures.

         The market for AmTec's common stock is highly volatile. There may be no regular trading market for our common stock. The market price for our common stock may be significantly affected by such factors as our financial performance, the market price of our competitors' stock, or market conditions in general. AmTec's common stock price has been volatile. During the past 12 months, our common stock has traded in a range between $0.8125 per share and $2.25 per share. As of February 1, 2000, the closing price of our common stock on the AMEX was $3.1875. These wide price fluctuations are not necessarily related to the operating performance of our company.

         We face severe competition. The Internet service provider market is highly competitive in China. There are five national ISPs owned and operated by the national government. There are over 150 private ISPs licensed to operate in various provinces. Thus, privately owned ISPs often compete with government owned or affiliated ISPs. The playing field is unequal, with government-affiliated ISPs having access to subsidized dial up lines, leased lines and Internet bandwidth. AmTec's strategic partners may face severe competition as the Internet develops in China.

         Political risks in China may adversely affect AmTec's business operations. China has been a socialist state since 1949 and is controlled by the Communist Party of China. Changes in the political leadership of China may have a significant effect on laws and policies related to the current economic reforms program. These changes may also affect other policies affecting business and the general political, economic and social environment in China, including the introduction of measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion, remittances abroad and foreign investment. These effects could substantially impair our business, profits or prospects in China. In addition, economic reforms and growth in China have been more successful in some provinces than in others. The continuation or increases of such disparities could affect the political or social stability of China.

         Technological advances may make AmTec's operations obsolete. The market in the telecommunications industry is characterized by rapidly changing technology. Technologies developed by others may render obsolete or otherwise significantly diminish the value of the business operations of the joint ventures in which we participate.

         You should not expect to receive dividends on AmTec's common stock. AmTec has not paid dividends on its common stock to date and has no plans for paying dividends on the common stock in the foreseeable future. AmTec has certain obligations to pay dividends in kind, which are to be paid in common stock to holders of the Series G preferred shares. Except for the dividends in kind which we will pay on the shares of issued and outstanding preferred stock and other preferred stock that may be issued in the future that require dividends, we intend to retain any earnings to pay for the expansion of our business.

RISK FACTORS SPECIFIC TO TERREMARK

         Economic, interest rates and other conditions greatly impact the real estate market. It is possible that Terremark's operations will not generate income sufficient to meet its operating expenses or will generate income and capital appreciation, if any, at a rate less than that anticipated or available through comparable real estate or other investments.

         The real estate industry is cyclical and affected by changes in general and local economic and other conditions including employment levels, demographic considerations, availability of financing, interest rate levels, consumer confidence and real estate demand. In addition, developers are subject to various risks, many of them outside their control including competitive overbuilding, availability and cost of property, materials and labor, adverse weather conditions which can cause delays in construction schedules, cost overruns, changes in government regulations pertaining to building standards or environmental matters, increases in real estate taxes and other local government fees and acts of God, such as hurricanes and floods.

         Terremark cannot predict whether interest rates will be at levels attractive to prospective tenants or buyers and any increase in interest rates could affect Terremark's business adversely. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Terremark --Competition and Market Factors."

         Terremark's investments are highly leveraged and Terremark may not be able to make the debt service payments. As of December 31, 1999, the outstanding indebtedness of Terremark was approximately $65.2 million and Terremark had shareholders' equity of approximately $3.2 million. Terremark will likely incur additional indebtedness in the future, some of which may be secured. The ability of the combined company to make required debt service payments in the future will be dependent on its operating results, which are subject to financial, economic and other factors affecting it that are beyond its control. The degree to which the combined company is leveraged could have an adverse impact on it, including:

          o increased vulnerability to adverse general economic and market conditions;

          o impaired ability to expand and to respond to increased competition;

          o impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes; and

          o requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

         A significant portion of Terremark's financing is structured as balloon payments, which may be harder for our company to pay off. Most of Terremark's financings provide for the repayment of a significant part of the loan at maturity. These financings involve greater risks than financings structured such that the principal amount is amortized over the term of the loan because the ability of Terremark to repay the outstanding principal amount at maturity may depend on Terremark's ability to obtain adequate refinancing or dispose of the assets before maturity, which in turn depend upon economic conditions in general and the value of the underlying properties in particular. Further, a shrinkage in value of the underlying property could result in a loss of the property by Terremark through foreclosure and result in a possible deficiency judgment for the difference between the amount of the underlying debt and value of the collateral.

         Increases in variable mortgage rates could negatively impact Terremark. Most of Terremark's borrowing is pursuant to agreements which provide for the periodic adjustment of the interest rate to be consistent with prevailing interest rates. An increase in prevailing interest rates would result in higher borrowing costs to Terremark and, therefore, a reduction in income or, in extreme cases, project failure.

         Management contracts are generally cancellable on short notice. In the real estate industry, contracts to manage buildings are generally subject to cancellation on 30 to 90 days notice. If Terremark's property management contracts with third parties were cancelled, there could be a material adverse impact on Terremark's results of operations.

         Our geographic concentration exposes us to certain risks. Terremark's operations are situated primarily in South Florida. For fiscal 1999, all of Terremark's revenue and operating income were derived from operations in South Florida. Adverse general economic conditions in South Florida could have a material adverse impact on the operations of Terremark. New markets may prove to be less stable and may involve delays, problems and expenses not typically found by Terremark in the markets with which it is familiar.

         Up front cash requirements may create cash flow problems. Terremark develops real estate projects. Acquiring land and committing the financial and managerial resources to develop such projects involve significant risks. Before a development generates any revenue, material expenditures are required for items such as acquiring land, professional fees, construction, financing costs, sales and marketing.

         The occurrence of uninsured losses could have a material adverse effect on our financial condition. Terremark carries comprehensive insurance with respect to its properties and operations. However, there are certain types of losses, generally of a catastrophic nature, such as significant construction defects, hurricanes, floods or war, which are either uninsurable or not economically insurable. In the event of such a disaster, Terremark could lose both its capital investment in certain properties and the anticipated profits from such properties. In addition, Terremark may have liability for services it renders to others if those services are negligently provided and losses are sustained. Terremark carries errors and omissions insurance for some of its service operations, but for some other types of losses (e.g. general contracting), that insurance is either not available or not economical.

         We may not be able to compete in the highly competitive real estate market. The real estate development industry is highly competitive and fragmented.

         Terremark competes in the acquisition of property with many other entities engaged in real estate investment activities, including real estate investment trusts and insurance companies, many of which have greater assets and financial resources than Terremark. There may be intense competition in obtaining properties of the type in which Terremark intends to invest. The number of entities and the amount of funds available for investment in properties of a type suitable for investment by Terremark may increase, resulting in increased competition for those investments. Competition among purchasers of real property may result in increases in the prices paid by Terremark for real property investments.

         In its construction and development activities, Terremark competes for buyers and tenants. See "Business of Terremark--Competition and Market Factors." Terremark faces similar intense competition in its brokerage, property management and advisory and consulting businesses from well established local and national organizations which specialize in the provision of those services.

         Governmental regulation may adversely impact our business. Terremark is subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning land use. Land use and zoning laws can vary greatly and may result in delays, cause Terremark to incur substantial compliance and other costs and prohibit or severely restrict development in certain regions or areas, any of which could have an adverse effect on Terremark's business and results of operations. See "Business of Terremark--Government Regulation and Environmental Matters." In developing real estate, Terremark must obtain the approval of numerous government authorities regulating such matters as permitted land uses and levels of density and the installation of utility services such as water and waste disposal. Several authorities in Florida and other states have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas and the amount of these fees has increased significantly during recent years. Many state laws require the use of specific construction materials which reduce the need for energy-consuming heating and cooling systems. Also, local governments, at times, declare moratoriums on the issuance of building permits and impose other restrictions for various reasons, including but not limited to, when sewage treatment facilities and other public facilities do not reach minimum standards.

         To varying degrees, certain permits and approvals will be required to complete the residential developments currently being planned by Terremark. The ability of Terremark to obtain necessary approvals and permits for these projects is often beyond Terremark's control, and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application.

         Liability relating to environmental contamination may adversely impact our business. Applicable laws impose strict liability on property owners to remediate environmental contamination found on land they own. This means that they can be liable regardless of how or when the contamination occurred, even if the contamination occurred before the purchase of such land. As an owner of real estate, Terremark may be held responsible for remediation of this kind. Although Terremark engages environmental engineers to evaluate real estate before a purchase, such evaluations are not capable of detecting all contamination. Insurance for these risks is either not available or not economical.

                         THE AMTEC SPECIAL MEETING

         At the AmTec special meeting, the AmTec stockholders will consider and vote upon the approval of the proposed transactions and any other matters as may properly come before the AmTec special meeting or any adjournments or postponements thereof.

         THE AMTEC BOARD OF DIRECTORS HAS APPROVED THE MERGER, THE STOCK PURCHASE AGREEMENT AND THE ISSUANCE OF AMTEC COMMON STOCK PURSUANT THERETO AND RECOMMENDS THAT AMTEC STOCKHOLDERS VOTE FOR EACH OF THESE PROPOSALS.

DATE, PLACE AND TIME

         The AmTec special meeting will be held at AmTec's corporate offices at 599 Lexington Avenue, 44th Floor, New York, NY 10022 at 10:00 a.m., local time, on April 28, 2000.

RECORD DATE

         The AmTec board of directors has fixed the close of business on March 15, 2000 as the record date for determining AmTec stockholders entitled to notice of and to vote at the AmTec special meeting.

QUORUM

         The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of AmTec common stock is necessary to constitute a quorum at the AmTec special meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present.

REQUIRED VOTES

         At the close of the business on AmTec's record date, there were ________ shares of our common stock outstanding, each of which entitles the registered holder thereof to one vote.

         The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. The issuance by AmTec of AmTec common stock to the Terremark and Vistagreen shareholders is subject to stockholder approval pursuant to the applicable rules of the AMEX. Section 712(b) of the AMEX Listing Standards, Policies and Requirements requires companies that are listed on the AMEX to obtain stockholder approval as a prerequisite to approval of applications to list additional shares to be issued as consideration for an acquisition of the stock or assets of another company before issuing those common shares where the issuance of the common shares could result in an increase of outstanding common shares of 20% or more. Therefore, the affirmative vote of the holders of a majority of shares present or represented by proxy at the special meeting and entitled to vote is required for the approval of the stock purchase agreement and the issuance of shares pursuant thereto. A failure to vote shares, either by abstention or non-vote, will have the same effect as a vote against the approval of the merger. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting.

PROXIES

         All shares of AmTec common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in those proxies.

         IF NO INSTRUCTIONS ARE INDICATED, THE SHARES OF AMTEC COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AND OF THE STOCK PURCHASE AGREEMENT.

         AmTec does not know of any matters other than as described in the accompanying notice of the AmTec special meeting that are to come before the AmTec special meeting. If any other matter or matters are properly presented for action at the AmTec special meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on the matters in accordance with their best judgment, unless authorization is withheld. An AmTec stockholder giving a proxy under this proxy solicitation may revoke it at any time before it is exercised by delivering to the Secretary of AmTec at the address of AmTec provided elsewhere in this proxy statement a written notice of revocation before voting the proxy at the AmTec special meeting, or attending the AmTec special meeting and informing the Secretary of AmTec in writing that the stockholder wishes to vote his or her shares in person. However, attending the AmTec special meeting will not in and by itself have the effect of revoking the proxy.

         Votes cast by proxy or in person at the AmTec special meeting will be tabulated by the inspector of election appointed for the meeting and the inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will be treated as present for purpose of determining whether or not a quorum is present, but will not be considered as present and entitled to vote with respect to that matter. Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from AmTec's stockholders.

SOLICITATION OF PROXIES

         The solicitation of proxies for use at the AmTec special meeting is made by and the expenses relating to such solicitation will be borne by AmTec. In addition to solicitation by mail, proxies may be solicited by directors, officers or other employees of AmTec or, at the request of AmTec, ChaseMellon Shareholder Services LLC, in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation, except for ChaseMellon Shareholder Services, LLC, which will be paid a fee estimated to be approximately $5,000 in connection with the solicitation plus reasonable out-of-pocket expenses.

         THE MATTERS TO BE CONSIDERED AT THE AMTEC SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE AMTEC STOCKHOLDERS. ACCORDINGLY, THE AMTEC STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.


                                 THE MERGER

         The following discussions of the merger and the merger agreement do not purport to be complete and are qualified in their entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement. All stockholders are urged to read the merger agreement in its entirety.

GENERAL

         The merger agreement provides for the merger of Terremark with and into AmTec, and AmTec will continue as the surviving corporation, with our name changing to Terremark Worldwide, Inc. The former shareholders of Terremark will become stockholders of AmTec. The merger agreement provides that the merger will be consummated if the required approval of the AmTec is obtained and all other conditions to the merger are satisfied or waived.

         Concurrent with the signing of the merger agreement, AmTec entered into a stock purchase agreement with Vistagreen. Under the stock purchase agreement, provided that conditions of the stock purchase agreement are satisfied, AmTec will sell to Vistagreen 67,134,047 shares of outstanding shares of common stock of the combined company, representing 35% of the outstanding common stock of the combined company on a fully diluted basis, after giving effect to the merger. See "The Stock Purchase Agreement."

EFFECTIVE TIME

         The merger will become effective upon the filing and acceptance of appropriate documents with each of the Secretary of State of Delaware and of Florida. The filing of the certificate of merger will occur as soon as practicable after the approval of the merger by the AmTec stockholders, subject to the satisfaction or waiver of the other conditions in the merger agreement.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF TERREMARK CERTIFICATES

         The conversion of Terremark capital stock into AmTec capital stock will occur automatically when the merger becomes effective.

BACKGROUND OF THE MERGER

         On June 9, 1999, Manuel D. Medina, the Chairman of the Board and Chief Executive Officer of Terremark met with Joseph R. Wright, Jr., the Chairman of the Board and Chief Executive Officer of AmTec, Marvin S. Rosen, a director of AmTec and Vice Chairman of Fusion Telecommunications International, Ken Starr of Starr & Company, representing a group of AmTec investors, R. Tim McNamar, Vice Chairman of the Board of Directors of AmTec, and Albert G. Pastino, former Senior Vice President and Chief Financial Officer of AmTec. In this meeting, the parties discussed potential business combinations or ventures between AmTec, Fusion, IXS.NET, Inc. and IP.Com, LLC (formerly known as IP.TEL) and, among other things, discussed that it might be in the best interest of these organizations that all or some of the businesses be combined in some fashion.

         At the end of June 1999, several telephone conferences took place among Messrs. Medina, Wright, Rosen and Starr during which they reviewed the discussions that had taken place at the June 9 meeting. During these discussions, it became apparent that AmTec would not have the capital to pursue the various opportunities that were being considered by its management.

         A meeting among Messrs. Medina, Wright, McNamar and Ms. Karin-Joyce Tjon, Vice President of AmTec, took place on July 21, 1999, to review future AmTec funding requirements, the status of its joint venture projects and the potential transactions that were discussed in the June 9 meeting. Within a few days, Mr. Medina met with Mr. Rosen in New York to further discuss the potential transactions first considered at the June 9 meeting.

         Terremark had been engaged in conversations with another real estate company regarding a potential business combination in July. Those discussions ended in the middle of August 1999. Mr. Medina called Mr.
Wright in middle of August and suggested that the transactions which they had been discussing could be structured as a merger between Terremark and AmTec. Mr. Wright indicated that he would seriously consider this proposal. On August 20, 1999, Mr. Medina sent Mr. Wright a package of information on Terremark to review when considering the proposed merger.

         On August 23, 1999, Mr. Wright prepared and forwarded to Mr. Medina materials setting forth his analysis of the advantages and disadvantages for each company of a possible merger and a proposed valuation of each of the entities. Messrs. Wright and Medina discussed relative valuation issues over the following several days, tentatively agreeing to a 75% / 25% equity split as the likely structure of the transaction assuming a substantial incremental equity investment arranged by Terremark.

         On August 26, 1999, Messrs. Starr and Rosen were each notified of the proposed merger. On August 30, 1999, Mr. Medina and the Terremark executives met with Mr. Wright and Ms. Karin-Joyce Tjon at Terremark's offices in Miami to further discuss the transaction. They made a decision to move forward with the discussions. Mr. Wright began notifying members of AmTec's Board of Directors about these discussions.

         On September 8, 1999, Messrs. Medina, Wright, Rosen, McNamar, and Ms. Karin-Joyce Tjon met at the AmTec offices to further discuss the combination and its possible impact on the Fusion/AmTec joint ventures. During the course of the month of September, Mr. Wright and Peter Cohen of Ramius Capital Group, LLC, an investment firm, began discussions on the transaction and a valuation analysis. Ramius Capital was later engaged as the financial advisor for AmTec.

         During September, Mr. Medina contacted Timothy Elwes, advisor to the Lee family, then owner of the Terremark Centre, about his participating in the combination and providing, through sale or contribution of Terremark Centre, substantial equity.

         On October 1, 1999, Mr. Medina, Brian K. Goodkind, Executive Vice President and General Counsel of Terremark, Messrs. Wright, and McNamar, Ms. Karin-Joyce Tjon and Timothy Elwes, advisor to the Lee family, met at the AmTec offices to discuss the transaction further and to explore the possibility of the Lee family participating financially in the combined company.

         On October 3, 1999, Messrs. Medina and Wright, and Ms. Tjon began a seven-day diligence trip. During this trip, they met with Messrs. Francis Lee, Elwes and McNamar in Singapore and they met in the PRC with the Beijing and Hebei executives who are responsible for developing the future AmTec related businesses. By October 10, Mr. Lee authorized his representatives to negotiate the terms of the Lee family participation through Terremark Centre in the proposed transactions.

         On October 15, 1999, the AmTec board of directors met by telephone to discuss the proposed transactions and review AmTec's difficulties in raising funds and substantial pressing needs for cash. The board of directors was advised of a possible bridge loan from Terremark to address these issues. The board of directors authorized continued negotiations regarding the proposed transactions and the execution of a non-binding letter of intent. Mr. Rosen abstained from this vote due to his position as Vice Chairman of Fusion and as partner of Greenberg Traurig P.A., which had acted, and continues to act, as counsel to Terremark.

         On October 19, 1999, Messrs. Medina, Wright and Rosen met and discussed the Fusion/AmTec joint ventures, funding requirements and the proposed transaction structure. On October 20, 1999, Messrs. Medina, Wright and McNamar and Ms. Tjon met and prepared a draft term sheet for the proposed transactions.

         On October 28, 1999, Messrs. Medina, Goodkind, Wright and McNamar and Ms. Tjon met with representatives of Ramius Capital to discuss the possibility of Ramius Capital rendering an opinion with respect to the financial aspects of the transaction. Thereafter, a letter of intent was negotiated by Messrs. Medina, Goodkind, Elwes, Wright and McNamar and Ms. Tjon.

         On November 3, 1999, the AmTec board of directors met by telephone to discuss the letter of intent, bridge loan financing, and proceeding with the proposed transactions. The board of directors authorized the officers of AmTec to sign the letter of intent and enter into the bridge loan with Terremark for $1.5 million.

         On November 9, 1999, AmTec and Terremark executed the non-binding letter of intent and a press release on November 10, 1999, announcing the same was made. That same day, a press release was issued by AmTec announcing its second quarter results and AmTec's receipt of funding from Terremark.

         From November 10 to November 23, 1999, Messrs. Medina, Goodkind, Elwes, Wright and McNamar and Ms. Tjon negotiated a number of changes in the terms of the agreements, including break-up fees and tax issues.

         On November 24, 1999, the board of directors of AmTec conducted a telephone meeting and approved the merger agreement. The merger agreement was signed by AmTec and Terremark late that evening. On November 29, 1999, a press release was issued by AmTec announcing the execution of the definitive Merger Agreement.

RECOMMENDATION OF THE AMTEC BOARD

         The AmTec board of directors has determined that the terms of the merger agreement and the merger, including the stock purchase agreement with Vistagreen, are fair to, and in the best interests of, the AmTec stockholders. Accordingly, the AmTec board of directors has approved the merger agreement and the merger, as well as the stock purchase agreement, and recommends that the AmTec stockholders vote FOR approval of the merger and the stock purchase agreement. In reaching its determination, the AmTec board of directors consulted with AmTec's management, as well as its legal counsel, accountants and financial advisor, and gave significant consideration to a number of factors bearing on its decision. The post-merger ownership between AmTec stockholders and Terremark shareholders and Vistagreen was determined in arm's-length negotiation. The ownership allocation ultimately agreed to by the board of directors of AmTec was approved, based upon your board of directors's evaluation of a number of factors, including the value of AmTec, the value of each of AmTec's joint ventures, the value of the Terremark business and operations and the relative contributions of each company to assets, earnings and cash flow. The AmTec board of directors believes that the merger, including the stock purchase, should result in greater value to AmTec's stockholders than would otherwise be realized through the continued operation of AmTec as an independent entity. The following are the primary reasons the AmTec board of directors believes the merger, and the stock purchase, will be beneficial to AmTec and its stockholders:

         o The fact that AmTec is operating under significant liquidity constraints that could affect its ability to continue its current operations;

         o The fact that AmTec has sought out various financing and capitalization alternatives over the last year without success;

         o The belief that the merger represents an opportunity to more rapidly develop AmTec's business plan and take advantage of the opportunities that it has due to the infusion of capital expected from the merger and the sale of AmTec common stock to Vistagreen;

         o The belief that the combined company's stronger balance sheet will enable it to accelerate its expansion plans and to raise additional capital;

         o The belief that AmTec will be able to use Terremark's contacts in South America to develop and negotiate future telecommunications alliances in that market; and

         o The belief that AmTec will be able to use the contacts in South East Asia of the Lee family to develop and negotiate future telecommunications alliances in that market.

         In addition to the reasons described above, during the course of its deliberations concerning the merger, the AmTec board consulted with AmTec's legal counsel and financial advisors as well as AmTec's management, and reviewed a number of other factors relevant to the merger, including:

         o Information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of AmTec and Terremark;

         o Reports from its legal counsel on specific terms of the merger agreement; and

         o The opinion of Ramius Capital, LLC to the effect that, as of November 24, 1999, and based upon and subject to specific matters stated in the opinion, the merger was the best alternative for AmTec to carry out its business plans and programs from a financial point of view.

         The AmTec board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

          o The uncertainty as to the cash equity which the Terremark Centre will provide;

          o The risk that the combined company may not achieve expected synergies in terms of operations and financing opportunities;

          o The risk that some key employees or members of management of either AmTec or Terremark may decide not to continue employment with the combined company;

          o The substantial dilution of existing AmTec stockholders in terms of percentage ownership; and

          o The risk that other benefits sought to be achieved by the merger would not be obtained.

         After carefully considering the potentially negative factors described above, among others, the AmTec board of directors concluded that the potential benefits from the merger outweighed the negative factors and determined that the merger is fair to and in the best interests of AmTec and the AmTec stockholders.

         The foregoing discussion of the information and positive and negative factors considered by the AmTec board of directors in approving the merger proposal is not intended to be exhaustive, but include some of the material factors considered by the AmTec board of directors in their analysis of the merger proposal. In considering the merger proposal, given the number and diversity of the potentially positive and negative factors considered, the AmTec board of directors did not find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. In making their determination, individual directors may have accorded different values to different factors.

OPINION OF FINANCIAL ADVISOR TO AMTEC

         AmTec retained Ramius Capital, LLC as its exclusive financial advisor in connection with its merger with Terremark to render an opinion as to whether the merger, including the stock purchase, was in the best interest of AmTec's stockholders. Ramius Capital delivered its verbal opinion to AmTec's board of directors on November 24, 1999. Ramius Capital based its opinion on a number of factors with the principal factor being the contribution of Terremark, together with the equity of the Terremark Centre, to enable AmTec to fulfill its business plan.

         AmTec selected Ramius Capital as an advisor because of its expertise and reputation as a nationally recognized investment banking firm, its experience in the real estate industry, and the involvement of its principal, Mr. Peter Cohen, directing the efforts of its staff. Ramius Capital did not determine the consideration to be received in the merger.

         On November 24, 1999 during a meeting of the board of directors of AmTec, Ramius Capital rendered its opinion that, as of the date of the opinion, the transaction was the best alternative available to AmTec to carry out its business plans and programs from a financial point of view.

         In formulating their recommendation, Ramius Capital:

          o reviewed publicly available business and financial information relating to AmTec and Terremark that it deemed relevant;

          o read the letter of intent, memorandum of understanding and draft merger and stock purchase agreements relating to the proposed transactions;

          o reviewed the base case and management case valuation of AmTec, dated November 1, 1999, prepared by AmTec;

          o spoke with CIBC World Markets regarding the activities they engaged in on behalf of AmTec over the last year;

          o reviewed the terms of alternative financing provided by AmTec it had considered;

          o    visited Terremark Centre;

          o    visited potential development sites;

          o reviewed relevant documentation relating to the operating business of Terremark;

          o reviewed internal information provided by AmTec and Terremark, primarily financial, including financial forecasts and other financial and operating data relating to strategic implications and operational benefits anticipated to result from the proposed transactions; and

          o conducted discussions with senior management of AmTec and Terremark about their respective operations, historical financial statements and future prospects.

         In arriving at its opinion, Ramius Capital considered information provided by AmTec and Terremark, without independent investigation:

          o that AmTec has been unsuccessful in finding financing for over a year;

          o that AmTec has cash flow difficulties and requires an immediate and substantial capital infusion to fund its initiatives and operating expenses; and

          o that Terremark has been operating as a "pass through" real estate company.

         The full text of the written opinion of Ramius Capital dated November 24, 1999 which describes the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. AmTec stockholders are urged to read this opinion carefully in its entirety. Ramius Capital's opinion is directed only to the appropriateness of the merger as an alternative to AmTec, does not address any other aspect of the merger related transactions and does not constitute a recommendation to any stockholder as to how the stockholder should vote at the AmTec special meeting. The summary of the opinion of Ramius Capital set forth in this the combined company is qualified in its entirety by reference to the full text of the opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Some members of the AmTec board of directors and its executive officers have interests in the merger that are in addition to the interests of the AmTec shareholders and Terremark shareholders generally.

         Mr. Wright, Chief Executive Officer and a director of AmTec, has entered into an employment agreement, which is described in more detail under "Management of AmTec After the Merger."

         Mr. Rosen, a director of AmTec, is also a shareholder of Fusion Telecommunications. Fusion Telecommunications is AmTec's joint venture partner. Fusion Telecommunications is also affiliated with Terremark because Mr. Medina, a Terremark shareholder, is a shareholder of Fusion Telecommunications. For more details on the relation between Fusion Telecommunications and Terremark, see "Certain Relationships and Related Transactions of Terremark." Mr. Rosen is also a shareholder of Greenberg Traurig, P.A., counsel to Terremark.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The merger has been structured so that it will constitute a "reorganization" under Section 368(a) of the U.S. Internal Revenue Code, and that AmTec and Terremark will each be a party to the reorganization under Section 368(b) of the Internal Revenue Code. It is a condition to Terremark's obligation to consummate the merger that counsel reasonably acceptable to Terremark render Terremark an opinion to this effect at the effective time of the merger. In rendering its opinion, counsel will rely upon customary representations of officers of Terremark and AmTec reasonably requested by counsel.

         We anticipate that:

         o neither AmTec nor Terremark will recognize any gain or loss as a result of the merger; except Terremark may recognize gain or loss on any assets held by it that are required to be marked to market as a result of the merger;

         o AmTec stockholders will not recognize any gain or loss as a result of the merger or the issuance of AmTec common shares to Vistagreen.

         The foregoing discussion is a summary of the material United States federal income tax consequences of the merger to a United States shareholder who holds our common stock as a capital asset but does not purport to be a complete analysis or description of all potential tax effects of the merger. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code. For example, those taxpayers may include insurance companies, financial institutions, dealers in securities, traders that mark to market, tax-exempt organizations, stockholders who acquired the AmTec common shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States.

         We have not provided any information in this document relating to any tax consequences of the merger under applicable foreign, state, local and other tax laws. We have based the foregoing discussion upon the provisions of the Internal Revenue Code, applicable Treasury regulations, and IRS rulings and judicial decisions, as in effect as of the date of this document. We cannot assure you that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger and the opinion of counsel as to the federal income tax consequences set forth above will not be binding on the IRS.

         The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger and specifically does not discuss any such tax effects on Terremark shareholders. Accordingly, we expect that Terremark shareholders will consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

ACCOUNTING TREATMENT

         The surviving corporation will account for the merger using the purchase method of accounting, with Terremark treated as the acquirer for accounting purposes. As a result, the assets and liabilities of Terremark will be recorded at historical values without restatement to fair values. The assets and liabilities of AmTec will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon market capitalization of AmTec using an average trading price of AmTec ordinary shares for a period immediately before and after the announcement of the proposed merger on November 9, 1999, plus certain merger related costs. In periods subsequent to the merger, historical financial information of Terremark will be that of the surviving corporation.

EFFECT ON AMTEC OPTIONS AND WARRANTS

         Other than adjustments to the options granted to Messrs. Wright pursuant to his employment agreement with AmTec, no adjustments to any outstanding AmTec stock options or warrants will occur as a result of the merger.

REGULATORY MATTERS

         The consummation of the merger is not subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

FEDERAL SECURITIES LAW CONSEQUENCES -- LOCK UP AGREEMENTS

         Shares of our common stock issued to Vistagreen and Terremark shareholders in connection with the merger and the stock purchase will not be registered and will not be freely transferable by the recipients. However, the combined company has agreed to file, within ten business days after the merger and the stock purchase close, a registration statement with the SEC. Once this registration statement has become effective, the AmTec shares issued in connection with the merger will be freely transferable under the federal securities laws. However, the Vistagreen and Terremark shareholders have contractually agreed not to sell those shares for one year after the merger becomes effective, except that they may sell to enumerated persons and that they may sell that amount of shares that they would be permitted to sell under Rule 145 of the Securities Act were this rule to apply.

         In general, under Rule 145, for one year following the merger, an affiliate, together with related persons, would be entitled to sell shares of the combined company's common stock acquired in connection with the merger only through unsolicited brokers transactions or in transactions directly with a market maker, as those terms are defined in Rule 145. Additionally, the number of shares to be sold by an affiliate within any three-month period for purposes of Rule 145, may not exceed the greater of 1% of the outstanding shares of the combined company's common stock or the average weekly trading volume of the stock during the four calendar weeks preceding the sale. Rule 145 would only remain available, however, to affiliates if the combined company remained current with its informational filings under the Exchange Act.

APPRAISAL AND DISSENTERS' RIGHTS

         Under applicable Delaware law, the holders of common stock of AmTec are not entitled to dissenters' or appraisal rights in connection with the merger.

U.S. REAL PROPERTY HOLDING CORPORATION

         If AmTec is or becomes a United States real property holding corporation, or USRPHC, as defined in Section 897(c)(2) of the Internal Revenue Code at any time after of the merger becomes effective while Vistagreen continues to hold at least one percent of the outstanding common stock of AmTec and the stock was obtained pursuant to the stock purchase agreement, then AmTec could be liable to Vistagreen for any U.S. tax liability Vistagreen incurs on dispositions of its AmTec common stock. The amount of this tax liability would depend on the amount of any gains Vistagreen recognizes on dispositions of its AmTec common stock and on the effective U.S. tax rate payable by Vistagreen at the time it recognizes those gains.

         Terremark believes that as of December 31, 1999, its assets totaled approximately $45.0 million as calculated in accordance with the provisions governing USRPHCs, of which $5 million would conservatively be excluded as non-qualifying cash and $10 million would conservatively be allocable to real estate assets. Accordingly, Terremark could acquire nearly $19 million of additional real estate assets (assuming acquisition solely with equity) before potentially jeopardizing its non-USRPHC status. Terremark is not aware of any currently pending or contemplated event that could jeopardize its non-USRPHC status. After the merger, non-real estate assets (e.g., management contracts, brokerage listings and construction contracts) are expected to increase as the company expands its growth in the service side of the real estate sector. In addition, with the inclusion of the telecommunication business of AmTec and a concentrated emphasis on growth in the telecommunications business, it is expected that non-real estate assets will significantly exceed real estate assets. Although Terremark does intend to expand its Fortune House brand and, in doing so, expects to acquire additional real property for Fortune House locations, management will be cautious to avoid acquisitions that would result in USRPHC status.


                            THE MERGER AGREEMENT

GENERAL

         The merger agreement contemplates the merger of Terremark with and into AmTec, with AmTec surviving the merger. As part of the merger, our certificate of incorporation will be amended to increase the number of authorized shares of our common stock from 100,000,000 to 300,000,000, and the name of our company will be changed to Terremark Worldwide, Inc. The merger will become effective at the date and time that the appropriate documents are filed with each of the Secretary of State of the State of Delaware and of Florida. We anticipate that we will make these filings as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived. The merger agreement obligates AmTec to have the AmTec common shares to be issued in connection with the merger approved for listing on the American Stock Exchange, subject to official notice of issuance, before the merger becomes effective. The following description of the merger agreement is only a summary and therefore is not complete. We encourage stockholders to refer to the complete text of the merger agreement, which is attached as Annex A.

CONSIDERATION TO BE RECEIVED IN THE MERGER

         Immediately after the merger becomes effective, those stockholders of AmTec who were holders immediately before the time the merger becomes effective will hold, in the aggregate and on a fully diluted basis, 38.5% of AmTec's outstanding shares of common stock. Assuming the sale of shares of common stock to Vistagreen pursuant to the stock purchase agreement, effective upon the merger, those holders will hold in the aggregate and on a fully diluted basis 25% of AmTec's outstanding shares of common stock. When the merger becomes effective and assuming no issuance of shares of common stock to Vistagreen, holders of Terremark's common stock shall have the right to receive that number of shares of common stock of our company such that holders of Terremark's common stock will, in the aggregate and on a fully diluted basis, hold 61.5% of the shares of our then outstanding common stock. Based on the number of issued and outstanding shares of our common stock as of the record date, when the merger becomes effective, the number of shares of AmTec common stock to be held by AmTec stockholders and Terremark stockholders will be 47,952,891 and 76,724,625 shares, respectively.

RELATIONSHIP BETWEEN THE STOCK PURCHASE AGREEMENT AND THE MERGER AGREEMENT

         Concurrent with the merger agreement, AmTec executed the stock purchase agreement with Vistagreen, pursuant to which AmTec will, provided the conditions precedent set forth in the stock purchase agreement are satisfied, sell to Vistagreen 35% of its outstanding shares of common stock, on a fully diluted basis, after giving effect to the merger. The purchase price for these shares is a minimum of $27.1 million in principal plus interest in the minimum amount of $1 million (such aggregate amount being the proceeds of the promissory note issued to Vistagreen for the sale of Terremark Centre to Terremark), plus interest accruing after sale of Terremark Centre on that amount through the closing of the stock purchase. Each of AmTec and Terremark's obligation to close the merger is conditioned on, among other things, the satisfaction, unless those conditions are waived by the parties, of the terms and conditions (except the merger's closing) of the stock purchase agreement. For a more detailed discussion of the transactions relating to the promissory note and the sale of Terremark Centre, see the section titled "Stock Purchase Agreement" in this proxy statement.

         One of the conditions of the stock purchase agreement is the sale of an office building, Terremark Centre, purchased by Terremark from Vistagreen group on December 22, 1999. Before the purchase, Terremark managed Terremark Centre for Vistagreen group.

PRINCIPAL REPRESENTATIONS AND WARRANTIES

         The merger agreement contains a number of reciprocal representations and warranties of AmTec and Terremark as to, among other things:

        o     due incorporation and good standing;

        o     corporate authority to enter into the contemplated transactions;

        o     capitalization;

        o     required consents and filings with government entities;

        o absence of conflicts with organizational documents and material agreements;

        o     financial statements;

        o     absence of material changes or events;

        o     compliance with laws;

        o     litigation;

        o     absence of required governmental authorization;

        o     insurance coverage;

        o     absence of any casualty;

        o     the propriety of past payments;

        o     employee benefit plans;

        o     employee relations and agreements;

        o     client relations;

        o     contracts and commitments;

        o     sufficiency of assets; and

        o the completeness and accuracy of information supplied for use in connection with the transaction and compliance of this document, to the extent information is provided by either Terremark or AmTec, with SEC disclosure requirements applicable to SEC registrants.

         Representations and warranties are made solely by AmTec as to title to property and full disclosure of any encumbrances thereon, that AmTec has received the opinion of a financial advisor that there is no bar in state law or corporate governance documents to the merger and that AmTec is current with its disclosure requirements applicable to SEC registrants. Representations and warranties are made solely by Terremark as to its real property and the absence of any bar to the ownership or operation of this property by AmTec after the merger, its leases, liability for broker fees and environmental laws and regulations. Many of these representations and warranties are qualified by material adverse effect, which, for purposes of the merger agreement, means with respect to AmTec or Terremark, as the case may be, a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of either party and its subsidiaries, taken as a whole, other than any material adverse effects arising out of:

          o any change in general U.S. or global economic or general economic conditions in industries in which either party competes;

          o the announcement of the transaction contemplated by the merger agreement or any action required to be taken pursuant to the merger agreement;

          o    any decrease in AmTec's stock price in and of itself; and/or

          o any deterioration in AmTec's financial condition which is a direct and proximate result of its agreements with Hebei United Telecommunication Equipment Company.

         None of the representations and warranties contained in the merger agreement will survive the effective time of the merger.

PRINCIPAL COVENANTS

         Conduct of the Business. From the date of the merger agreement until the merger closes, both AmTec and Terremark have agreed that, except as contemplated in the merger agreement or as consented to by the other party in writing, which consent is not to be unreasonably withheld or delayed:

         Each of them will, and will cause each of their subsidiaries to, conduct their operations only according to their ordinary and usual course of business and will use their best efforts to:

          o    preserve intact their respective business organization; and

          o maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them.

         Neither party will, nor will they permit any of their subsidiaries to:

          o    amend their governing corporate documents;

          o issue or sell shares of their capital stock or any of their other securities, or issue any securities convertible into, or options, warrants or rights to buy, or enter into an arrangement with respect to the sale of, any shares of their capital stock or any of their other securities or make any changes to their corporate structure, provided that Terremark must cause its outstanding Series A Convertible Preferred Stock to be converted to Terremark common stock before the merger is consummated;

          o declare, pay or make any dividend or other distribution or payment with respect to any shares of capital stock or split, redeem or reclassify any shares of their capital stock;

          o enter into any contract or commitment, except contracts in the ordinary course of business, including any acquisition or disposition of a material amount of assets or securities;

          o    release or relinquish any material contract right;

          o amend any employee or non-employee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation, provided that Terremark may take these actions to the extent they are consistent with past practices;

          o agree to the settlement of any litigation involving a payment of more than $100,000 in total;

          o change any method of accounting or accounting practices used by it, unless it is not material or is required by generally accepted accounting principles;

          o    agree to take any of the foregoing actions; or

          o    make or change any material tax election.

         Neither party will, nor will they permit any of their subsidiaries to, take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in the merger agreement to be untrue when the merger closes.

         No solicitation of transactions.  Pursuant to the merger agreement:

         AmTec has agreed to immediately cease any discussions or negotiations with any parties that may have been on-going with respect to an acquisition proposal, which is defined in the merger agreement to include an offer to acquire 20% or more of the assets or common shares of AmTec, or any other transaction, the consummation of which could reasonably be expected to materially prevent or materially delay the merger or which could reasonably be expected to materially dilute the benefits to the Terremark shareholders of the merger.

         AmTec has agreed that it will not, nor will it authorize or knowingly permit any officer, director, employee, accountant, counsel, consultant, advisor, agent or representative, investment banker or financial advisor of AmTec, directly or indirectly, to:

          o solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate, any inquiries or the making of any proposal which may reasonably be expected to lead to an acquisition proposal; or

          o participate in any discussions or negotiations regarding any such acquisition proposal.

         AmTec may take any action(s) described in the foregoing clauses if its board of directors determines in good faith, after consultation with independent legal counsel, that it may be necessary to do so to comply with its fiduciary duties under applicable law.

         If AmTec receives an unsolicited superior proposal, which is defined in the merger agreement to be an acquisition proposal, made by a third party on terms which the board of directors of AmTec, after consultation with an experienced investment banker, determines in its good faith judgment to be more favorable to AmTec's shareholders than the transaction proposed in this merger agreement:

          o AmTec may furnish information with respect to AmTec to the person making the unsolicited superior proposal pursuant to a confidentiality agreement; and

          o participate in discussions or negotiations regarding such superior proposal.

         If the board of directors of AmTec determines in good faith, after consultation with independent legal counsel, that it may be necessary to do so to comply with its fiduciary duties under applicable law, the board of directors of AmTec may:

          o withdraw or modify its approval or recommendation of the merger agreement and the merger;

          o approve or recommend a superior proposal, as defined in the merger agreement; or

          o cause AmTec to enter into an agreement with respect to a superior proposal, as defined, or terminate the merger agreement;

provided that, in each case, only at a time that is after the fifth business day following Terremark's receipt of written notice advising Terremark that the board of directors of AmTec has received a superior proposal, as defined in the merger agreement, specifying the material terms and conditions of that superior proposal and identifying the person making such superior proposal. Upon receipt of the notice of the superior proposal, Terremark shall have an opportunity to amend the merger agreement. If, after that amendment, the board of directors of AmTec determines that the acquisition proposal still constitutes a superior proposal, it may proceed as indicated above.

         Notwithstanding the foregoing, nothing contained in the merger agreement will prevent AmTec's board of directors from complying with Rule 14e-2 under the Exchange Act with respect to any acquisition proposal or making any other disclosure required by applicable law.

         Indemnification and Insurance. Under the merger agreement, AmTec has agreed to the following:

          o For a period of three years commencing when the merger becomes effective, AmTec will maintain all rights to indemnification that are currently enjoyed by the directors and officers of AmTec, as provided for in AmTec's governing corporate documents, with respect to acts and omissions occurring before the merger becomes effective. However, AmTec will not be liable for any settlement effected without its consent;

          o For a period of three years commencing at the effective time, AmTec will use its reasonable best efforts to maintain a policy or policies of directors' and officers' liability insurance covering directors and officers of AmTec, on terms which are at least as favorable as the policies maintained by AmTec on the date of the merger agreement, with respect to acts and omissions occurring before the merger becomes effective. That insurance coverage shall continue to be available, provided that the annual premium to maintain or procure that insurance coverage shall not exceed $110,000. If AmTec is unable to maintain or obtain that insurance, AmTec will maintain or obtain, for the remainder of that three year period, as much comparable insurance as shall be available for a premium of $110,000.

         U.S. Real Property Holding Corporation. If Vistagreen purchases shares in AmTec pursuant to the stock purchase agreement, AmTec will be contractually prohibited from becoming a United States real property holding corporation as defined in the Internal Revenue Code, until after such time as Vistagreen ceases to hold one percent or more of the outstanding common stock of AmTec, which stock was obtained pursuant to the stock purchase agreement.

         Other covenants. The merger agreement contains additional covenants, including covenants relating to access to information, keeping each other mutually informed, confidentiality, public announcements and cooperation regarding filings with governmental agencies and organizations. In addition, the merger agreement contains a general covenant requiring each of the parties thereto to use its reasonable best efforts to effect the consummation of the merger.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         Conditions to Each Party's Obligations to Effect the Merger. Each party's obligation to consummate the merger is subject to the satisfaction of the following conditions:

         o Stockholder Approvals. AmTec's stockholders having duly approved and adopted the merger agreement.

         o Litigation. No governmental entity shall have instituted any suit, action or proceeding which questions time validity or legality of the transactions contemplated by the merger agreement.

         o Injunction. No injunction or other order shall have been issued by any court or any governmental or regulatory entity which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

         o Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted or enforced by any court or governmental authority which prohibits the consummation of the merger.

         o AMEX Listing. The shares to be issued pursuant to the merger shall have been approved for listing on the AMEX, upon final notice of issuance.

         Additional Conditions to the Obligations of Terremark. The obligation of Terremark to consummate the merger is subject to satisfaction of the following conditions, which may be waived by Terremark:

         o Accuracy of Representations and Warranties. All representations and warranties of AmTec contained in the merger agreement shall be true and correct in all material respects as of the date of consummation of the merger, except for those items which do not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of AmTec.

         o Performance by AmTec. AmTec shall have performed in all material respects all its obligations under the merger agreement required to be performed by it before the merger becomes effective.

         o Tax Opinion. Terremark shall have received an opinion of counsel reasonably satisfactory to Terremark to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that the U.S. shareholders of Terremark will not recognize any gain or loss on the receipt of AmTec common stock pursuant to the merger.

         o Employment Agreement. Mr. Wright shall have entered into an employment contract with AmTec in form and substance acceptable to Terremark.

         o Vistagreen Stock Purchase Agreement. The stock purchase agreement pursuant to which Vistagreen is to acquire stock of AmTec shall remain in full force and effect, all conditions precedent to that agreement (except for the merger) shall have been satisfied, all representations and warranties in that agreement made by Vistagreen shall be true and correct and the parties to the merger agreement shall have no reasonable basis to believe that the transactions contemplated in such stock purchase agreement will not be consummated immediately after the merger becomes effective.

         Additional Conditions to the Obligations of AmTec. The obligation of AmTec to consummate the merger is subject to satisfaction of the following conditions, which may be waived by AmTec:

         o Vistagreen Stock Purchase Agreement. The stock purchase agreement pursuant to which Vistagreen is to acquire stock of AmTec shall remain in full force and effect, all conditions precedent to that agreement (except for the merger) shall have been satisfied, all representations and warranties in that agreement made by Vistagreen shall be true and correct and the parties to the merger agreement shall have no reasonable basis to believe that the transactions contemplated in such stock purchase agreement will not be consummated immediately after the merger becomes effective.

         o Accuracy of Representations and Warranties. All representations and warranties of Terremark contained in the merger agreement shall be true and correct in all material respects as of time date of consummation of the merger, except for those items which do not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Terremark.

         o Performance by Terremark. Terremark shall have performed in all material respects all its obligations under the merger agreement required to be performed by it before the merger becomes effective.

        o Lock Up Letters. Notwithstanding the registration statement on Form S-3 (or similar form) that we have agreed to file within ten business days after the merger and stock purchase close, each holder of Terremark common stock immediately before the merger becomes effective, shall have executed a letter in substance and form reasonably acceptable to AmTec providing that such holder shall not sell, offer to sell, or otherwise dispose of any AmTec common stock received in the merger for at least one year after the effective time of the merger, other than in amounts which would be permitted under the volume restrictions of Rule 145 (as if that rule were applicable) of the Securities Act, or sales by any Terremark common stockholder to other Terremark common stockholders, to any affiliate of Terremark or to Terremark itself, or sales to any member of the Vistagreen group or Affiliate of the Vistagreen group, as defined in the Merger Agreement.

TERMINATION

         The merger agreement may be terminated at any time before the merger becomes effective, whether before or after approval of the matters presented in connection with the merger by the AmTec stockholders or the Terremark shareholders:

         o by mutual written consent of the boards of directors of AmTec and Terremark;

         o by the board of directors of either AmTec or Terremark, if the merger has not been consummated by July 1, 2000; provided, however, that the right to terminate the merger agreement will not be available to any party whose breach of any obligation under the merger agreement has been the cause of or resulted in the failure of the merger to occur on or before that date;

         o by either AmTec or Terremark, if any permanent injunction, order, decree or ruling by any governmental entity having competent jurisdiction preventing the consummation of the merger shall have become final and nonappealable;

         o by the board of directors of either AmTec or Terremark if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in the merger agreement on the part of the other party, provided that the breaching party shall have the right to cure their breach within three days after written notice of such breach is given by the other party;

         o by either AmTec or Terremark if, at the AmTec special stockholders' meeting, including any adjournment or postponement, the requisite vote of AmTec's stockholders to approve the merger agreement and the merger is not obtained, provided that, if the failure to obtain the requisite vote is the result of the failure of AmTec to obtain a quorum at the special stockholders' meeting, AmTec will immediately call an additional meeting if requested to do so by Terremark;

         o by the board of directors of Terremark, if AmTec's board of directors has withdrawn or modified its approval or recommendation of the merger in any manner adverse to Terremark; or

         o by the board of directors of AmTec, if Terremark's board of directors has withdrawn or modified its approval or recommendation of the merger in any manner adverse to AmTec.

         The right to terminate provided in the merger agreement is not available to a party that has breached in any material respects its obligations under the merger agreement in any manner that has proximately contributed to the failure of the merger to be consummated.

TERMINATION FEES PAYABLE BY AMTEC

         If the merger agreement is either terminated by Terremark because of AmTec's material breach of any representation, warranty or obligation, contract, covenant or condition in the merger agreement pursuant to termination by either party's board of directors because of a material breach of the merger agreement or terminated by AmTec because the board of directors of AmTec withdraws or modifies adversely its recommendation of the merger, AmTec will pay to Terremark, within three days of that termination, all Terremark's out-of-pocket expenses incurred in connection with the transactions contemplated by the merger agreement, not to exceed $200,000, plus $3.0 million. If AmTec enters into a definitive agreement pursuant to a superior proposal within twelve months after that termination of the agreement, AmTec shall also pay Terremark an amount equal to 25% of the difference between the valuation of AmTec used to formulate that superior proposal and the valuation of AmTec used to formulate the transaction pursuant to the merger agreement. This amount is payable by AmTec to Terremark regardless of whether the transactions contemplated by that superior proposal are consummated.

         In addition, promissory notes in the aggregate amount up to $1.5 million and interest accrued thereon will become immediately payable if (1) AmTec accepts another business combination proposal, (2) breaches any term, agreement or covenant of the merger agreement or (3) AmTec stockholders do not approve the merger agreement.

EXPENSES

         If AmTec has to pay termination fees as described above, we cannot assure you that AmTec will have the ability to do so, unless it obtains financing to pay for those fees.

         All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, other than termination fees payable upon termination under "Termination Fees Payable by AmTec" above, will be paid by the party incurring those expenses, whether or not the merger is consummated.

                        THE STOCK PURCHASE AGREEMENT

GENERAL

         Concurrent with the signing of the merger agreement, AmTec entered into the stock purchase agreement with Vistagreen. Vistagreen is beneficially owned by family trusts for the benefit of Francis Lee and members of his family. The Lee family operates timber, plantations and real estate in Southeast Asia. Under the stock purchase agreement, immediately after the close of the merger, AmTec, provided that conditions of the stock purchase agreement are satisfied, will sell to Vistagreen 67,134,047 shares, representing 35% of outstanding shares of common stock of AmTec, on a fully diluted basis after giving effect to the merger. The following description of the stock purchase agreement is only a summary and therefore is not complete. We encourage stockholders to refer to the complete text of the stock purchase agreement, which is attached as Annex C.

CONSIDERATION TO BE RECEIVED IN THE STOCK PURCHASE; SALE OF TERREMARK CENTRE

         One of the conditions of the stock purchase agreement is the sale of Terremark Centre, purchased by Terremark from Vistagreen group on December 22, 1999. Before the purchase, Terremark managed Terremark Centre for Vistagreen group. Terremark Centre is an office-residential complex which contains approximately 294,000 rentable square feet of office space, 16 residential units and a multistory parking garage, located at 2601 S. Bayshore Drive, Coconut Grove, in Miami-Dade County, Florida.

         Vistagreen group sold the Terremark Centre to Terremark, subject to a first mortgage with a balance of $28.3 million, for a promissory note in the amount of $27.1 million in principal plus interest in the minimum amount of $1 million. Vistagreen will pay for the shares with the proceeds of sale of Terremark Centre and other funds from Terremark, if required, to repay the promissory note in full, together with interest, if any, accruing after sale of Terremark Centre on the repayment after sale of Terremark Centre through the closing of the purchase of the shares.

         Terremark intends to sell Terremark Centre before the merger closes and began an active marketing program at the end of November 1999. Terremark has executed a letter of intent with a potential purchaser for the purchase of Terremark Centre for a purchase price of $56.5 million, subject to due diligence and negotiation. If Terremark does not sell Terremark Centre, Vistagreen is not obligated to purchase AmTec common stock. In addition, if the merger does not occur on or before December 31, 2000, Vistagreen will not be obligated to purchase any AmTec common stock. We cannot assure the timing of the sale of Terremark Centre, nor can we assure at what price Terremark Centre will be sold. Terremark is obligated to make up any shortfall if the Terremark Centre is sold for less than the amount required to repay its note. Any obligation Terremark incurs to fund a shortfall will become the obligation of the combined company.

PRINCIPAL REPRESENTATIONS AND WARRANTIES

              The stock purchase agreement contains a number of representations and warranties of AmTec as to, among other things:

        o     due incorporation and good standing;

        o     corporate authority to enter into the contemplated transactions;

        o     capitalization;

        o     required consents and filings with government entities;

        o absence of conflicts with organizational documents and material agreements;

        o     financial statements;

        o     absence of material changes or events;

        o title to property and full disclosure of any encumbrances thereon;

        o     compliance with laws;

        o     litigation;

        o     absence of required governmental authorization;

        o     insurance coverage;

        o     absence of any casualty;

        o     the propriety of past payments;

        o     employee relations and agreements;

        o     client relations;

        o     contracts and commitments;

        o     sufficiency of assets; and

        o the completeness and accuracy of information supplied for use in connection with the transaction and compliance of the stock purchase agreement to the extent information is provided by AmTec, with SEC disclosure requirements applicable to SEC registrants.

         Representations and warranties are made solely by Vistagreen as to its qualification as an accredited investor as defined under the securities laws and that Vistagreen is purchasing our common stock for investment purposes and not with a view to distribution.

         None of the representations and warranties contained in the stock purchase agreement will survive the closing of the stock purchase.

REGISTRATION RIGHTS

         Pursuant to the stock purchase agreement, AmTec has undertaken to effect a registration of the common stock to be purchased by Vistagreen by promptly filing, as soon as practicable after the stock purchase closes, a "shelf" registration statement on Form S-3 or other applicable form that is mutually satisfactory. Expenses of the registration will be borne by AmTec, except that Vistagreen will bear the expenses of advisors retained by Vistagreen. However, AmTec will pay the expenses of one counsel for Vistagreen not exceeding $10,000. Selling expenses will be borne by Vistagreen.

CONDITIONS TO THE CONSUMMATION OF THE STOCK PURCHASE

         Conditions to Vistagreen's Obligations to Effect the Stock Purchase. The obligation of Vistagreen to consummate the stock purchase is subject to satisfaction of, among other things, the following conditions, which may be waived by Vistagreen:

         o    Merger Agreement Closing.  The merger shall have closed.

         o Accuracy of Representations and Warranties. All representations and warranties of AmTec contained in the stock purchase agreement shall be true and correct in all material respects as of the date of the stock purchase agreement and of consummation of the stock purchase, except those representations and warranties which relate to a specific date other than the date of the stock purchase agreement, which shall be true and correct as of that specific date.

         o Performance by AmTec. AmTec shall have performed in all material respects all its obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the merger agreement and the stock purchase agreement required to be performed or complied with by it before the stock purchase is consummated.

         o Sale of Terremark Centre. Either the partnership interests in the partnership which owns the Terremark Centre or Terremark Centre itself shall have been sold to a party not related to any party to the stock purchase agreement before the stock purchase is consummated.

         o United States Real Property Holding Corporation. Neither the combined company nor AmTec, as of the effective time of the merger, is a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Internal Revenue
              Code), and the common stock acquired by Vistagreen will not, at the effective time of the merger, constitute a United States real property interest (as defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code).

         o Legal Opinion. Vistagreen shall have received an opinion of counsel to the combined company reasonably satisfactory to Vistagreen to the effect that the common stock purchased by Vistagreen pursuant to the stock purchase agreement will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws, as well as an opinion stating that the combined company does not constitute a USRPHC and that the interests acquired are not interests in U.S. real property.

         o Employment Agreement. Mr. Wright, Jr. shall have entered into an employment contract with AmTec in form and substance acceptable to Terremark.

         o Approval of AmTec stockholders. The merger, the merger agreement and the stock purchase agreement shall have been approved and adopted by the requisite vote of AmTec stockholders.

         o Litigation. No governmental entity shall have instituted any suit, action or proceeding which questions the validity or legality of the transactions contemplated by the merger agreement or the stock purchase agreement.

         o Injunction. No injunction or other order shall have been issued by any court or any governmental or regulatory entity which has the effect of making the merger or the stock purchase illegal or otherwise prohibiting consummation of the merger or the stock purchase agreement.

         o Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted or enforced by any court or governmental authority which prohibits the consummation of the merger or the stock purchase agreement.

         o AMEX Listing. The shares to be issued pursuant to the stock purchase agreement shall have been approved for listing on the AMEX, upon final notice of issuance.

         Conditions to the Obligations of AmTec. The obligation of AmTec to consummate the stock purchase is subject to satisfaction of the following conditions, which may be waived by AmTec:

         o Accuracy of Representations and Warranties. All representations and warranties of Vistagreen contained in the stock purchase agreement shall be true and correct in all material respects as of the date of the stock purchase agreement and of consummation of the stock purchase agreement, except for any such representation and warranty which relates to a specific date, which shall be true and correct as of that specific date.

        o     Merger Agreement Closing.  The merger shall have closed.

TERMINATION

         The stock purchase agreement and the transactions contemplated thereby may be terminated at any time before the closing of the stock purchase,

          o by mutual written consent of the boards of directors of AmTec and Vistagreen;

          o by Vistagreen if the merger does not close on or before December 31, 2000;

          o by either AmTec or Vistagreen, if any permanent injunction, order, decree or ruling by any governmental entity having competent jurisdiction preventing the consummation of the merger or the transaction contemplated by the stock purchase agreement shall have become final and nonappealable;

          o by the board of directors of either AmTec or Vistagreen if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in the stock purchase agreement on the part of the other party, provided that the breaching party shall have the right to cure their breach within three days after written notice of that breach is given by the other party;

          o by Vistagreen if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in the merger agreement by either AmTec or Terremark; provided that the breaching party shall have the right to cure their breach within three days after written notice of that breach is given by the other party;

          o by the board of directors of AmTec or Vistagreen if the requisite vote of AmTec's stockholders to approve the merger agreement and the stock purchase agreement is not obtained. If the requisite vote is not obtained because AmTec failed to obtain a quorum at the special stockholders' meeting, AmTec will immediately call an additional meeting if requested to do so by Vistagreen; or

          o by the board of directors of AmTec or Vistagreen if AmTec's board of directors has withdrawn or modified its approval or recommendation of the merger in any manner adverse to Terremark or Vistagreen.

The rights to terminate the stock purchase agreement described above are not available to a party which has breached in any material respect its obligations under the stock purchase agreement in any manner that has proximately contributed to the failure of the merger to be consummated.

EXPENSES

         All costs and expenses incurred in connection with the stock purchase shall be paid by the party incurring that costs and expenses.

LOCK UP

         Although we have agreed to file a registration statement on Form S-3 (or similar form) within ten business days after the merger and stock purchase close registering our common stock issued in connection with the merger and stock purchase, Vistagreen group has agreed that no sale, offer to sell, or other disposition of any interest in the combined company's common stock held by it will be sold before one year expires after the merger becomes effective. Vistagreen group is permitted, however, to make:

         o open market sales of up to, in any three-month period, the greater of one percent of our outstanding shares or the average weekly volume of our sales during the four calendar weeks before the sale or

         o sales by any member of the Vistagreen group to another member of Vistagreen group or any family member or affiliate of any member of Vistagreen group or to Terremark or any affiliate of Terremark.


                              OTHER AGREEMENTS

SHAREHOLDERS AGREEMENT

         Vistagreen group, which is ultimately beneficially owned by the Lee family, and all the Terremark shareholders have entered into a shareholders agreement which, among other things, provides for the following:

         o the Terremark shareholders agree to nominate or cause to be nominated and to vote all their AmTec shares to elect two Vistagreen nominees to the board of directors of AmTec;

         o the Terremark shareholders agree to elect or appoint or cause to be elected or appointed one Vistagreen nominee to the executive committee of the board of directors;

         o the Vistagreen parties agree to nominate or cause to be nominated and to vote all of their AmTec shares to elect all Terremark nominees who are nominated for directorships; and

         o in the event any party to the shareholders agreement proposes to sell, dispose of or otherwise transfer any of its AmTec common stock, other than pursuant to an open market sale through a national stock exchange or interdealer sale system or if the shares proposed to be sold represent less than 10% of the issued and outstanding shares of AmTec Common Stock, the other parties to the shareholders agreement will have the opportunity to join in that sale, subject to a number of conditions, on a pro-rata basis.

BRIDGE LOAN

         In connection with the letter of intent dated November 9, 1999 announcing AmTec and Terremark's proposal to enter into a definitive merger agreement, AmTec and Terremark signed a Security and Loan Agreement on November 17, 1999. In that agreement, Terremark agreed to provide AmTec with a secured bridge financing of up to $1.5 million to help meet AmTec's capital requirements and working capital needs.

         As security for the payment and performance when due of AmTec's obligations under the Security and Loan Agreement, AmTec granted Terremark a first priority security interest in all AmTec assets, except for those assets on which a lien cannot be granted without the consent of any United States or foreign governmental authority including licenses, permits or other governmental approvals.

         Pursuant to the Security and Loan Agreement, AmTec has delivered promissory notes in the aggregate principal amount of $1.5 million, which provide for interest on the outstanding principal amount at the rate of 10% per annum in favor of Terremark. Principal and interest on the promissory notes are payable in full upon the earlier of an event of default as defined in the promissory notes or July 1, 2000.

         Events of default under the promissory notes will result in acceleration of payment. For example, the promissory notes provide that Terremark may demand immediate payment on the promissory note if (1) AmTec accepts another business combination proposal, (2) breaches any term, agreement or covenant of the merger agreement, or (3) if the stockholders of AmTec do not approve the merger agreement. In addition, if the merger agreement is terminated without consummation of the merger, the promissory notes become payable within five business days of that termination. Thus if the merger is not consummated, AmTec will have to repay its borrowings under the bridge financing arrangement with Terremark in addition to the termination fees that it may owe Terremark under the merger agreement.
Unless AmTec obtains alternative financing to repay those borrowings and fees,
 AmTec's business and financial condition will be materially and adversely affected.

                    MANAGEMENT OF AMTEC AFTER THE MERGER

         The executive officers and directors of AmTec after the merger, and their ages as of January 1, 2000, will be as follows:


              NAME                   AGE                        POSITION
--------------------------------- --------- ---------------------------------------------------------------
Manuel D. Medina.................    47     Chairman of Board, President and Chief Executive Officer
Joseph R. Wright, Jr.............    61     Director and President of Terremark Communications Group, Inc.
Joel A. Schleicher...............    47     Director
Marvin S. Rosen..................    58     Director
Kenneth I. Starr.................    51     Director
Timothy Elwes....................    64     Director
Miguel J. Rosenfeld..............    50     Director
Brian K. Goodkind................    42     Executive Vice President and General Counsel
Irving A. Padron, Jr.............    29     Senior Vice President and CFO
Michael L. Katz..................    50     President and COO of Terremark Real Estate Group, Inc.
William J. Biondi................    54     President of Terremark Management Services, Inc., Terremark Realty, Inc.,
                                            and Terremark Financial Services, Inc.
Aviva D. Budd....................    59     President of Terremark Northeast, Inc.
Edward P. Jacobsen...............    44     President of Terremark Construction Services, Inc.
Karin-Joyce Tjon.................    37     Executive Vice President of Terremark Communications Group, Inc.

         Manuel D. Medina has served as the Chairman of the Board and Chief Executive Officer of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communications Investors Group, the holder of AmTec Series G Preferred Stock. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelors of Science degree in Accounting from Florida Atlantic University in 1974.

         Joseph R. Wright, Jr. has served as AmTec's Chairman of the Board of Directors since May 1995, Chief Executive Officer since March 1996 and President since May 1996. Mr. Wright also serves as Chairman and member of the Board of GRC International, Inc. a U.S. public company that provides technical information technology support to government and private entities, Co-Chairman of Baker & Taylor Holdings, Inc., an international book and video distribution company, and a member of the Board of PanAm Sat, the largest private satellite operator. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., an international chemicals and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan's cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm. He is a former member of the President's Export Council and a former member of the Board of Directors of Travelers; Harcourt Brace Janovich; and Hampton University.

         Joel A. Schleicher has served as director of AmTec since August 1999. Mr. Schleicher has been President and Chief Executive Officer for Exp@nets since June of 1998. Exp@nets is a leading nationwide provider of networked communication solutions to business. His previous communications industry experience started as the Chief Operating Officer, President and director of Nextel Communications, Inc. from 1989 to 1995 and subsequently with ProCommunications, Inc. from 1996 to 1997. He has been a member of the board of directors of NovAtel, Inc., a global GPS provider, since 1997, Fusion Telecommunications, an international long distance service provider, since 1998, and TechTronic Industries, a Hong Kong based manufacturer of consumer appliances, since 1998. Before Nextel, Mr. Schleicher spent 10 years in the consumer durables and energy sectors of industry and four years with KPMG Peat Marwick in various capacities. He is a graduate of the Carlson School of the University of Minnesota.

         Marvin S. Rosen was a co-founder of Fusion Telecommunications International and has served as its Vice Chairman since December 1998. Mr. Rosen has served as director of AmTec since March 1999. Mr. Rosen is a principal shareholder and member of the executive committee of Greenberg Traurig, P.A., an international law firm. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Children's Health Fund (New York City) (since 1994), the Robert F. Kennedy Memorial (since 1995), Bio-Medical Disposal, Inc. (since 1998) and Fusion Telecommunications International, Inc. (since 1997), where he has also been Vice-Chairman since December 1998. Mr. Rosen received his Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

         Kenneth I. Starr has served as the Chairman and Chief Executive Officer of Starr & Company, a New York City-based accounting and business management firm, since he founded such firm in 1986.

         Miguel J. Rosenfeld has served as a Senior Vice President of Delia Feallo Productions, Inc. since November 1991, where he was responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelors degree in Administration from the University of Buenos Aires which he earned in 1975.

         Timothy Elwes served as a director of Timothy Elwes & Partners Ltd., a financial services company, from May 1978 until October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995.
Mr. Elwes is a director of Fidux Trust Co. Ltd. He is also a non-executive director of Partridge Fine Arts plc, a public company since 1989. He has served as a director of Makecater Ltd., a property-developing company, since 1995. Since 1989 he has served as a director of Tagring Ltd., a financial services company.

         Brian K. Goodkind has served as Vice-Chairman, Executive Vice President, and General Counsel to Terremark since April 1998. In this capacity, Mr. Goodkind oversees the operations, office management, risk management, development of systems, human resources, and legal matters for Terremark. Mr. Goodkind has been a member of the Florida Bar since 1982, and was in private practice for 16 years, specializing in commercial litigation, employment law, international transactions and real estate. His experience includes over 11 years from 1986 until 1998 as one of two founding partners of a seventy-attorney full-service law firm, for which he served as managing partner for over five years. Mr. Goodkind received his Bachelor of Arts degree from the University of Alabama and his J.D. from the University of Florida.

         Irving A. Padron, Jr. has been the Senior Vice President and Chief Financial Officer of Terremark since 1997. From 1992 until joining Terremark, Mr. Padron was a Manager with KPMG Peat Marwick's financial service practice in Miami, Florida, focusing on the development of that firm's real estate practice. His experience also includes providing audit and consulting services to multinational manufacturing, retailing and distribution clients as well as to international banks. Mr Padron holds a Certified Public Accountant License and is a licensed real estate sales person in the State of Florida.

         Michael L. Katz has served as President and Chief Operating Officer of Terremark Group, Inc. with primary responsibility for supervising all operations of Terremark Group and all its subsidiaries since 1998. Mr. Katz co-founded KB Commercial and served as its Chairman from 1987 to 1997. KB Commercial provided a full range of real estate services, primarily focused on asset management and all of its discipline for its institutional clients. Mr. Katz has been a member of the Florida Bar since 1974. Mr. Katz received his Bachelor of Arts degree from the University of Maryland and his J.D. from the University of Florida.

         William J. Biondi joined the senior management of Terremark Group upon the merger of Terremark with KB Commercial Real Estate Group in 1998. As President of Terremark Management Services, Inc., Terremark Realty, Inc., and Terremark Financial Services, Inc., Mr. Biondi has overseen the management, brokerage, and leasing activities of these three divisions, as well as being responsible for business generation. Mr. Biondi has over 25 years of commercial real estate experience covering all aspects of office building development, rehabilitation, sales, leasing and day-to-day portfolio management in the South Florida marketplace. The positions he has held have included President, CEO and Co-founder of Clark-Biondi Company, President and CEO of Grubb & Ellis of Florida, and President and CEO of KB Commercial Real Estate Group.

         Aviva D. Budd has served as President of Terremark Northeast, Inc. since April, 1999. From April 1997 until April 1999, Ms. Budd was a Senior Vice President of U.S. Realty Advisors, L.L.C. From February 1995 until April 1997, Ms. Budd served as Principal Investment Officer for real estate for Combined Retirement and Trust Funds of the State of Connecticut. Ms. Budd received her Bachelor of Arts degree from the University of Connecticut and her J.D. from Harvard Law School.

         Edward P. Jacobsen has served as President of Terremark Construction Services, Inc., where he administers all construction operations for the company. This role includes research and analysis of potential development opportunities, as well as feasibility, construction, and budget analysis. Mr. Jacobsen joined Terremark in 1991 to help establish offices and manage post-war construction projects in Kuwait and Saudi Arabia. In 1993, he returned to Terremark's corporate headquarters in Miami to assume managerial responsibility of all development, construction, and property management operations. Mr. Jacobsen holds licenses as a professional engineer, general contractor, and real estate salesperson in the State of Florida.

         Karin-Joyce Tjon has served as Vice President of AmTec since April 1999 and as Financial Analyst from November 1997 through March 1999. Before joining AmTec, Ms. Tjon was Associate Managing Director of Western Pacific Capital Company, a Hong Kong based private equity fund, from 1992 through 1997. She was a merchant banker with Eastern Atlantic Trust of Luxembourg, based in Asia, from 1987 through January 1996, working on a wide variety of financing transactions in the areas of project finance and mergers & acquisitions. Ms. Tjon graduated summa cum laude from Ohio University with a Bachelor's Degree in Management & Organizational Behavior and holds an M.B.A. in Finance from Columbia University's Graduate School of Business.

EMPLOYMENT AGREEMENTS

         Mr. Wright has entered into a one year employment contract whereby, in the combined company, he will be employed as President and Vice Chairman of Terremark Communications Group, Inc. The agreement provides for an annual base salary of $250,000 and a surrender by him of options to purchase two million shares of the common stock at $3 per share and of options to purchase one million shares of common stock at $0.35 per share.

STOCK OPTION GRANTS

         Pursuant to the merger agreement, AmTec and Terremark have agreed to grant options to purchase up to an aggregate of 750,000 of our shares to certain Terremark employees. These options will be granted at the effective time of the merger and will have a price equal to the closing price of our stock on the day before the merger. The options will vest in equal increments over a three-year period and will be exercisable over ten years. The options will vest immediately upon a change in control.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF TERREMARK

         In November 1998, an affiliate of Terremark, the Communications Investors Group, a general partnership which is 50% owned by Manuel D. Medina, Chief Executive Officer, Chairman and a principal of Terremark, purchased 5.39 Series E Convertible Preferred Shares of AmTec for $175,000. The Series E Convertible Preferred Shares were subsequently converted into 807,821 shares of AmTec's common stock. In addition, CIG received 93,899 warrants with an exercise price of $2.475 associated with this purchase.

         In March 1999, CIG purchased 20 Series G Convertible Preferred Shares of AmTec for a consideration of $2.0 million in cash. The Series G Convertible Preferred Shares have a fixed conversion price of $1.25 and a payment-in-kind dividend of 8% per annum. The Series G Convertible Preferred Shares can be converted into approximately 1,688,022 shares of AmTec's common stock as of November 24, 1999 prior to the merger. In addition, CIG received 600,000 warrants with an exercise price of $1.25, associated with this purchase.

         Preferred Stock. The 4,176,693 outstanding shares of Terremark's 10% cumulative preferred stock is beneficially owned by Centre Credit Corporation. This preferred stock is convertible into Terremark common stock upon the occurrence of specified events, including the effectiveness of the merger. It is anticipated that the preferred stock will convert into a number of Terremark common shares such that the holders of the preferred stock will receive approximately 10% of the AmTec shares received by all Terremark shareholders pursuant to the merger. A number of members of Terremark's senior management have agreed to purchase all the outstanding preferred stock from Centre Credit Corporation before the effective date of the merger at its issuance price plus accrued dividends. Pursuant to the preferred stock purchase agreement, the 4,176,693 outstanding shares of Terremark preferred stock will be acquired as follows.


Michael Katz...........................       1,606,446
Brian Goodkind.........................       1,206,557
Edward Jacobson........................         272,738
Irving Padron..........................         272,738
William Biondi.........................         272,738
Aviva Budd.............................         545,476
                                             ----------
                                              4,176,693

TERREMARK RELATIONSHIP WITH FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

         Fusion, a private facilities-based, multinational long-distance company, is a joint venture partner with AmTec in IXS.NET, Inc., and in IP.COM LLC. Terremark and its affiliates have various relationships with Fusion Telecommunications International, Inc. First, Mr. Medina, Chief Executive Officer, Chairman and a principal shareholder of Terremark is a member of the board of directors of Fusion and, through his interest in a general partnership, owns approximately 695,500 shares of Fusion common stock, along with options and warrants. Second, there are interlocking directors between Fusion, AmTec and Terremark. The interlocking directors consist of Mr. Medina who is currently a director of Fusion and Terremark, and Messrs. Rosen, Schleicher and Wright, all of whom are directors of both AmTec and Fusion. Finally, a subsidiary of Terremark, Terremark Financial Services, Inc., acts as a consultant to a subsidiary of Fusion, Fusion Asia, LLC, in connection with telecommunications operations in China.

         On January 24, 2000, AmTec agreed to lend up to $150,000 to Fusion Asia under a note which is convertible into 50% of the equity of Fusion Asia. AmTec has advanced $25,000 as of January 24, 2000. The note can only be converted, however, after such time as AmTec has $5 million in cash. Terremark has entered into a consulting agreement with Fusion Asia providing that Terremark will assist Fusion Asia with management and development of comprehensive business in China and South America for a period of one year. Fusion Asia is to pay Terremark $5,000 per month for Terremark's services. The consulting agreement may be terminated by either party on 30 days notice.


                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are derived from historical financial statements of AmTec and Terremark, and have been prepared to illustrate the effects of the transactions described below.

         The unaudited pro forma condensed balance sheet gives effect to each of the following transactions as if those transactions had occurred on December 31, 1999; (i) the merger of Terremark and AmTec and (ii) the Building Transactions of (a) Terremark's sale of Terremark Centre for its estimated net sales price based on a signed letter of intent and repayment of related debt, including purchase money notes payable to Vistagreen and
(b) Vistagreen's acquisition of a 35% ownership interest in the merged company with proceeds from repayment of the notes delivered by Terremark to Vistagreen for the purchase of Terremark Centre. The unaudited pro forma condensed statements of operations for the nine months ended December 31, 1999 and for the year ended March 31, 1999 give effect to the merger of Terremark and AmTec as if that transaction had occurred on April 1, 1999 and 1998, respectively. The unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 1999 and for the year ended March 31, 1999 also give effect to the following Vistagreen transactions as if those transactions had occurred on April 1, 1999 and 1998, respectively; (a) Terremark's acquisition of Terremark Centre for its purchase price, (b) Terremark's resale of Terremark Centre for its estimated net sales price based on a signed letter of intent and repayment of all related debt and (c) Vistagreen's acquisition of a 35% ownership interest in the merged company. The foregoing transactions are referred to as the Building Transactions in these pro forma financial statements.

         The pro forma financial statements are unaudited and do not purport to be indicative of the actual results of operations or financial position that would have been reported had such events actually occurred on the dates specified, nor do they purport to be indicative of AmTec's future results or position. No estimates of future cost savings related to among other things, administrative consolidations and other efficiencies have been reflected in these pro forma financial statements. The pro forma financial statements, including the notes thereto, should be read in conjunction with the audited historical financial statements thereto, of Terremark and AmTec appearing elsewhere in this document.

         The merger transaction will result in Terremark receiving a majority of the combined company's voting common stock. Accordingly, the merger will be treated as a reverse acquisition for accounting purposes, with Terremark as the acquirer. After the merger is effective, comparative historical information of the combined company will be that of Terremark.


                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                              AS OF DECEMBER 31, 1999
                                              (DOLLARS IN THOUSANDS)


                              TERREMARK         AMTEC           MERGER         MERGED        BUILDING        COMPANY
                              HISTORICAL     HISTORICAL      ADJUSTMENTS (A)   COMPANY    TRANSACTIONS (B)  PRO FORMA
                            -------------- ---------------   ---------------  ---------   ----------------  ----------
ASSETS

Real estate inventories, net  $      5,317   $         -     $           -   $    5,317   $         -       $     5,317
Cash and cash equivalents            1,390             630               -        2,020        27,746            29,766
Restricted cash                        281               -               -          281          (263)               18
Investment in unconsolidated
subsidiaries                             -           2,439               -        2,439             -             2,439
Investment in affiliate                  -             632               -          632             -               632
Real estate held for sale           55,850               -               -       55,850       (55,850)                -
Deposit on real estate                 500               -               -          500             -               500
Accounts receivable                  1,075               -               -        1,075          (183)              892
Notes receivable                     1,717             575          (1,125)       1,167             -             1,167
Property, plant and equipment          369              62                          431             -               431
Goodwill                                 -               -          46,812       46,812             -            46,812
Other assets                         1,749             109               -        1,858        (1,026)              832
                              ------------   -------------   -------------   ----------   -----------       -----------
     Total assets             $     68,248   $       4,447   $      45,687   $  118,382   $   (29,576)      $    88,806
                              ============   =============   =============   ==========   ===========       ===========

LIABILITIES AND STOCKHOLDERS'
  EQUITY

LIABILITIES:
Notes payable                 $     60,518   $       1,125   $      (1,125)  $   60,518   $   (55,414)      $     5,104
Trade payable and other
  liabilities                        3,415             594           2,000        6,009        (1,778)            4,231
Interest payable                       752              25               -          777          (149)              628
Customer deposits                      514               -               -          514          (333)              181
                              ------------   -------------   -------------   ----------   -----------       -----------

     Total liabilities              65,199           1,744             875       67,818       (57,674)           10,144
                              ------------   -------------   -------------   ----------   -----------       -----------

STOCKHOLDERS' EQUITY:
Preferred stock                      4,177               -          (4,177)           -             -                 -
Common stock                            11              36              66          113            67               180
Paid in capital                      8,013          38,267          12,841       59,121        28,031            87,152
Retained deficit                    (9,152)        (36,082)         36,082       (9,152)            -            (9,152)
Warrants                                 -             482               -          482             -               482
                              ------------   ------------- --------------- ------------ -------------       -----------

                                     3,049           2,703          44,812       50,564        28,098            78,662
                              ------------   -------------   -------------   ----------   -----------       -----------
     Total liabilities and
     stockholders' equity     $     68,248   $       4,447   $      45,687   $  118,382   $   (29,576)      $   88,806
                              ============   =============   =============   ==========   ===========       ===========




------------------

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1999

(a) Merger adjustments include estimated adjustments necessary under the purchase method of accounting, with Terremark treated as the acquirer, including $2.0 million in estimated offering costs in connection with the transaction. Merger adjustments also include the elimination of $1.125 million loaned by Terremark to AmTec. The goodwill adjustment amount reflects the excess purchase price over the estimated fair value of AmTec's identifiable assets and liabilities . The goodwill calculation assumes a purchase price of $49.5 million based upon the market capitalization of AmTec, using an average closing price of AmTec's ordinary shares over a seven day period commencing three days before November 9, the date the proposed merger was announced. The calculated purchase price per share of $.9911 is for accounting purposes only and is not indicative of the price at which AmTec's shares will trade immediately before the consummation of the merger or the value of AmTec's shares to be received by shareholders of Terremark or Vistagreen in connection with the merger.

(b) Building Transactions represent Terremark's sale of Terremark Centre for its net estimated sales price based on a signed letter of intent and repayment of all related debt. Building Transactions also include Vistagreen's acquisition of 35% of the combined company for $28.1 million (the anticipated proceeds from liquidation of $27.1 million in promissory notes held by Vistagreen plus $1.0 million in minimum interest due under the notes.)



     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31,
                   1999 (DOLLARS IN THOUSANDS EXCEPT PER
                                SHARE DATA)

                                              TERREMARK
                                  TERREMARK    CENTRE       TERREMARK    AMTEC       MERGER        MERGED    BUILDING      COMPANY
                                  HISTORICAL  PRO FORMA (A) PRO FORMA  HISTORICAL ADJUSTMENTS(B)  COMPANY  TRANSACTION(C) PRO FORMA
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------
TOTAL REVENUES                    $  13,390  $        -    $   13,390  $       -   $        -     $  13,390  $        -  $  13,390

EXPENSES                                                                                    -
   COST OF REAL ESTATE SOLD
     AND SERVICES                     9,100           -         9,100          -            -         9,100           -      9,100
   EQUITY IN (INCOME) LOSSES
     OF AFFILIATE AND
     UNCONSOLIDATED SUBSIDIARY           -            -           -         (271)           -          (271)          -       (271)
   SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES          6,941           -         6,941      2,403            -         9,344           -      9,344
   DEPRECIATION                          63           -            63          -            -            63           -         63
   AMORTIZATION                          -            -           -            -        7,022         7,022           -      7,022
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------

       OPERATING EXPENSES            16,104           -        16,104      2,132        7,022        25,258           -     25,258
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------

   INCOME (LOSS) FROM OPERATIONS     (2,714)          -        (2,714)    (2,132)      (7,022)      (11,868)          -    (11,868)

OTHER INCOME (EXPENSE)
   INTEREST INCOME                      186           -           186         -              -          186           -        186
   INTEREST EXPENSE                    (614)          -          (614)        -              -         (614)       (948)    (1,562)
   OTHER INCOME (EXPENSE)                (7)          -            (7)        46              -          39           -         39
   INCOME (LOSS) ON OPERATIONS OF
   TERREMARK CENTRE                       2        (553)         (551)        -              -         (551)        551         -
   DIVIDEND ON PREFERRED STOCK    $    (313)          -          (313)     (350)           313         (350)          -       (350)
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------
  TOTAL OTHER (EXPENSE) INCOME         (746)       (553)       (1,299)     (304)           313       (1,290)       (397)    (1,687)
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------

   INCOME (LOSS) BEFORE INCOME
    TAXES                            (3,460)       (553)       (4,013)   (2,436)        (6,709)     (12,808)       (397)   (13,205)

INCOME TAXES
   CURRENT TAX EXPENSE                    -            -          -         -              -           -              -         -
   DEFERRED TAX (BENEFIT)                 -            -          -         -              -           -              -         -
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------

TOTAL INCOME TAX EXPENSE (BENEFIT)        -            -          -         -              -         -              -            -
                                  ---------  ------------   ---------- ---------- -------------- ---------- ------------- ---------

NET INCOME (LOSS)                 $  (3,460) $     (553)   $   (4,013) $ (2,436   $     (6,709)   $ (13,158) $      (397) $(13,555)
                                  =========  ============   ========== ========== ============== ========== ============= =========

EARNINGS PER SHARE:

BASIC AND DILUTED                                                   $   (0.07)              $    (0.12)               $      (0.08)
                                                                    =========               ==========                ============

WEIGHTED AVERAGE SHARES OUTSTANDING


BASIC AND DILUTED (D)                                               32,924,478   80,109,148 113,033,626   67,134,047   180,167,673
                                                                    ==========  =========== ============  ==========   ===========


----------------------

NOTES TO PRO FORMA STATEMENT OF OPERATIONS FOR NINE MONTHS ENDED
DECEMBER 31, 1999

(a) Terremark Centre Pro Forma represents the additional estimated net loss on Terremark Centre from April 1, 1999 through December 22, 1999, the date of its acquisition by Terremark, which would have been recorded by Terremark if it had acquired Terremark Centre on April 1, 1999.

(b) Merger adjustments include estimated amortization of goodwill resulting from the excess purchase price over the estimated fair value of AmTec's identifiable assets and liabilities over a five year period. The five year period is supported by the nature of the telecommunications and Internet industries. However, amortization will ultimately be based upon the results of the valuation of AmTec by a third party.

(c) Building Transactions represent the adjustment to eliminate the income recorded by Terremark resulting from its investment in Terremark Centre plus the additional estimated net loss which would have been recorded by Terremark if it had acquired Terremark Centre on April 1, 1999. Building Transactions also represent the adjustment which would have been recorded if Terremark had resold Terremark Centre on April 1, 1999 for its estimated net sales price based on a signed letter of intent.

(d) Basic weighted average shares represents the total estimated shares to be issued to related shareholders in the merger. Basic and diluted weighted average shares are the same because the inclusion of the dilutive effect of preferred stocks and stock warrants in the merged company would be antidilutive, due to the net loss position.



     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED MARCH 31, 1999
                  (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                             Terremark
                                  Terremark   Centre       Terremark  AmTec         Merger        Merged     Building     Company
                                  Historical Pro Forma (a) Pro Forma  Historical Adjustments (b) Company  Transaction(c) Pro Forma
                                  ---------- ------------- --------- --------- ----------------- -------- -----------    ---------
Total Revenues                    $  44,456 $          -  $  44,456 $       -   $          -   $ 44,456$           -   $   44,456

Expenses                                                                                   -
   Cost of real estate sold and
      services                       31,148            -     31,148         -              -     31,148            -       31,148
   Equity in losses of affiliated
     consolidated subsidiary              -            -           -      385              -        385            -          385
   Selling, general and
     Administrative                  11,571            -     11,571     4,650              -     16,221            -       16,221
   Depreciation                          50            -         50         -              -         50            -           50
   Amortization                           -            -          -         -          9,362      9,362            -        9,362
                                  --------- ------------ ---------- --------- -------------------------------------- ------------

       Operating Expenses            42,769            -     42,769     5,035          9,362     57,166            -       57,166
                                  --------- ------------ ---------- --------- -------------------------------------- ------------

   Income (loss) from operations      1,687            -      1,687    (5,035)        (9,362)   (12,710)           -      (12,710)

Other income (expense)
   Interest income                      263            -        263         -              -        263            -          263
   Interest expense                  (1,493)           -     (1,493)        -              -     (1,493)       1,000)      (2,493)
   Other income (expense)               167            -        167      (544)             -       (377)        (150)        (527)
   Loss on operations of
     Terremark Centre                     -         (426)      (426)        -              -       (426)         426            -
   Dividend on preferred stock            -            -          -      (672)             -       (672)           -         (672)
                                  --------- ------------ ---------- --------- -------------------------------------- ------------

  Total other (expense) income       (1,063)       (426)     (1,489)   (1,216)             -     (2,705)        (724)      (3,429)
                                  --------- ------------ ---------- --------- -------------------------------------- ------------

   Income (loss) before income taxes    624        (426)        198    (6,251)        (9,362)   (15,415)        (724)     (16,139)

Income taxes
   Current tax expense                    -            -          -         -              -          -            -            -
   Deferred tax (benefit)                 -            -          -         -              -          -            -            -
                                  --------- ------------ ---------- --------- -------------------------------------- ------------

Total income tax expense (benefit)        -            -          -         -              -                       -            -
                                  --------- ------------  --------- ---------   -------------  ---------   ---------   ----------

   Net income (loss)              $     624 $       (426) $     198 $  (6,251)  $     (9,362)  $(15,415)   $    (724)  $  (16,139)
                                  ========= ============  ========= =========   =============  =========   =========   ==========

Loss per share

   Basic and Diluted                                                $   (0.23)              $     (0.14)             $      (0.09)
                                                                    =========               ===========              ============

   Weighted average shares
     outstanding

   Basic and Diluted (d)                                           27,495,213   85,538,413   113,033,626   67,134,047  180,167,673
                                                                   ==========  ===========  ============  ===========  ===========


NOTES TO PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31,
1999:

(a) Terremark Centre Pro Forma represents the estimated net loss on Terremark Centre from April 1,1998 through March 31, 1999 which would have been recorded by Terremark if it had acquired Terremark Centre on April 1, 1998.

(b) Merger adjustments include estimated amortization of goodwill resulting from the excess purchase price over the estimated fair value of AmTec's identifiable assets and liabilities over a five year period. The five year period is supported by the nature of the telecommunications and internet industries. However, amortization will ultimately be based upon the results of the valuation of AmTec by a third party.

(c) Building Transactions represent the adjustment to eliminate the estimated net loss which would have been recorded by Terremark if it had acquired Terremark Centre on April 1, 1998. Building Transactions also represent the adjustment which would have been recorded if Terremark had resold Terremark Centre on April 1, 1998 for its estimated net sales price based on a signed letter of intent.

(d) Basic weighted average shares represents the total estimated shares to be issued and converted for related shareholders in the merger. Basic and diluted weighted average shares are the same because the inclusion of the dilutive effect of preferred stocks and stock warrants in the merged company would be antidilutive, due to the net loss position.


                             BUSINESS OF AMTEC

         AmTec is a company that provides value-added telecommunications services to and from the Far East and has telecommunications investments in the People's Republic of China. We initially focused our business on China because of that country's large and rapidly growing need for telecommunications services and its requirement for foreign capital and technology to meet that need. More recently, we have formed a joint venture with Fusion Telecommunications International to provide telecom services, both voice and data, to and from Asia. We have also invested in IXS.NET, Inc. to provide fax services over the Internet, prepaid credit cards and other Internet Protocol based services. Our joint venture operations in six cellular networks in Hebei Province in Northeast China have been terminated. We continue to have a joint venture with Electronics Industry Department of Hebei Province and are repositioning this joint venture with a view to providing Internet Protocol fax, voice and other services which can be transmitted over digital telephone lines or the Internet.

         We were originally founded as a Colorado corporation on May 10, 1982, and were reincorporated under the laws of the state of Delaware on July 10, 1996. Since April 1995, we have been engaged in the business of developing telecommunications networks in the PRC. In January 1996, we sold substantially all of the assets of ITV Communications, Inc., our former primary operating subsidiary. On July 8, 1997, we changed our name to AmTec, Inc. from AVIC Group International, Inc. Our principal executive office is located at 599 Lexington Avenue, 44th Floor, New York, New York 10022. Our telephone number is (212) 319-9160. For additional details on our business, see "AmTec Management's Discussion and Analysis of Financial Condition and Results of Operations".

CELLULAR TELEPHONE NETWORKS

         AmTec holds a 70% interest in Hebei United Telecommunications Equipment Company Limited, or Hebei Equipment, a Sino-foreign joint venture with a wholly-owned subsidiary of the Electronics Industry Department of Hebei Province. Hebei Equipment, in turn, held a 51% interest in Hebei United Telecommunications Engineering Company Limited, or Hebei Engineering, a joint venture with NTT International, or NTTI, and Itochu Corp. Since the fall of 1998, the government of the People's Republic of China has taken a number of actions that have changed the legal environment in which we operate in China, including the requirement that Unicom terminate or revise its agreements with foreign invested companies. Consequently, Unicom terminated Hebei Engineering's cash flow sharing and technical services agreement. With the termination of that agreement, Hebei Engineering was liquidated and our joint venture interests in six cellular networks in Hebei Province have been transferred to Unicom. As of January 24, 2000, Hebei Equipment received approximately $817,000 as a result of the liquidation of Hebei Engineering.

IP.COM, LLC

         On April 28, 1999, AmTec formed IP.Com, LLC, a 50-50% joint venture, with Fusion Telecommunications International, Inc., or Fusion, a private facilities-based, multinational long-distance company. Fusion's current service offerings include voice and data, switched and dedicated, domestic and international long-distance and domestic and international prepaid calling cards, provided through a network of owned and leased facilities, leased lines and resale agreements.

         IP.Com provides value-added international telecommunication services, including telephony and data, to and from Asia. Utilizing AmTec's established presence in China and Fusion's telecommunication franchise, the companies plan to expand the service offerings of the joint venture to include a fully integrated Internet Protocol, or IP based network to provide voice and fax services to China, and when and if permitted by relevant laws, to provide such services within China. Currently IP.Com markets its services only outside China. The joint venture agreement provides both AmTec and Fusion with a right of first refusal to participate as equal partners in new projects in China.

IXS.NET, INC.

         During May 1999, AmTec formed a three-way alliance with Fusion and IXS.NET, a private IP fax service provider, to develop IP fax services in Hong Kong, Taiwan and Guangdong Province and to act as a value-added reseller for Jitong Communications Corp., one of the three licensed IP fax operators in China. AmTec and Fusion agreed to make an equal convertible debt investment into IXS.NET and AmTec has an option to acquire up to a 50% interest in IXS.NET. The convertible debt agreement provides for AmTec to advance up to $575,000 over the eighteen month period, subject to specified terms and conditions.

         The IXS.NET business equips a local business with a modem that transfers international fax calls through a local phone call on the Public Switched Telephone Network, or PSTN, to an Internet node in the city of origin, then transmits the fax on the Internet internationally to the city of destination, converts the fax call to a local telephone call in the city of destination on city's PSTN which is transmitted to the destination fax telephone number. This model saves the standard international telephone phone call charges, which are very expensive to and from China. This business model can result in a significant savings to any business that faxes internationally on a regular basis.

         IXS.NET purchases network and transmission services from established carriers at discounted prices and resells the services to its customers. Revenue derived from the provision of telecommunications services are recognized in the period during which the call terminates. Revenues are derived from the sale of IP fax, IP phone and calling card services. For the quarter ended December 31, 1999, revenues were $724,553.

AMTEC SELECTED HISTORICAL FINANCIAL INFORMATION

         The selected historical financial data set forth below with respect to AmTec's consolidated statements of operations for each of the three years in the period ended March 31,1999, and with respect to AmTec's consolidated balance sheets at March 31,1999, 1998 and 1997, are derived from the audited consolidated financial statements of AmTec, which have been audited by Deloitte & Touche LLP, independent public accountants. Auditors' reports for financial statements for years 1997 through 1999 are included elsewhere in this proxy statement. The selected historical financial data for AmTec for the nine months ended December 31, 1999 and 1998 are derived from the unaudited consolidated financial statements of AmTec. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, that the management of AmTec considers necessary for a fair presentation of the financial position and results of operations for the periods presented.

         The selected historical consolidated financial data of AmTec have been derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements and the related notes included elsewhere in this proxy statement, "Unaudited Pro Forma Combined Condensed Financial Statements", "AmTec's Management's Discussion and Analysis of Financial Condition and Results of Operations."


                  AMTEC SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                               NINE MONTHS
                                                      TWELVE MONTHS ENDED MARCH 31,        ENDED DECEMBER 31,
                                                    ---------------------------------    -------------------------
                                                      1999         1998        1997         1999         1998
                                                    ---------------------------------    -------------------------
STATEMENT OF OPERATIONS DATA:
Total revenues(1)................................. $        --  $       --  $       --   $        --   $      --
Total expenses....................................       4,650       4,283       3,564         2,403       2,850
Total other income (expense)......................        (544)       (514)       (361)           46        (422)
Loss from continuing operations before equity in
    of unconsolidated subsidiary..................      (5,194)     (4,797)     (3,925)       (2,357)     (3,272)
Equity in loss of affiliate (2)...................          --          --          --          (172)         --
Equity in income (loss of) unconsolidated
  subsidiaries(3).................................        (385)       (606)       (140)          443      (1,413)
                                                   ------------ ----------- -----------  ------------  ----------
Net loss..........................................      (5,579)     (5,403)     (4,065)       (2,086)     (4,685)
Preferred stock dividend..........................         672       1,399          10           350         614
                                                   ------------ ----------- -----------  ------------  ----------
Loss applicable to common shareholders............ $    (6,251) $   (6,802) $   (4,075)  $    (2,436)  $  (5,299)
                                                   ============ =========== ===========  ============  ==========

Basic loss per common share                        $     (0.23) $    (0.23) $    (0.14)  $     (0.07)  $   (0.20)

Weighted average common shares outstanding          27,495,213  29,843,712  29,102,347    32,924,478  26,458,488



                                                         AS OF MARCH 31,               AS OF DECEMBER 31,
                                                   ---------------------------      -------------------------
                                                        1999          1998             1999         1998
                                                   --------------  ------------      ----------  -----------
BALANCE SHEET DATA:
Investment in and advances to unconsolidated
  subsidiary .....................................  $      2,496  $      5,074      $     2,439  $      1,423
Total assets......................................  $      4,781  $      7,683      $     4,447  $      2,814
Long term obligations.............................  $         --  $         --      $        --  $         --
Stockholders' equity (deficit)....................  $      3,813  $      4,897      $     2,703  $      2,608
------------------

(1) AmTec has no revenues because the results of operations of AmTec's subsidiary Hebei Equipment and its joint venture IP.COM, LLC, were accounted for under the equity method of accounting. AmTec recorded only its share of losses of its unconsolidated subsidiary and its joint venture according to the percentage of its equity interest.

(2) Equity in loss of affiliate reflects AmTec's share of loss in IP.COM, LLC.

(3) Equity in income (loss of) unconsolidated subsidiary reflects AmTec's joint venture partners' equity interests in Hebei Equipment and Hebei Engineering.



               AMTEC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of results of operations and financial condition is based upon and should be read in conjunction with AmTec's Consolidated Financial Statements and Notes thereto, the selected consolidated financial data and other financial data appearing elsewhere in this Proxy Statement.

         RESULTS OF OPERATIONS

         RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED DECEMBER 31, 1999 AS COMPARED TO THE NINE MONTHS ENDED DECEMBER 31, 1998.

         AmTec's joint venture, IP.Com, LLC, started its operations beginning late September 1999 and it recorded revenues of $1.1 million for the period from September 15, 1999 through December 31, 1999. AmTec reported no revenues on its consolidated financial statements because the results of operations of AmTec's subsidiary Hebei Equipment and its subsidiary, Hebei Engineering, as well as its joint venture IP.Com, LLC have been accounted for under the equity method of accounting. AmTec has recorded only its share of income (losses) of its unconsolidated subsidiary and joint venture according to the percentage of its equity interest. AmTec had net losses of $2.1 million and $4.7 million during the nine months ended December 31, 1999 and 1998, respectively.

         General and administrative expenses decreased from approximately $2.8 million during the nine months ended December 31, 1998 to approximately $2.4 million during the nine months ended December 31, 1999. The decrease is primarily related to a reduction in legal and professional fees related to the pending GTS and UIHH merger transactions and a reduction in salaries and fringe benefits as some employees resigned in June 1999.

         RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1999 AND MARCH 31, 1998

         AmTec's indirect subsidiary, Hebei Engineering, recorded revenues of RmB 6,488,482 (approximately $786,000) for the year ended December 31, 1998, and RmB 1,706,499 (approximately $216,000) for the year ended December 31, 1997. AmTec has no revenues on its consolidated financial statements because the results of operations of AmTec's subsidiary Hebei Equipment were accounted for under the equity method of accounting. AmTec recorded only its share of losses of its unconsolidated subsidiary according to the percentage of its equity interest. AmTec had net losses of $5.6 million and $5.4 million during the fiscal years ended March 31, 1999 and 1998, respectively.

         Selling, general and administrative expenses increased from $4.3 million during the year ended March 31, 1998, to $4.6 million during the year ended March 31, 1999, due to increases in salaries and legal and professional expenses incurred during the past year.

         The equity in losses of AmTec's unconsolidated subsidiary of $607,000 recorded during the year ended March 31, 1998 and $385,000 during the year ended March 31, 1999 represents AmTec's share of losses reported by Hebei Equipment for the year ended December 31, 1997 and December 31, 1998, during which period AmTec owned a 60.8% and a 70.0% equity interest respectively of Hebei Equipment.

         Amortization of stock options granted to non employees was related to the three million options issued to the Hebei Provincial Government to purchase an equal number of shares of AmTec's common stock at a price of $3.0625 per share. In accordance with generally accepted accounting principles, AmTec recorded their estimated value of $1,837,500 during the year ended March 31, 1998, and amortized approximately $459,000 during each of the years ended March 31, 1998 and 1999. The amortization of these options is a non-cash expense. The options were cancelled as of December 31, 1998.

         Other expense of approximately $85,000 was primarily franchise and other tax paid during the year ended March 31, 1999. AmTec received a tax refund of approximately $70,000 during the year ended March 31, 1998.

         AmTec's loss applicable to common shareholders decreased 9% from $6.8 million during the year ended March 31, 1998, to $6.3 million during the year ended March 31, 1999. This decrease in loss applicable to common shares was primarily due to a decrease in the recognition of preferred stock dividends as well as a decrease in the share of equity loss from Hebei Equipment, offset by increases in selling, general and administrative expenses.

         RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1998 AND MARCH 31, 1997

         AmTec has experienced net losses of $5.4 million and $4.1 million during the fiscal years ended March 31, 1998 and 1997, respectively.

         Selling, general and administrative expenses increased from $3.6 million during the year ended March 31, 1997, to $4.3 million during the year ended March 31, 1998, due to increased levels of salaries paid to employees and legal and professional expenses incurred during the past year.

         The equity in losses of AmTec's unconsolidated subsidiary of $141,000 recorded during the year ended March 31, 1997 and $607,000 during the year ended March 31, 1998 represents AmTec's share of losses reported by Hebei Equipment for the year ended December 31, 1996 and December 31, 1997, during which period AmTec owned a 60.8% equity interest Hebei Equipment.

         AmTec issued to the Hebei Provincial Government three million options to purchase an equal number of shares of AmTec's common stock at a price of $3.0625 per share. In accordance with generally accepted accounting principles, AmTec has recorded their value of $1.8 million and has amortized approximately $459,000. The issuance of these options is a non-cash expense.

         Loss from abandoned assets relates to the assets of Netmatics which have been written off for the total amount of $87, 000.

         Interest expense during the year ended March 31, 1998, decreased to approximately $125,000 from approximately $129,000 during the year ended March 31, 1997, due to a reduction in the outstanding balance of shareholder loans payable.

         Other income (net) of approximately $70,000 during the year ended March 31, 1998 was related to a tax refund previously paid.

         AmTec's net loss increased 33% from $4.1 million during the year ended March 31, 1997, to $5.4 million during the year ended March 31, 1998. This increase in net loss was primarily due to the share of equity loss from Hebei Equipment, amortization of stock options issued to the Hebei Provincial Government, as well as increases in selling, general and administrative expenses.


LIQUIDITY AND CAPITAL RESOURCES

         AmTec had an operating loss of approximately $2.1 million and a loss applicable to common shares of $2.4 million during the nine months ended December 31, 1999.

         During the nine months ended December 31, 1999, AmTec's cash decreased by approximately $1.4 million, primarily due to cash used to fund current operations, loans to IXS.NET and investments made in IP.COM. AmTec received $0.5 million repayment of some of its advances to its subsidiary in September 1999. During the quarter ended December 31, 1999, AmTec obtained a bridge loan for up to $1.5 million from Terremark of which AmTec has borrowed approximately $1,125,000. This bridge loan is collateralized by all of AmTec's tangible and intangible assets. If the merger does not close by July 1, 2000, AmTec is obligated to repay any outstanding balance on the bridge loan. It is expected that AmTec will need to borrow additional funds from the bridge loan to meet its obligations as they become due, or delay payments on such obligations, during the quarter ending March 31, 2000.

         If the bridge loan becomes due and the merger is not completed, AmTec is unlikely to have the means to repay it. Since the bridge loan is secured by all AmTec's assets, nonpayment will likely render AmTec insolvent and could lead to insolvency proceeding or liquidation.

EQUITY ISSUANCE

         During the nine months ended December 31, 1999, AmTec issued:

          o 3,858,346 shares of its common stock upon conversion of 29.8 shares of AmTec's Series E Convertible Preferred by holders of the Series E Shares;

          o 1,373,597 shares of its common stock upon the exercise of stock options by former employees;

          o 180,000 shares of its common stock as stock awards granted to some of its officers pursuant to their employment agreements;

          o 20,000 shares of its common stock as compensation paid to some of its directors; and

          o 210,525 shares of its common stock upon settlement of a legal proceeding filed against AmTec by a former stockholder.

                           BUSINESS OF TERREMARK

GENERAL

         Terremark Holdings, Inc. (formerly known as Terremark Investment Services, Inc.) was formed in 1982 and along with its subsidiaries, is engaged in the development, construction, sale, leasing, management and financing of various real estate projects. Terremark provides services to private and institutional investors, as well as for its own account. The real estate projects with which Terremark has been involved have included retail, high rise office complexes, mixed use projects, condominiums, condominium hotels, and governmental assisted housing.

         Terremark is also involved in certain ancillary businesses which complement its core development operations. Specifically, Terremark engages in brokering financial services, property management, construction, construction management, condominium hotel management, residential sales and commercial leasing and brokerage, and advisory services, all of which are described in more detail below.

         Terremark evaluates acquisition opportunities on an on-going basis. Terremark does not believe that any transactions currently under consideration are probable. Announcements concerning these or other potential acquisitions could be made by Terremark at any time, including before or shortly after the merger closes.

OPERATIONS

         Development. Terremark's development activities involve the creation of a concept, the acquisition of land, the design of the project, arranging for equity and financing, construction, sales and leasing and ultimate disposition. Terremark's history of development operations has included variations from this full scale concept of development to an exit strategy which has involved reselling undeveloped land, selling a project before completion, joint ventures and redevelopment of existing projects.

         Terremark intends to build on the success of its Fortune House condominium hotel development by creating a brand name for similar future developments and to manage similar projects for other developers. Terremark currently has over two acres of oceanfront property in Ft. Lauderdale under contract, on which it intends to build the second Fortune House Condominium Hotel.

         Other current development projects include the following:

         o the Four Seasons Hotel and Tower, a 63 story, 1.2 million square foot mixed use project located in Miami, Florida including five star hotel, class A office, retail and ultra luxury condominium units, for which Terremark is acting as the co-developer along with New York based Millennium Partners and for which Terremark is also providing mortgage brokerage, sales, construction management, leasing and property management services;

         o Brickell Village, an 11 acre development on the Miami River in Miami's central business district, for which Terremark is also acting as co-developer along with Millennium Partners, and which project will include, in phases, approximately 900,000 square feet of retail entertainment and 2 million square feet of residential and office towers;

         o Fortune House-Fort Lauderdale Beach, a 280 unit four star condominium hotel which Terremark is developing for its own account and which is located on the property facing the ocean in the heart of Fort Lauderdale Beach; and

         o Royal Palm Doral Center III, a 105,000 square foot office building overlooking the Doral Golf Course in the western part of Miami-Dade County and which is being developed by Terremark for a German investor with which Terremark has previously done business, and for which leasing, property management and mortgage brokerage services are also being provided.

         Real-Estate and Mortgage Brokerage. Terremark is also engaged in construction or permanent financing opportunities for its own account or its third party projects and clients. Terremark's mortgage and real estate brokerage subsidiaries are involved in providing diverse brokerage services to Terremark projects and for other developers and owners, on a third party basis. For example, Terremark is arranging for $100 million of construction loan financing for the Four Seasons Hotel and Tower, has recently arranged permanent financing for Galloway I, a 50,000 square foot medical office building, and is in the process of obtaining construction financing for the owner of a 70,000 square foot office building in western Miami-Dade County, Florida. In addition, Terremark is currently developing pre-marketing sales and leasing strategies for the Four Seasons Hotel and Tower and the Brickell Village and active leasing efforts are underway for Kendall Village, Galloway II and Royal Palm Doral Center III, among other projects.

         Terremark's real estate brokerage subsidiary is involved with both commercial and residential properties. Terremark currently represents, as the owners' exclusive leasing agent, various office buildings containing collectively, over 1.2 million square feet of office space. In addition, Terremark has a number of exclusive and non-exclusive appointments as the agents for various tenants who are in the market for new or additional office space. On the residential side, Terremark handles condominium sales for its own projects such as the Fortune House Condominium Hotels (Brickell Avenue and Fort Lauderdale Beach locations), and the Four Seasons Hotel and Tower (once units are ready for the market). In addition, Terremark has recently been retained by another developer to be the developer's exclusive agent at two condominium projects located on Miami Beach: The Bentley Beach Club and the Bentley Bay, and acting as the exclusive sales agent for Segovia Tower, in connection with advisory services being rendered by Terremark for that property.

         Property Management. Terremark currently manages buildings that total in excess of 1.5 million square feet of property, two of which are included in the top ten largest office buildings in the Miami-Dade area.

         Construction Services. Terremark has, in the past, provided construction management and general contracting services as a part of its development activities and not as a separate activity. However, Terremark has expanded this aspect of its business to include post-shell construction and general contracting services for limited risk projects, such as mid-size office buildings and retail boxes, on behalf of owners and developers with whom Terremark has existing relationships.

         Terremark is currently the general contractor for a 70,000 square feet office building in western Miami-Dade County and is acting as construction manager for the re-development of a 106,000 square foot office building in downtown Coral Gables, Florida. In addition, Terremark has been retained to construct both the shell of the building and the tenant improvements of Galloway II, a 30,000 square-foot facility in Miami-Dade County and is providing construction management services in connection with its position as the court appointed receiver for Segovia Tower, a partially completed luxury condominium high-rise located in Coral Gables, Florida.

         Condominium Hotel Management. Terremark developed the Fortune House brand of condominium hotel to enable purchasers to buy furnished condominium suites, which can then be rented to guests when the owner is not in residence. Terremark provides hotel management services for Fortune House. The second Fortune House, which is located on Fort Lauderdale Beach, is currently in the development stage. Once Fortune House Fort Lauderdale is completed, Terremark will operate and manage that property.

         Advisory and Consulting. Closely related to its financial services and property management operations is Terremark's ability to provide institutional and private advisory and consulting services.

GOVERNMENT REGULATIONS AND ENVIRONMENTAL MATTERS

         In developing real estate, Terremark must obtain the approval of numerous government authorities regulating such matters as permitted land uses, levels of density and the availability of utility services such as water and waste disposal. Several authorities in Florida and other states have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas and the amount of these fees has increased significantly during recent years. Many state laws require the use of specific construction materials. Local governments also, at times, declare moratoriums on the issuance of building permits and impose other restrictions.

         To date, the governmental approval processes and the restrictive zoning and moratoriums discussed above have not had a material adverse effect on Terremark's development activities. However, there is no assurance that these and other restrictions will not adversely affect Terremark in the future.

         Terremark is subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning land use. Land use and zoning laws can vary greatly and may result in delays, cause Terremark to incur substantial compliance and other costs and prohibit or severely restrict development in some environmentally sensitive regions or areas. Before consummating the purchase of land, Terremark engages independent environmental engineers to evaluate that land for the presence of hazardous or toxic materials, wastes or substances. Terremark has not been materially affected to date by the presence or potential presence of such materials. We cannot assure you that these inspections will uncover all environmental hazards and Terremark will not be adversely affected by such hazards.

         To varying degrees, permits and approvals will be required to complete the developments currently being planned by Terremark. The ability of Terremark to obtain necessary approvals and permits for these projects is often beyond Terremark's control, and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application.

         In recent years, regulation by federal and state authorities relating to the sale and advertising of residential real estate has also become more restrictive. In order to advertise and sell condominiums and other residential real estate in many jurisdictions, Terremark has been required to prepare registration statements or other disclosure documents and, in some cases, to file such materials with designated regulatory agencies.

COMPETITION AND MARKET FACTORS

         The development and sale of real estate is a highly competitive and fragmented industry. Terremark is not able to estimate the total number of competitors it faces, but is aware that it competes with numerous national, regional and local developers, including some developers with greater financial resources. Developers compete not only for tenants and buyers, but also for desirable properties. When marketing its properties, Terremark must compete with sales and leases of existing properties. The real estate industry is cyclical and affected by consumer confidence levels, prevailing economic conditions generally and, in particular, by interest rate levels. A variety of other factors affect the real estate industry and demand for new construction, including the availability of labor and materials and increases in the costs thereof, changes in associated costs such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends, the availability of and changes in financing programs, and changing economic conditions in ancillary markets (e.g., South America).

EMPLOYEES

         At December 31, 1999, Terremark employed approximately 95 people. Although none of Terremark's employees are covered by collective bargaining agreements, some of the subcontractors which Terremark engages have employees which are represented by labor unions or are subject to collective bargaining agreements. Terremark believes that its relations with its employees and subcontractors are good.

EMPLOYMENT AGREEMENTS

         Messrs. Medina, Katz, Goodkind, Biondi, Jacobson and Padron and Ms. Budd have entered into employment agreements with Terremark. These agreements are each for a term of one year, automatically renewable for additional terms of one year absent written notice by either party to the contrary. The employment agreements contain customary non-competition, non-disclosure and non-solicitation restrictions. Each employment agreement may be terminated at Terremark's option at any time for cause, as defined in the agreement. If an employment agreement is terminated by Terremark other than for cause, then Terremark must pay salary and benefits to the employee for the remainder of the term, up to a maximum of six months. The employee may terminate the employment agreement at any time at 60 days notice, in which case salary and benefits will continue to be paid until the agreement is so terminated. However, if the employee terminates the employment agreement for good reason, as defined in the agreement, then Terremark must pay salary and benefits to the employee for the remainder to the term, up to a maximum of six months. In the event of a change in control, as defined in the agreement, if the employee is terminated without cause or terminates the employment agreement for good reason, then the employee is entitled to base salary through the effective date of termination, plus a lump sum payment equal to twice his base salary, incentive compensation and the value of annual fringe benefits and plus the value of any benefits under any pension or savings plan which are forfeit as a result of the termination. In addition, any stock options shall immediately vest.

OWNERSHIP STRUCTURE

  Common Stock. Terremark's common stock is beneficially owned as follows:

Manuel D. Medina.............................................      510,214        45.6%

ATTU Services, Inc, beneficially owned by Eugene Patry.......       66,511         5.9%

TCO Company Limited, beneficially owned by Luis Lanciotti....      540,775        48.2%

Willy Bermello...............................................        3,750         0.3%
                                                                ----------    ---------
Total........................................................    1,121,250       100.0%
                                                                ==========    =========

         Preferred Stock. The 4,176,693 outstanding shares of Terremark's 10% cumulative preferred stock is owned by Centre Credit Corporation. This preferred stock is convertible into Terremark common stock upon the occurrence of certain events, including the effectiveness of the merger. It is anticipated that the preferred stock will convert into a number of Terremark common shares such that the holders of the preferred stock will receive approximately 10% of the AmTec shares received by all Terremark shareholders pursuant to the merger. Certain members of Terremark's senior management have agreed to purchase all the outstanding preferred stock from Centre Credit Corporation before the merger becomes effective at the issuance price plus accrued dividends. Pursuant to the preferred stock purchase agreement, the 4,176,693 outstanding shares of Terremark preferred stock will be acquired as follows:


     Michael Katz............................         1,606,446
     Brian Goodkind..........................         1,206,557
     Edward Jacobson.........................           272,738
     Irving Padron...........................           272,738
     William Biondi..........................           272,738
     Aviva Budd..............................           545,476
                                                  -------------
                                                      4,176,693
                                                  =============

PROPERTIES

         Terremark's executive office is located in Terremark Centre. Before Terremark's acquisition of Terremark Centre, office space was provided to it at no cost as part of Terremark's fee for managing the building. Effective April 1, 2000, Terremark will begin paying market rent for its office space. Terremark also maintains small offices in downtown Miami, downtown Coral Gables and in Manhattan in addition to maintaining temporary sales and construction offices.

         Terremark Centre, situated on 3.2 acres of land in Miami, Florida, is a 21-story contemporary Class A office tower completed in 1990. The office tower contains 294,000 leasable square feet of office and service related retail space. The building is one of only two class-A buildings in the Coconut Grove sub-market. Including leases which are currently under negotiation and expected to be signed, the building is 97% leased. The building's tenants are a mix of local companies, many of which are professional service providers. Of these tenants, those occupying 82,007 square feet have leases expiring during calendar year 2000 and those occupying 33,600 square feet have not yet renewed. In addition to the office and retail space, the building includes 16 town houses and 1100 parking spaces. In the opinion of management, the building is adequately insured and in excellent condition. There is little deferred maintenance, if any and no significant capital expenditures are anticipated over the next operating year.

         Terremark has received and executed a letter of intent to purchase Terremark Centre for $56.5 million from a third party, institutional buyer. The letter of intent is subject to due diligence and negotiations of a binding contract. The letter of intent contemplates that the closing of the purchase shall occur on March 15, 1999.

         In addition, Terremark has developed and is selling condominium units in Fortune House, a 29 story, 296 unit residential condominium building in the Brickell Avenue area of Miami, Florida.

LEGAL PROCEEDINGS

         Terremark is involved from time to time in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on Terremark's consolidated financial position or results of operations.


            TERREMARK SELECTED HISTORICAL FINANCIAL INFORMATION

         The selected historical financial data set forth below with respect to Terremark's consolidated statements of operations for each of the three years in the period ended March 31,1999, and respect to Terremark's consolidated balance sheets at March 31, 1999 and 1998, are derived from the audited consolidated financial statements of Terremark, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Auditors' reports for financial statements for years 1999 and 1998 are included elsewhere in this proxy statement. The selected historical financial data for Terremark for the nine months ended December 31, 1999 and 1998 are derived from the unaudited consolidated financial statements of Terremark. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, that the management of Terremark considers necessary for a fair presentation of the financial position and results of operations for the periods presented.

         The selected historical consolidated financial data of Terremark have been derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements and the related notes included elsewhere in this proxy statement, "Unaudited Pro Forma Combined Condensed Financial Statements," "Terremark's Management's Discussion and Analysis of Financial Condition and Results of Operations".

                TERREMARK SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                             NINE MONTHS
                                              TWELVE MONTHS ENDED MARCH 31,              ENDED DECEMBER 31,
                                          --------------------------------------     ---------------------------
                                             1999         1998          1997             1999           1998
                                          -----------  -----------  ------------     -------------  ------------
Statement of Operations Data:
Total  revenues.........................  $    44,456  $    37,632   $     2,629     $      13,390  $     39,318
Total cost of sales.....................       31,148       22,667           742             9,100        27,700
Other expenses..........................       12,684       13,869         1,925             7,750        10,021
                                          -----------  -----------  ------------     -------------  ------------
Income (loss) from continuing operations          624        1,096           (38)           (3,460)        1,597
                                          -----------  -----------  ------------     -------------  ------------
Net (loss) income.......................  $       624  $     1,096  $        (38)    $      (3,460) $      1,597
                                          ===========  ===========  ============     =============  ============

Basic and Diluted earnings (loss) per
common share............................  $      0.56  $      0.98  $     (0.03)     $      (3.09)  $       1.42

Weighted average common shares
  outstanding...........................    1,121,250    1,121,250     1,125,000         1,121,250     1,121,250


                                                       AS OF MARCH 31,                   AS OF DECEMBER 31,
                                                -------------------------------      ---------------------------
                                                    1999             1998                1999           1998
                                                --------------   --------------      -------------   -----------
BALANCE SHEET DATA:
Real estate inventories..................      $       12,888    $      33,311       $       5,317  $     16,188
Total assets.............................      $       17,598    $      42,931       $      68,248  $     22,145
Long-term obligations (1)................      $        8,737    $      32,081       $      60,783  $     15,761
Shareholders' equity (2).................      $        6,510    $       1,709       $       3,049  $      3,306


(1)  Long-term obligations include debt and capitalized lease obligations.
(2) Stockholders' equity as of March 31, 1999 and December 31, 1999 include approximately $4,177 in convertible preferred stock.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                            FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the information contained in Terremark's Consolidated Financial Statements and related notes thereto included elsewhere in this proxy statement. The information is intended to facilitate an understanding and assessment of significant changes and trends related to the financial condition and results of operations of Terremark.

OVERVIEW

         Terremark Holdings, Inc. was formed in 1982 and along with its subsidiaries, is engaged in the development, construction, sale, leasing, management and financing of various real estate projects. Terremark is also involved in certain ancillary business which complement its core development operations. Specifically, Terremark engages in brokering financial services, property management, construction, construction management, condo hotel management, residential sales and commercial leasing and brokerage, and advisory services.

SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING PRONOUNCEMENTS

         Significant Accounting Policies. Real estate inventories consist of completed condominiums and condominiums under development. Real estate inventories, including capitalized interest and real estate taxes, are carried at the lower of cost or fair value determined by evaluation of individual projects. Acquisition, development, interest and other indirect costs related to acquisition and development of real estate projects are capitalized. The capitalized costs are charged to earnings as the related revenue is recognized. Sales and marketing costs and the carrying costs of condominium units completed and held for sale are expensed as incurred. Total land, development, and common costs are apportioned on the relative sales value method for each project.

         Revenues from construction and development activities are recognized on a completed contract basis. The related profit is recognized in full when collectibility of the sale price is reasonably assured and the earnings process is substantially complete. Revenues and expenses related to the leasing, management and financing activities are recognized at the time service is provided.

         New Accounting Pronouncements. In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (FASB 131), "Disclosures about Segments of an Enterprise and Related Information," which becomes effective and is required to be adopted in years beginning after December 15, 1997. FASB 131 establishes standards for the way that the public business enterprises report information about segments. Terremark believes it does not have any reportable segments.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (FASB 133), "Accounting for Derivative Instruments and Hedging Activities." FASB 133, as amended, becomes effective and is required to be adopted in years beginning after June 15, 2000. FASB 133 requires all derivatives to be recorded in the balance sheet at fair value. FASB 133 establishes the accounting procedures for hedges that will affect the timing of recognition and the manner in which hedging gains and losses are recognized in Terremark's financial statements. Derivatives that are not hedges must be adjusted to fair value through income. If derivatives are hedges, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or will be recognized in other comprehensive income until the hedged item is recognized in earnings. Terremark has no derivative instruments.


RESULTS OF OPERATIONS

         NINE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1998

         Revenue. Revenue from real estate sales decreased $27.1 million, or 72.3%, from $37.5 million for the nine months ended December 1998 compared to $10.4 million for the nine months ended December 1999. In August 1998 a condominium project obtained a partial certificate of occupancy. This permitted Terremark to close the sales of condominium units and resulted in approximately $34.6 million in revenue during the nine months ended December 31, 1998 compared to approximately $9.2 million in revenue for the nine months ended December 31, 1999. In addition, in December 1999, Terremark sold for approximately $1.2 million three condominium units. Commission income decreased $237,000 or 29.4% from $807,000 for the nine months ended December 1998 compared to $570,000 for the nine months ended December 1999 and is directly related to the timing of lease renewals. Management fees increased from $529,000 for the nine months ended December 1998 compared to $1,006,000 for the nine months ended December 1999 due to the signing of several building management contracts. Development fees increased $562,000, or 121.2%, from $463,000 for the nine months ended December 1998 compared to $1,025,000 for the nine months ended December 1999 due to the signing of new development contracts.

         Cost of Real Estate Sold. Cost of real estate sold decreased by $18.9 million, or 68.2%, from $27.7 million for the nine months ended December 1998 to $8.8 million for the nine months ended December 1999, which is attributable to a decrease in condominium unit sales. The decrease in gross margin as a percentage of sales revenue from 26.1% in 1998 to 15.5% in 1999, is attributable to 1998 real estate sales including the sale of land for $1.05 million above cost basis. Also, in 1998, we sold furniture packages with condominium units which had a 33.3% gross margin. As a sales incentive in 1999, furniture packages were included with purchased units.

         General and Administrative Expenses. General and administrative expenses increased by 18.2% from approximately $4.4 million for the nine months ended December 1998 to approximately $5.2 million for the nine months ended December 1999, due to an increase in payroll and related costs associated with the hiring of 36 new employees. In November 1998, Terremark formed a hotel subsidiary. As such, only one month of expenses were included for the nine months ended December 1998 compared to nine months of related expenses included for the nine months ended December 31, 1999.

         Sales and Marketing Expenses. Sales and marketing expenses decreased from $4.7 million, or 61.7% for the nine months ended December 1998 compared to $1.8 million for the nine months ended December 1999 due to the decrease in commission expense directly related to the sales of condominium units. Sales and marketing expenses were used to promote sales of condominium units.

         Depreciation Expense. Depreciation expense increased from $22,000 for the nine months ended December 1998 compared to $63,000 for the nine months ended December 1999, an increase of 186.4%, which resulted from the increase in furniture and computer equipment.

         Interest Income. Interest income changed from $188,000 for the nine months ended December 1998 to $186,000 for the nine months ended December 1999. Interest income is earned on cash held in banks. The average cash balances were not significantly different for the comparative periods.

         Interest Expense, Net of Capitalized Interest. Interest expense decreased $503,000 from $1,116,000 for the nine months ended December 1998 compared to $613,000 for the nine months ended December 1999 due to a reduction of debt used to finance condominium projects, as well as the conversion of $3.6 million in debt to preferred stock in March 1999.

         Other Income. Other income (expense) decreased from $122,000 in income for the nine months ended December 1998 compared to approximately $5,000 in expense for the nine months ended December 1999, which is primarily attributable to the $150,000 write down during the period ending December 31, 1999 of Terremark Centre's carrying value to its estimated net sales price.

         Net Income. Overall net income decreased 318.8% from $1.6 million for the nine months ended December 1998 to a $3.5 million loss for the nine months ended December 1999. This was primarily due to the reduced amount of condominium unit sales.

         YEAR ENDED MARCH 31, 1999 COMPARED TO YEAR ENDED MARCH 31, 1998

         Revenue. Revenue from real estate sales increased $5.0 million, or 13.5%, from $37.0 million in 1998 to $42.0 million in 1999. Revenue in 1999 from real estate sales includes condominium unit sales of $47.0 million. Revenue from real estate sales in 1998 includes the sale of land for $23.8 million and condominium unit sales of $13.2 million. Commission income earned from leasing increased $860,000, from $162,000 in 1998 to $1,022,000 in 1999 due to the timing of lease renewals. The increase in development fees from $0 in 1998 to $625,000 in 1999 is due to the signing of various project development agreements in 1999. Management fees charged with respect to the management of commercial and residential property more than doubled, increasing from $312,000 in 1998 to $768,000 in 1999 as a result of the acquisition of various office building management contracts. Construction fees in 1998 were related to the management of a construction project. Terremark did not generate any construction fees in 1999.

         Cost of Real Estate Sold. Cost of real estate sold increased by $8.4 million, or 37.0%, from $22.7 million for the year ended March 1998 to $31.1 million for the year ended March 1999, which is attributable to an increase in condominium unit sales. The decrease in gross margin as percentage of sales revenue from 38.8% in 1998 to 25.9% in 1999 is mainly attributable to the sale of land in 1998 which had a gross margin of 55.0%.

         General and Administrative Expenses. General and administrative expenses fell by 14.3% from approximately $7.0 million in 1998 to approximately $6.0 million in 1999. This decrease is attributable to a fee to a financial institution for a loan commitment, internal costs related to the sale of land and an increase in compensation to existing employees, all of which were paid in 1998.

         Sales and Marketing Expenses. Sales and marketing expenses increased from $1.8 million in 1998 to $5.5 million in 1999, representing an increase of over 200%. Sales and marketing expenses were used to promote sales of condominium units.

         Depreciation Expense. Depreciation expense increased from $19,000 to $50,000, an increase of 163.2%, which resulted from purchases of furniture and computer equipment.

         Interest Income. Interest income increased 224.7% from $81,000 in 1998 to $263,000 in 1999, due to an increase in cash balances.

         Interest Expense, net of capitalized interest. Interest expense increased 25.0% in 1999, from $1.2 million in 1998 to $1.5 million in 1999 due to an increase in debt financing used to fund completion of a condominium project.

         Other Income. Other income increased 173.8% in 1999, from $61,000 in 1998 to $167,000 in 1999. This increase is a result of rental income from condominium units and a lease cancellation fee.

         Net Income. Overall net income decreased 43.3%, from $1.1 million in 1998 to $624,000 in 1999. This was primarily due to the reduced gross margin realized on the sale of real estate compared to 1998.

         YEAR ENDED MARCH 31, 1998 COMPARED TO YEAR ENDED MARCH 31, 1997

         Revenue. Revenue from real estate sales was $37.0 million in fiscal 1998 compared to $300,000 in 1997. During February 1998, Terremark sold land for $23.8 million, and $13.2 million from condominium sales were generated during 1998. The $300,000 in real estate sales in 1997 consisted of the sale of an office building. Commission income earned from the sale of condominium units fell $718,000, or 81.6%, from $880,000 in 1997 to $162,000 in 1998. Management fees were basically unchanged at around $300,000 as the same number of properties were under management in 1997 and 1998. Terremark did not realize any development fees in 1998, after earning $333,000 in 1997 for the development of a condominium project. Construction fees earned in 1998 of $120,000 represented a decrease of 85.3% from the $815,000 earned in 1997 due to the completion of a condominium project in 1997.

         Cost of Real Estate Sold. Cost of real estate sold increased from $0 in 1997 to $22.7 million in 1998. This increase is attributable to the sale of condominium units and the sale of land in 1998. During 1997, Terremark had real estate under development which was not then available for sale.

         General and Administrative Expenses. General and administrative expenses increased from $976,000 in 1997 to $7.0 million in 1998, representing a 617.21% increase. This is attributable to a fee to a financial institution for a loan commitment, internal costs related to the sale of land and an increase in compensation paid to existing employees.

         Provision for Write Down of Real Estate. In 1998, an impairment of $3.9 million was provided against real estate inventory. This impairment was due to the estimated sales value exceeding the carrying value of the real estate assets.

         Sales and Marketing. Sales and marketing expenses almost doubled, increasing from $935,000 in 1997 to $1.8 million in 1998 due to the increased promotion of a condominium project in 1998.

         Depreciation Expense. Depreciation expense decreased 34.5% from $29,000 in 1997 to $19,000 in 1998, which resulted from the disposal of furniture and computer equipment.

         Interest Income. Interest income fell from $95,000 in 1997 to $81,000 in 1998 due to a decline in cash on hand.

         Interest Expense, net of capitalized interest. Interest expense increased from $77,000 in 1997 to $1.2 million in 1998. This increase was attributable to high borrowings used for the financing of condominium projects and the assumption of debt from the acquisition of condominiums.

         Other Income. Other income increased in from $0 in 1997 to $61,000 in 1998. This increase is a result of rental income from the rental of condominium units.

         Net Income. Net income of $1.1 million represented an improvement compared to the loss of $38,000 reported for 1997. This improvement was primarily due to gross margin on the sale of real estate, which was partially offset by an increase in interest expense.


LIQUIDITY AND CAPITAL RESOURCES

         NINE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1998

         Cash provided by operations for the nine months ended December 31, 1998 was $12.7 million compared to $3.5 million for the same period in 1999, a decrease of $9.2 million or approximately 72.4%. The decrease in cash provided by operations resulted primarily from a reduction in the sales of real estate inventories.

         Cash used in investing activities for the nine months ended December 31, 1998 was $152,000 compared to cash used by investing activities of $1.4 million for the same period in 1999, an increase of $1.2 million. The increase in cash used by investing activities resulted primarily from the addition of $1.125 million in receivables from AmTec in the current period.

         Cash used in financing activities for the nine months ended December 31, 1998 was $16.3 million compared to $3.5 million used by financing activities for the same period in 1999, a decrease of $12.8 million. The decrease in cash used by financing activities resulted primarily from higher repayments on construction financing related to condominium projects in the prior period.

DEBT

         Terremark's long-term capital requirements consist of funds for investment in development projects and for debt service. Historically, Terremark has met its capital requirements primarily through debt financing and operating cash flow.

         Terremark Centre was purchased subject to a nonrecourse mortgage loan from a life insurance company, the principal balance of which was $28.3 million on December 31, 1999. Terremark Centre is also subject to a $27.1 million second mortgage and a perfected security interest in the partnership interests of the partnership that owns Terremark Centre. The first mortgage loan matures on June 1, 2001. The second mortgage loan matures at the earlier of (1) the sale of Terremark Centre, or (2) December 31, 2000 if the AmTec merger has not closed by that date, in which case the seller may extend the note or take a deed in lieu of foreclosure to fully satisfy the debt.

         Terremark intends to sell Terremark Centre before the closing of the AmTec merger and began an active marketing program at the end of November 1999. Terremark has executed a letter of intent with a potential purchaser for the purchase of Terremark Centre for a purchase price of $56.5 million, subject to financing and other conditions. In addition, if the merger does not occur on or before December 31, 2000 or the Terremark Centre is not sold, Vistagreen has the option to extend the maturity date of its note or will be entitled to the Terremark Centre via a deed in lieu of foreclosure. No assurances can be made as to the timing of, or the amount of value to be received from, a sale of Terremark Centre. If Terremark Centre is sold for a price which does not yield proceeds adequate to repay the promissory note in full, Terremark is obligated to fund the difference. If the sales proceeds exceed the amount required to fully retire the promissory note, Terremark will be entitled to the excess.

SOURCES OF LIQUIDITY

         Terremark believes that its cash and cash equivalents, cash generated from operations, borrowing capacity and access to other financing sources will be adequate to meet its anticipated short-term and long-term liquidity requirements, including scheduled debt repayments and capital expenditures.


INFLATION

         The general rate of inflation in the United States has been insignificant over the past several years and has not had a material impact on Terremark's results of operations.

YEAR 2000

         The Year 2000 issue is the result of computer programs and other business systems being written using two digits rather than four to represent the year. Terremark's computer systems and those of Terremark's business partners may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failure or disruption of operations.

         Terremark has reviewed the possible effect of the Year 2000 on the computer systems currently in use by Terremark and believes that it has achieved Year 2000 readiness with regard to its information technology systems. While it is likely that some non-information technology systems in its offices such as elevators, heating and air-conditioning systems, etc., with date sensitive software and embedded microprocessors may be affected by the Year 2000 issue, the estimates of costs of correcting or replacing critical non-information technology systems indicate that these costs will not be material to Terremark.

MARKET RISK

         Major risks of developing and investing in real estate are the possibilities that properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation at a rate less than that anticipated or obtainable through investment in other real estate or other investments. The real estate industry is cyclical and affected by changes in general and local economic and other conditions including employment levels, demographics considerations, availability of financing, interest rate levels, consumer confidence and real estate demand. Economic conditions in ancillary markets.

         Developers are also subject to various risks, many of them outside their control including competitive overbuilding, availability and cost of property, materials and labor, adverse weather conditions (which can cause delays in construction schedules or physical damage), cost overruns, changes in government regulations pertaining to building standards or environmental matters, increases in real estate taxes and other local government fees. Terremark cannot predict the impact increasing interest rates have on prospective tenants or buyers and any increase in interest rates could affect Terremark's business adversely.

SUBSEQUENT EVENTS

         Centre Credit Corporation, a foreign lender and investor, owns approximately 4,176,693 shares of Terremark Holdings, Inc.'s 10% cumulative convertible preferred stock. CCC's basis in the stock is $1.00 per share plus accrued dividends. It has entered into agreements with certain members of Terremark's management to sell the stock for approximately $4.2 million in total. These agreements will not be executed until after January 1, 2000 and will close only if and when the merger closes.

         On February 4, 2000, Terremark received and accepted a letter of intent from a third party buyer to purchase Terremark Centre, subject to due diligence. Terremark management believes the buyer has financial resources to complete the transaction. The net sales price is expected to be $55.85 million, which is $150,000 less than cost.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT OF AMTEC

         The following table sets forth the beneficial ownership of common Stock as of December 31, 1999 by : (i) each person known by AmTec to beneficially own 5% or more of the outstanding common stock, (ii) each director of AmTec, (iii) each Named Executive Officer of AmTec, and (iv) all directors and executive officers of AmTec as a group. Unless otherwise indicated below, to the knowledge of AmTec, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law.




                NAME OF                      NO. OF          PERCENT
            BENEFICIAL OWNER                 SHARES            (1)
            ----------------               ---------         --------

Joseph R. Wright, Jr. (2)(13)              6,665,144          18.36%
Richard T. McNamar (3)(13)                   525,000           1.45%
Richard S. Braddock (4)(13)                  263,592             *
James R. Lilley (5)(13)                      111,074             *
Michael H. Wilson (6)(13)                    158,222             *
Marvin S. Rosen (7)(13)                    1,189,030           3.27%
Joel Schleicher (8)(13)                       32,500             *
Karin-Joyce Tjon (9)(13)                      50,000             *
Wilfred Chow (10)(13)                         25,000             *
Xiao Jun (11)(13)                            525,000           1.45%
All executive officers and
directors as a group (12)                  9,544,562          26.29%
Jenny Sun (14)                             5,541,593          15.26%
Polmont Investments Limited (15)           5,541,593          15.26%
Occidental Worldwide
Corporation (16)                           5,541,593          15.26%
Max Chian Yi Sun (17)                      5,541,593          15.26%

----------------------
*      Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to options currently exercisable, or exercisable within 60 days of December 31, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
(2) Includes 42,148 Shares held by Austin Trading Partners, LP, of which Mr. Wright is a limited partner. Also includes options to purchase 6,100,000 Shares. As part of the merger agreement, Mr. Wright forfeits 3,000,000 options upon the merger taking place.
(3)    Includes options to purchase 500,000 Shares.
(4)    Includes options to purchase  80,000 Shares.
(5)    Includes options to purchase  75,000  Shares.
(6)    Includes options to purchase  80,000 Shares.
(7)    Includes options to purchase  25,000 Shares.
(8)    Includes options to purchase  17,500 Shares.
(9)    Includes options to purchase 50,000 Shares.
(10)   Includes options to purchase 25,000 Shares.
(11)   Includes options to purchase 515,000 Shares.
(12)   Includes options to purchase 7,467,500 Shares.
(13) The address of Messrs. Wright, McNamar, Braddock, Lilley, Wilson, Rosen, Schleicher, Ms. Tjon and Messrs. Chow and Xiao is c/o AmTec, Inc., 599 Lexington Avenue, 44th Floor, New York, New York 10022.
(14) Includes 2,450,000 Shares held by Polmont Investments Limited and 2,797,691 Shares held by Occidental Worldwide Corporation of which Ms. Sun has voting power. It also includes 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Ms. Sun is 1052 North Beverly Drive, Beverly Hills, CA 90210. The Company believes that Ms. Sun is currently out of compliance with her required filings of Statements of Beneficial Ownership based on available information related to her ownership of the Company's securities.
(15) Includes 2,797,691 Shares held by Occidental Worldwide Corporation and 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Polmont Investments Limited is c/o Havelet Trust Company, P.O. Box 3136, Road Town, Tortola, British Virgin Islands.
(16) Includes 2,450,000 Shares held by Polmont Investments Limited and 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon and 500 Shares held by Max Sun. The address of Occidental Worldwide Corporation is Mr. Vincent Lim, c/o Rabobank, Shell Tower, 1 Raffles Place, Singapore.
(17) Includes 2,450,000 Shares held by Polmont Investments Limited and 2,797,691 Shares held by Occidental Worldwide Corporation of which Mr. Sun has voting power. It also includes 293,402 Shares currently held by Chian Jeng Sun & Chieh Siong Soon. The address of Mr. Sun is 126 JLN DEDAP, Taman Ampang, Selangor, Malaysia. The Company believes that Mr. Sun is currently out of compliance with his required filings of Statements of Beneficial Ownership based on available information related to his ownership of the Company's securities.

                        DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF AMTEC CAPITAL STOCK

       The authorized capital stock of AmTec consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the record date, there were XX,XXX,XXX shares of AmTec common stock outstanding held beneficially by approximately X,XXX shareholders and 20 shares of AmTec preferred stock. AmTec's common stock is listed on the AMEX under the symbol ATC.

       AmTec common stock. Holders of AmTec common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of AmTec common stock are entitled to receive ratably any dividends, as may be declared from time to time by the AmTec board of directors, out of legally available funds. In the event of a liquidation, dissolution or winding up of AmTec, the holders of AmTec common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of AmTec preferred stock, if any. The AmTec common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the AmTec common stock. All outstanding shares of AmTec common stock are fully paid and non-assessable, and the shares of AmTec common stock to be issued and outstanding upon consummation of the merger will be fully paid and non-assessable.

                   REPRESENTATIVE OF INDEPENDENT AUDITORS

       A representative of Deloitte & Touche is expected to be present at the special meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from AmTec stockholders.

                           STOCKHOLDER PROPOSALS

       Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the annual meeting for the fiscal year ended March 31, 2000 ("2000 Annual Meeting") must be received by the Company no later than April 7, 2000 to be included in the proxy material for the 2000 Annual Meeting. It is recommended that stockholders submitting proposals direct them to Karin-Joyce Tjon, Vice President of the Company, and utilize certified mail, return-receipt requested, in order to ensure timely delivery.


                          INDEPENDENT ACCOUNTANTS


       The financial statements of AmTec, Inc. as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999 included in this proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, had been audited by Deloitte & Touche LLP, independent accountants as stated in their report appearing herein.

       The financial statements of Terremark Holdings, Inc. as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999 included in this proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, have been audited by PricewaterhouseCoopers LLP, independent accountants as stated in their report appearing herein.


                         FINANCIAL STATEMENTS INDEX

                                                                                                                PAGE
AMTEC, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT.....................................................................................F-3

FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 1999, 1998 AND 1997:
     Consolidated Balance Sheets.................................................................................F-4
     Consolidated Statements of Operations.......................................................................F-5
     Consolidated Statements of Stockholders' Equity (Deficit)...................................................F-6
     Consolidated Statements of Cash Flows.......................................................................F-8
     Notes to Consolidated Financial Statements..................................................................F-9

HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

INDEPENDENT AUDITORS' REPORT....................................................................................F-26

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND FOR THE
     PERIOD FROM APRIL 29, 1997, (COMMENCEMENT OF OPERATIONS) TO DECEMBER
     31, 1997:

     Balance Sheets.............................................................................................F-27
     Statements of Operations...................................................................................F-28
     Statements of Investors' Equity............................................................................F-29
     Statements of Cash Flows...................................................................................F-30
     Notes to Financial Statements..............................................................................F-31

HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

INDEPENDENT AUDITORS' REPORT....................................................................................F-37

FINANCIAL STATEMENTS FOR THE YEAR ENDED
         DECEMBER 31, 1998, 1997 AND PERIOD FROM JANUARY 31, 1996
         (COMMENCEMENT OF OPERATIONS) TO DECEMBER, 1996:

     Balance Sheets.............................................................................................F-38
     Statements of Operations...................................................................................F-39
     Statements of Investors' Equity (Deficit)..................................................................F-40
     Statements of Cash Flows...................................................................................F-41
     Notes to Financial Statements..............................................................................F-42

AMTEC, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 1998 AND
     1999:

     Condensed Consolidated Balance Sheets......................................................................F-50
     Condensed Consolidated Statements of Operations............................................................F-51
     Condensed Consolidated Statements of Cash Flows............................................................F-52
     Notes to Condensed Consolidated Financial Statements.......................................................F-54

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
     MARCH 31, 1999 AND 1998:

     Report of Independent Certified Public Accountants.........................................................F-58

     Consolidated Balance Sheets................................................................................F-59
     Consolidated Statements of Operations......................................................................F-60
     Consolidated Statements of Stockholders' Equity ...........................................................F-61
     Consolidated Statements of Cash Flows......................................................................F-62
     Notes to Consolidated Financial Statements.................................................................F-64

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 1999 AND
     1998:

     Consolidated Balance Sheets................................................................................F-78
     Consolidated Statements of Operations and
         Changes in Stockholders' Equity .......................................................................F-79
     Consolidated Statements of Cash Flows......................................................................F-81
     Notes to Consolidated Financial Statements.................................................................F-83

TERREMARK CENTRE

     Report of Independent Certified Public Accountants.........................................................F-87

     Statement of Revenue and Certain Expenses..................................................................F-88
     Notes to Statement of Revenue and Certain Expenses.........................................................F-89



                        INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
AMTEC INC.

We have audited the accompanying consolidated balance sheets of AmTec Inc. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP

New York, New York
June 29, 1999


AMTEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1999 AND 1998
---------------------------------------------------------------------------------------------------------------------
                                                                                 1999                   1998
                                                                         --------------------   --------------------
Assets
Current Assets:
     Cash..............................................................            $2,093,141             $2,134,662
     Accounts receivable...............................................                     -                114,661
     Prepaid expenses and other current assets.........................                38,805                108,082
                                                                         --------------------   --------------------
         Total current assets..........................................             2,131,946              2,357,405

     Investments in and advances to unconsolidated subsidiary..........             2,496,480              5,074,217
     Property, plant and equipment, net................................                96,926                139,136
     Office lease deposit..............................................                55,733                112,600
                                                                         --------------------   --------------------
         Total assets..................................................            $4,781,085             $7,683,358
                                                                         ====================   ====================

Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable..................................................           $   439,195            $   541,888
     Accrued expenses..................................................               528,548                792,006
     Loans payable - shareholders......................................                     -              1,452,553
                                                                         --------------------   --------------------
         Total current liabilities.....................................               967,743              2,786,447
                                                                         --------------------   --------------------

Commitments and Contingencies

Stockholders' Equity:
     Preferred Stock: authorized 10,000,000 shares:
         Series E Convertible Preferred Stock: $.001 par value;
         74 shares issued, 29.8 and 73.2 shares outstanding in
         1999 and 1998, respectively...................................                     1                      1

         Series G Convertible Preferred Stock: $.001 par value;
         20 and 0 shares issued and outstanding in 1999 and 1998,
         respectively..................................................                     1                      -

     Common Stock:  $.001 par value, authorized 100,000,000 shares;
         30,736,721 and 26,532,502 issued and outstanding in 1999
         and 1998, respectively.........................................               30,737                 26,533

     Additional Paid-In Capital........................................            36,947,244             33,149,142
     Accumulated deficit...............................................          (33,646,491)           (27,394,590)
     Nonemployee deferred option cost, net.............................                     -            (1,378,125)
     Warrants..........................................................               481,850                493,950
                                                                         --------------------   --------------------
Total Stockholders' Equity.............................................             3,813,342              4,896,911
                                                                         --------------------   --------------------

Total Liabilities & Stockholders' Equity...............................            $4,781,085             $7,683,358
                                                                         ====================   ====================

See notes to consolidated financial statements.


AMTEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------------------------------------------

                                                                     1999              1998              1997
                                                                --------------    ---------------  ----------------
Revenues........................................................$                 $                $ -            -
                                                                --------------    ---------------  ----------------

Expenses
     Selling, general and administrative........................     4,649,770          4,282,613         3,563,568
                                                                --------------    ---------------  ----------------

Loss from Operations............................................    (4,649,770)        (4,282,613)       (3,563,568)
                                                                --------------    ---------------  ----------------

Other Income (Expense):
     Amortization of stock options granted to non-employees.....      (459,374)          (459,375)                -
     Interest expense...........................................             -           (125,586)         (129,039)
     Other - net................................................       (85,161)            70,853           (33,216)
     Write off of investment in affiliate.......................             -                  -          (198,538)
                                                                --------------    ---------------  ----------------
         Total other expense....................................      (544,535)          (514,108)         (360,793)
                                                                --------------    ---------------  ----------------

Loss Before Equity in Losses of Unconsolidated Subsidiary.......    (5,194,305)        (4,796,721)       (3,924,361)

Equity in losses of unconsolidated subsidiary...................      (385,139)          (606,647)         (140,524)
                                                                --------------    ---------------  ----------------

Net Loss........................................................    (5,579,444)        (5,403,368)       (4,064,885)

Preferred Stock Dividend........................................       672,457          1,398,686            10,000
                                                                --------------    ---------------  ----------------

Loss Applicable to Common Shareholders..........................  $ (6,251,901)     $  (6,802,054)    $  (4,074,885)
                                                                ==============    ===============  ================

Basic Loss per Common Share.....................................$        (0.23)    $        (0.23)    $       (0.14)
                                                                ==============    ===============  ================

Weighted Average Common Shares Outstanding......................    27,495,213         29,843,712        29,102,347
                                                                ==============    ===============  ================

See notes to consolidated financial statements.


AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------------------------------------------
                                                                                     SERIES A          SERIES B
                                                             COMMON STOCK         PREFERRED STOCK   PREFERRED STOCK
                                                          SHARES      AMOUNT      SHARES    AMOUNT  SHARES    AMOUNT
BALANCE, March 31, 1996...............................   28,436,982     $28,437  1,524,178   $1,524      --     $---
Issuances of Series B preferred stock.................           --          --         --       --     100        1
Conversion of Series B shares.........................    1,507,477       1,507         --       --    (100)      (1)
Issuance of Series D preferred Stock..................           --          --         --       --      --       --
Common shares issued for services rendered............       90,962          91         --       --      --       --
Common shares issued to employees as compensation.....      212,500         213         --       --      --       --
Common shares issued for directors' fees..............       10,000          10         --       --      --       --
Sale of common shares.................................    1,000,000       1,000         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Preferred dividends...................................           --          --         --       --      --       --
Warrants..............................................           --          --         --       --      --       --
Net loss..............................................           --          --         --       --      --       --
                                                        ----------- ----------- ---------- -------- ------- --------
BALANCE, March 31, 1997...............................   31,257,921      31,258  1,524,178    1,524      --       --
Exercise of employee stock options....................       69,000          69         --       --      --       --
Issuance of Series C preferred stock..................           --          --         --       --      --       --
Common shares issued for services rendered............       23,233          23         --       --      --       --
Conversion of Series D shares to common stock.........    2,236,507       2,237         --       --      --       --
Common stock investment agreement-- net of cancellation   1,019,465       1,019         --       --      --       --
Common shares issued for directors' fees..............       40,000          40         --       --      --       --
Cancellation of Series A Preferred....................           --          -- (1,524,178)  (1,524)     --       --
Cancellation of common stock..........................  (12,727,909)    (12,728)        --       --      --       --
Tweedia loan cancellation.............................           --          --         --       --      --       --
Allocation of non-refundable deposit from former affiliate       --          --         --       --      --       --
Other.................................................           --          --         --       --      --       --
Conversion of Series C shares to common stock.........    4,507,639       4,508         --       --      --       --
Issuance of Series E preferred stock..................           --          --         --       --      --       --
Conversion of Series E shares to common stock.........      106,646         107         --       --      --       --
Buyback of Series C preferred stock...................           --          --         --       --      --       --
Deferred financing costs, net of amortization.........           --          --         --       --      --       --
Stock options issued to third party...................           --          --         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Advance to joint venture partner......................           --          --         --       --      --       --
Preferred stock dividends.............................           --          --         --       --      --       --
Cancellation of Warrants..............................           --          --         --       --      --       --
Net loss..............................................                                  --       --      --       --
                                                        ----------- ----------- ---------- ---------------- --------
BALANCE, March 31, 1998...............................   26,532,502      26,533         --       --      --       --

Conversion of Series E shares to common stock.........    5,554,484       5,554         --       --      --       --
Common Shares buyback.................................     (330,800)       (331)        --       --      --       --
Preferred Shares buyback..............................           --          --         --       --      --       --
Cancellation of common stock investment agreement.....   (1,019,465)     (1,019)        --       --      --       --
Issuance of Series G preferred stock..................           --          --         --       --      --       --
Issuance of Warrants..................................           --          --         --       --      --       --
Cancellation of Warrants..............................           --          --         --       --      --       --
Cancellation of shareholders' loans and accrual interest         --          --         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Preferred stock dividends.............................           --          --         --       --      --       --
Cancellation of Stock options issued to third party...           --          --         --       --      --       --
Options issued for services rendered..................                                  --       --      --       --
Net loss..............................................                                  --       --      --       --
                                                        ----------- ----------- ---------- --------- ------- --------
BALANCE, March 31, 1999...............................   30,736,721     $30,737         --      $--      --      $--
                                                        =========== =========== ========== ========= ======= ========



AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              SERIES C        SERIES D         SERIES E         SERIES G
                                                          PREFERRED STOCK PREFERRED STOCK   PREFERRED STOCK PREFERRED STOCK
                                                           SHARES  AMOUNT SHARES   AMOUNT   SHARES   AMOUNT SHARES   AMOUNT
BALANCE, March 31, 1996...............................         --     $--     --      $--       --      $--     --      $--
Issuances of Series B preferred stock.................         --      --     --       --       --       --     --       --
Conversion of Series B shares.........................         --      --     --       --       --       --     --       --
Issuance of Series D preferred Stock..................         --      --    150        1       --       --     --       --
Common shares issued for services rendered............         --      --     --       --       --       --     --       --
Common shares issued to employees as compensation.....         --      --     --       --       --       --     --       --
Common shares issued for directors' fees..............         --      --     --       --       --       --     --       --
Sale of common shares.................................         --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Preferred dividends...................................         --      --     --       --       --       --     --       --
Warrants..............................................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --       --     --       --
                                                         -------- -------- ------ -------- -------- -------- ------- -------
BALANCE, March 31, 1997...............................         --      --    150        1       --       --     --       --
Exercise of employee stock options....................         --      --     --       --       --       --     --       --
Issuance of Series C preferred stock..................        250       1     --       --       --       --     --       --
Common shares issued for services rendered............         --      --     --       --       --       --     --       --
Conversion of Series D shares to common stock.........         --      --   (150)      (1)      --       --     --       --
Common stock investment agreement-- net of cancellation        --      --     --       --       --       --     --       --
Common shares issued for directors' fees..............         --      --     --       --       --       --     --       --
Cancellation of Series A Preferred....................         --      --     --       --       --       --     --       --
Cancellation of common stock..........................         --      --     --       --       --       --     --       --
Tweedia loan cancellation.............................         --      --     --       --       --       --     --       --
Allocation of non-refundable deposit from former
  affiliate...........................................         --      --     --       --       --       --     --       --
Other.................................................         --      --     --       --       --       --     --       --
Conversion of Series C shares to common stock.........       (219)     (1)    --       --       --       --     --       --
Issuance of Series E preferred stock..................         --      --     --       --       74        1     --       --
Conversion of Series E shares to common stock.........         --      --     --       --       (1)      --     --       --
Buyback of Series C preferred stock...................        (31)     --     --       --       --       --     --       --
Deferred financing costs, net of amortization.........         --      --     --       --       --       --     --       --
Stock options issued to third party...................         --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Advance to joint venture partner......................         --      --     --       --       --       --     --       --
Preferred stock dividends.............................         --      --     --       --       --       --     --       --
Cancellation of Warrants..............................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --              --       --
                                                         -------- -------- ------ -------- -------- -------- ------- -------
BALANCE, March 31, 1998...............................         --      --     --       --       73        1     --       --

Conversion of Series E shares to common stock.........         --      --     --       --      (40)      --     --       --
Common Shares buyback.................................         --      --     --       --       --       --     --       --
Preferred Shares buyback..............................         --      --     --       --       (3)      --     --       --
Cancellation of common stock investment agreement.....         --      --     --       --       --       --     --       --
Issuance of Series G preferred stock..................         --      --     --       --       --       --     20        1
Issuance of Warrants..................................         --      --     --       --       --       --     --       --
Cancellation of Warrants..............................         --      --     --       --       --       --     --       --
Cancellation of shareholders' loans and accrual interest       --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Preferred stock dividends.............................         --      --     --       --       --       --     --       --
Cancellation of Stock options issued to third party...         --      --     --       --       --       --     --       --
Options issued for services rendered..................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --       --     --       --
                                                         -------- -------- ------ -------- -------- -------- ------- --------
BALANCE, March 31, 1999...............................         --     $--     --      $--       30      $ 1     20      $ 1
                                                         ======== ======== ====== ======== ======== ========= ====== ========


See notes to consolidated financial statements.

AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)  (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           ADDITIONAL            ACCUMULATED
                                                                        WARRANTS         PAID-IN CAPITAL          DEFICIT
                                                                     ---------------  ---------------------  -------------------
BALANCE, March 31, 1996............................................   $           --            $18,648,620         $(16,527,651)
Issuances of Series B preferred stock..............................               --              2,341,218                   --
Conversion of Series B shares......................................               --                 (1,506)                  --
Issuance of Series D preferred Stock...............................               --              1,499,999                   --
Common shares issued for services rendered.........................               --                316,249                   --
Common shares issued to employees as compensation..................               --                318,538                   --
Common shares issued for directors' fees...........................               --                 89,990                   --
Sale of common shares..............................................               --              1,999,000                   --
Cumulative foreign currency exchange loss..........................               --                 (1,231)                  --
Preferred dividends................................................               --                (10,000)                  --
Warrants...........................................................          479,500                     --                   --
Net loss...........................................................               --                     --           (4,064,885)
                                                                     ---------------  ---------------------  -------------------

BALANCE, March 31, 1997............................................          479,500             25,200,877          (20,592,536)

Exercise of employee stock options.................................               --                 34,681                   --
Issuance of Series C preferred stock...............................               --              2,499,999                   --
Common shares issued for services rendered.........................               --                 66,934                   --
Conversion of Series D shares to common stock......................               --                129,673                   --
Common stock investment agreement-- net of cancellation............               --                 (1,019)                  --
Common shares issued for directors' fees...........................               --                 84,960                   --
Cancellation of Series A Preferred.................................               --             (4,571,012)                  --
Cancellation of common stock.......................................               --                 12,728                   --
Tweedia loan cancellation..........................................               --                 25,000                   --
Allocation of non-refundable deposit from former affiliate.........               --                850,000                   --
Other..............................................................               --                   (580)                  --
Conversion of Series C shares to common stock......................               --                 (4,508)                  --
Issuance of Series E preferred stock...............................               --              6,759,000                   --
Conversion of Series E shares to common stock......................               --                   (107)                  --
Buyback of Series C preferred stock................................               --               (406,100)                  --
Deferred financing costs, net of amortization......................          161,450               (229,415)                  --
Stock options issued to third party................................               --              1,837,500                   --
Cumulative foreign currency exchange loss..........................               --                  1,844                   --
Advance to joint venture partner...................................               --               (540,000)                  --
Preferred stock dividends..........................................               --              1,398,686           (1,398,686)
Cancellation of Warrants...........................................         (147,000)                    --                   --
Net loss...........................................................               --                     --           (5,403,368)
                                                                     ---------------  ---------------------  -------------------

BALANCE, March 31, 1998............................................          493,950             33,149,142          (27,394,590)

Conversion of Series E shares to common stock......................               --                138,821
Common Shares buyback..............................................               --               (383,052)                  --
Preferred Shares buyback...........................................               --               (100,000)                  --
Cancellation of common stock investment agreement..................               --                  1,019                   --
Issuance of Series G preferred stock...............................               --              2,000,000                   --
Issuance of Warrants...............................................          210,400               (210,400)                  --
Cancellation of Warrants...........................................         (222,500)               222,500                   --
Cancellation of shareholders' loans and accrual interest...........               --              2,359,621                   --
Cumulative foreign currency exchange loss..........................               --                   (613)                  --
Preferred stock dividends..........................................               --                672,457             (672,457)
Cancellation of Stock options issued to third party................               --               (918,751)                  --
Options issued for services rendered...............................               --                 16,500                   --
Net loss...........................................................               --                     --           (5,579,444)
                                                                     ---------------  ---------------------  -------------------
BALANCE, March 31, 1999............................................         $481,850            $36,947,244         $(33,646,491)
                                                                     ===============  =====================  ===================



                                                                           PURCHASE          DEFERRED
                                                                           DEPOSIT         OPTION COSTS         TOTAL
                                                                      ------------------  --------------- -----------------
BALANCE, March 31, 1996............................................          $(4,572,536)             $--       $(2,421,606)
Issuances of Series B preferred stock..............................                   --               --         2,341,219
Conversion of Series B shares......................................                   --               --                --
Issuance of Series D preferred Stock...............................                   --               --         1,500,000
Common shares issued for services rendered.........................                   --               --           316,340
Common shares issued to employees as compensation..................                   --               --           318,751
Common shares issued for directors' fees...........................                   --               --            90,000
Sale of common shares..............................................                   --               --         2,000,000
Cumulative foreign currency exchange loss..........................                   --               --            (1,231)
Preferred dividends................................................                   --               --           (10,000)
Warrants...........................................................                   --               --           479,500
Net loss...........................................................                   --               --        (4,064,885)
                                                                      ------------------  --------------- -----------------

BALANCE, March 31, 1997............................................           (4,572,536)              --           548,088

Exercise of employee stock options.................................                   --               --            34,750
Issuance of Series C preferred stock...............................                   --               --         2,500,000
Common shares issued for services rendered.........................                   --               --            66,958
Conversion of Series D shares to common stock......................                   --               --           131,909
Common stock investment agreement-- net of cancellation............                   --               --                 0
Common shares issued for directors' fees...........................                   --               --            85,000
Cancellation of Series A Preferred.................................            4,572,536               --                 0
Cancellation of common stock.......................................                   --               --                 0
Tweedia loan cancellation..........................................                   --               --            25,000
Allocation of non-refundable deposit from former affiliate.........                   --               --           850,000
Other..............................................................                   --               --              (580)
Conversion of Series C shares to common stock......................                   --               --                (1)
Issuance of Series E preferred stock...............................                   --               --         6,759,001
Conversion of Series E shares to common stock......................                   --               --                 0
Buyback of Series C preferred stock................................                   --               --          (406,100)
Deferred financing costs, net of amortization......................                   --               --           (67,965)
Stock options issued to third party................................                   --       (1,378,125)          459,375
Cumulative foreign currency exchange loss..........................                   --               --             1,844
Advance to joint venture partner...................................                   --               --          (540,000)
Preferred stock dividends..........................................                   --               --                 0
Cancellation of Warrants...........................................                   --               --          (147,000)
Net loss...........................................................                   --               --        (5,403,368)
                                                                      ------------------  --------------- -----------------

BALANCE, March 31, 1998............................................                   --       (1,378,125)        4,896,911

Conversion of Series E shares to common stock......................                   --                            144,375
Common Shares buyback..............................................                   --               --          (383,383)
Preferred Shares buyback...........................................                   --               --          (100,000)
Cancellation of common stock investment agreement..................                   --               --                 0
Issuance of Series G preferred stock...............................                   --               --         2,000,001
Issuance of Warrants...............................................                   --               --                 0
Cancellation of Warrants...........................................                   --               --                 0
Cancellation of shareholders' loans and accrual interest...........                   --               --         2,359,621
Cumulative foreign currency exchange loss..........................                   --               --              (613)
Preferred stock dividends..........................................                   --               --                 0
Cancellation of Stock options issued to third party................                   --        1,378,125           459,374
Options issued for services rendered...............................                   --               --            16,500
Net loss...........................................................                   --               --        (5,579,444)
                                                                      ------------------  --------------- -----------------
BALANCE, March 31, 1999............................................                  $--              $--        $3,813,342
                                                                      ==================  =============== =================


See notes to consolidated financial statements.


AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------------------------
                                                                                      1999           1998             1997
                                                                                 ---------------  -------------- ---------------
Cash Flows from Operating Activities:
     Net loss....................................................................    $(5,579,444)    $(5,403,368)    $(4,064,885)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Amortization of deferred option cost....................................        459,375         459,375               -
         Depreciation............................................................         55,250          43,432          28,905
         Loss from abandoned assets..............................................              -          87,441               -
         Gain from sale of assets................................................            137               -               -
         Issuance of warrants for services rendered..............................              -               -         479,500
         Issuance of common stock in connection with Series E buyback transaction        144,375               -               -
         Issuance of common stock and options for directors' fees and
         professional services rendered .........................................         16,500         151,957         725,091
         Equity in losses of unconsolidated subsidiary...........................        385,139         606,647         140,524
         (Increase) decrease in:
              Accounts receivable................................................        114,661        (114,661)              -
              Prepaid expenses and other current assets..........................         69,277          63,839        (111,243)
              Office lease deposit...............................................         56,867          (1,100)         55,700
         Increase (decrease) in:
              Accounts payable and accrued expenses..............................        540,917         293,027        (485,959)
              Loans payable - stockholders.......................................              -        (111,000)       (150,000)
                                                                                 ---------------  -------------- ---------------
              Net cash used in operating activities..............................     (3,736,946)     (3,924,411)     (3,382,367)
                                                                                 ---------------  -------------- ---------------

Cash Flows from Investing Activities:
     Investment in Netmatics.....................................................              -         (87,441)              -
     Purchase of property and equipment..........................................        (13,427)        (29,212)       (106,028)
     Investment in unconsolidated subsidiary.....................................              -        (276,000)       (654,000)
     Proceeds from sale of assets................................................            250               -               -
                                                                                 ---------------  -------------- ---------------
         Net cash used in investing activities...................................        (13,177)       (392,653)       (760,028)
                                                                                 ---------------  -------------- ---------------

Cash Flows from Financing Activities:
     Warrants issued for services rendered - net of charges to APIC..............              -        (215,546)              -
     Buyback common stock........................................................       (383,383)              -               -
     Buyback Series E convertible preferred stock................................       (100,000)              -               -
     Loans payable to stockholders...............................................              -          25,000               -
     Repayment from(Advance to) unconsolidated subsidiary........................      2,191,985      (3,724,000)       (538,000)
     Proceeds from sale of common stock..........................................              -         166,659       2,000,000
     Proceeds from sale of Series B convertible preferred stock..................              -               -       2,341,219
     Proceeds from sale of Series D convertible preferred stock..................              -               -       1,500,000
     Proceeds from sale of Series C convertible preferred stock - net............              -       2,093,900               -
     Proceeds from sale of Series E convertible preferred stock..................              -       6,759,000               -
     Proceeds from sale of Series G convertible preferred stock..................      2,000,000               -               -
                                                                                 ---------------  -------------- ---------------

Net Cash Provided by Financing Activities........................................      3,708,602       5,105,013       5,303,219
                                                                                 ---------------  -------------- ---------------

Net (Decrease) Increase in Cash and Cash Equivalents.............................        (41,521)        787,949       1,160,824

Cash and Cash Equivalents, Beginning of Year.....................................      2,134,662       1,346,713         185,889
                                                                                 ---------------  -------------- ---------------

Cash and Cash Equivalents, End of Year...........................................     $2,093,141      $2,134,662      $1,346,713
                                                                                 ===============  ============== ===============

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
------------------------------------------------------------------------------


1.   SUPPLEMENTAL CASH INFORMATION:

     No interest or income taxes were paid during fiscal 1999, 1998 and 1997.

2.   NONCASH FINANCING ACTIVITIES:

     In fiscal 1999, shareholder loans payable of $1,452,553 and related accrued interest of $907,068 were cancelled and credited to Additional Paid-In Capital.

     In fiscal 1999, the Company paid a dividend in kind of 210,400 as part of the issuance of Series G Preferred Stock.

     In fiscal 1999, 40.4 shares of Series E Convertible Preferred Stock were converted into 5,554,424 shares of common stock (inclusive of conversions of preferred dividends of $462,057).

     In fiscal 1999, warrants valued at $222,500 were cancelled and credited to Additional Paid-In Capital.

     In fiscal 1999, the Company cancelled a Common Stock Investment Agreement, as permitted by the Agreement, with Promethean Investment Group. 1,019,465 shares previously held in escrow designated for issuance under terms of the agreement were cancelled.

     In fiscal 1999, the option granted to the Hebei Provincial Government to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share was cancelled. Unamortized Deferred Option Cost valued at $918,751 was charged to Additional Paid in Capital.

     In fiscal 1998, 150 shares of Series D Convertible Preferred Stock were converted into 2,236,507 shares of common stock (inclusive of conversions of preferred dividends and related warrants).

     In fiscal 1998, 219 shares of Series C Convertible Preferred Stock were converted into 4,507,639 shares of common stock.

     In fiscal 1998, 0.8 share of Series E Convertible Preferred Stock was converted into 106,646 shares of common stock.

     In fiscal 1998, 12,727,909 shares of common stock were canceled upon determination that the full purchase price for such shares was not paid.

     In fiscal 1998, $850,000 Notes Payable related to a nonrefundable deposit received from a former affiliate was credited to Additional Paid in Capital.

     In fiscal 1998, 1,524,178 shares of the Company's Series A Convertible Preferred Shares were canceled in accordance with the terms of a subscription agreement.

     In fiscal 1998, the Company issued stock options valued at $1,837,500 to the Hebei provincial government in exchange for a long-term cooperation agreement.

     In fiscal 1997, 100 shares of Series B Preferred Stock were converted into 1,507,477 shares of common stock.

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
-------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business. AmTec Inc. (the "Company" or "AmTec") through its majority-owned subsidiary (accounted for under the equity method of accounting) in the People's Republic of China ("PRC") is involved in providing financing and assistance in building telecommunications networks for third parties in the PRC. The Company, through its wholly-owned subsidiary ITV Communications, Inc. ("ITV") was engaged in the design, manufacture and sale of technologically advanced communication devices. In January 1996, the Company sold all of the business and operating assets of ITV and is no longer involved in the business that ITV was engaged in. ITV remains inactive during the year ended March 31, 1999.

     On July 8, 1997, the Company changed its name from AVIC Group International, Inc. to AmTec, Inc.

     During fiscal 1998 the Company organized two wholly-owned subsidiaries, one a Bermuda company and the other a British Virgin Island company. There was no activity in either company during the year ended March 31, 1999 and 1998.

     Principles of Consolidation. The consolidated financial statements include the Company's wholly-owned subsidiaries, ITV Communications, Inc, and the Bermuda company and the British Virgin Island company, as noted above, all dormant companies. All significant intercompany accounts and transactions are eliminated in consolidation.

     Equity Method of Accounting. The Company accounts for its subsidiary Hebei United Telecommunications Equipment Co., Ltd. ("Hebei Equipment") (a limited life Sino-foreign joint venture) using the equity method of accounting as minority shareholders of Hebei Equipment have substantive participating rights under the joint venture contracts. The Company reports its investment in Hebei Equipment under the caption Investments in and advances to unconsolidated subsidiary. Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company contributed capital has been fully depleted. Reserves are provided where management determines that the investment or equity in earnings is not realizable. For the period ended March 31, 1998, the Company used an ownership percentage of 60.8% for purposes of calculating the share of losses of its unconsolidated subsidiary since it did not increase its ownership percentage in Hebei Equipment to 70% until after the close of Hebei Equipment's fiscal year-end on December 31, 1997. For the year ended March 31, 1999, the Company recognized 70% of losses of its unconsolidated subsidiary. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment also accounts for its investment using equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contracts.

     Difference in Year End. The Company's share of equity in losses of Hebei Equipment included in the consolidated financial statements are as of and for the years ended December 31, 1998 and 1997, Hebei Equipment's year-end. Since inception the Company has had a March 31 year-end. The Company kept this year-end even though its subsidiaries have a calendar year-end so that delays in receiving information from China would not cause problems for the Company in meeting its reporting deadlines. However, the Company does monitor events in the lag period and, where appropriate, would disclose the occurrence of any significant event during such lag period. All companies established under PRC law are required to have a December 31 fiscal year-end date. Hebei Equipment and Hebei Engineering are equity joint venture companies established under PRC law.

     Management Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents. For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Property and Equipment.  Property and equipment are recorded at cost.

     Depreciation is provided using the straight-line method, to write off the cost of property and equipment over their estimated useful lives, after deducting the estimated salvage value of the assets as follows:

         Furniture, fixtures and equipment                    5  years
         Leasehold improvements                               5  years
         Computer software                                    3  years

     Long-Lived Assets. The Company evaluates long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company determined that, as of March 31, 1999 and 1998, there had been no impairment in the carrying value of the long-lived assets.

     Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

     Disclosure of Fair Value of Financial Instruments. The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate short-term maturity of these financial instruments.

     Loss Per Share. Basic loss per common share is based on the weighted average number of common shares outstanding during the year. The effect of shares issuable upon exercise of warrants and stock options is anti-dilutive, therefore diluted earnings per share is not presented. The Company adopted the provisions of FASB 128 during the fiscal year ended March 31, 1998. Adoption of such statement did not have a material effect on results of operations and financial condition.

     Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. Other than an insignificant amount of foreign currency transactions, the Company has no other items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

     Segments of an Enterprise and Related Information. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the Hebei Equipment, no other reportable segments were reported in the financial statements.

     New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which, as amended, is effective for fiscal years beginning after July 1, 2000. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

2.   INVESTMENT IN AND ADVANCE TO UNCONSOLIDATED SUBSIDIARY

     The Company determined that it should conduct its operations in the PRC through a Sino Foreign Joint Venture ("SFJV"), Hebei Equipment. In March 1996, the Company invested $1,170,000 in a PRC joint venture, advanced $540,000 to its joint venture partner and requested from the Hebei Provincial government approval for conversion of such company to an SFJV. In September 1996, preliminary regulatory approval for Hebei Equipment was granted and the SFJV was formed with the Company holding a 60.8% interest in the entity. In April 1997, the Company received final PRC regulatory approval for the SFJV. The Company invested an additional $276,000 in Hebei Equipment during the fiscal-year ended March 31, 1998, resulting in an increase in its holding to 70%. An additional $3,722,000 was advanced as a loan to the joint venture during the fiscal year March 31, 1998. $ 2,191,985 was repaid by Hebei Equipment during the fiscal year March 31, 1999.

     The Company's investments in the joint venture were accounted for by the equity method of accounting because minority shareholders of Hebei Equipment and Hebei Engineering have substantive participating rights under the provision of the Joint Venture contracts.

The following summarizes the total equity investment by the Company in Hebei Equipment:

                                                                    1999            1998
Investment in unconsolidated subsidiary.....................    $   2,100,000    $  2,100,000
Less: Share of equity losses................................       (1,133,535)       (747,783)
                                                                -------------    ------------
                                                                      966,465       1,352,217
Add: Advance to unconsolidated subsidiary...................        1,530,015       3,722,000
                                                                -------------    ------------
Investment in and advanced to unconsolidated subsidiary.....    $   2,496,480    $  5,074,217
                                                                =============    ============

Hebei Equipment holds a 51% interest in Hebei Engineering, which is developing GSM networks in the ten largest cities in Hebei Province, PRC. Nippon Telegraph and Telephone International, Inc. ("NTTI") and Itochu Corporation hold the remaining 49% interest in Hebei Engineering. As of March 31, 1999, Hebei Equipment's equity interest in Hebei Engineering was zero. The total investment of $1,530,000 made by Hebei Equipment in Hebei Engineering was offset by its share of equity losses in Hebei Engineering. Hebei Equipment stopped recognizing additional losses as it is not required either contractually or otherwise to make any additional capital investments. In addition, Hebei Equipment has not guaranteed any of Hebei Engineering debts.

The following summarized the major activities of Hebei Equipment and its subsidiary:

A.   HEBEI ENGINEERING'S INVESTMENT IN GSM NETWORKS

Hebei Equipment, through its 51%-owned subsidiary, Hebei Engineering has borrowed approximately $33,560,000 to purchase equipment which was contributed to China United Communications Company ("UNICOM") to construct the GSM networks in Hebei Province and has received the right to receive future cash flow. The GSM networks are being built pursuant to a 15-year Project Cooperation Contract. Terms of the Project Cooperation contract include the following:

Initially, Hebei Engineering owned 100% of the assets prior to contributing such assets to UNICOM and once contributed, Hebei Engineering owned and retained title to a 70% interest in the assets and UNICOM owned and retained title to a 30% interest in the assets.

Both parties agree to distribute the profit according to the "Distributable Cash Flow" (as defined) with 22% going to UNICOM and 78% going to Hebei Engineering.

Each year, Hebei Engineering will transfer ownership of assets to UNICOM equal in value to the Distributable Cash Flow received up to 60% of the assets in any one year. The maximum amount of assets transferred will not exceed 90% of the assets until termination of the Project Cooperation Contract.

Upon the termination of the contract the remaining 10% of the network assets shall be assigned to UNICOM without any further consideration.

Hebei Engineering will continue to receive 78% of the Distributable Cash Flow after transfer of all the assets for the remainder of the 15-year period.

Under PRC law, foreign investment entities, such as Hebei Engineering, are not permitted to own or operate telecommunications networks. Substantially all of the Hebei Engineering's revenues are derived from contractual arrangements for the sharing of cash flow from network operations rather than from ownership or operation of the networks. Hebei Engineering has recorded its investment (GSM Construction Costs) as a right to receive future cash flow at cost and is amortizing its cost of these rights based upon the greater of the amount computed using (a) the ratio that current gross revenues from the GSM networks to the total of current and anticipated future gross revenues from the GSM networks or (b) the straight-line method over 15 years which was the remaining estimated economic life of the GSM networks at the inception of this investment. Amortization of the Investment in GSM Networks for the year ended March 31, 1999 amounted to approximately $4,600,000.

Income from the GSM Networks is recognized at the time when Hebei
Engineering can estimate or calculate the portion of its Distributable Cash Flow from the Networks. UNICOM commenced operation of the GSM Networks in February 1997.

Net revenue from GSM Networks recognized by Hebei Engineering for the year ended December 31, 1998 and 1997 was $781,745 and $216,348, respectively.


B.   SUMMARY FINANCIAL INFORMATION FOR THE UNCONSOLIDATED SUBSIDIARY

The following tables represent summary financial information of the Company's subsidiary, Hebei Equipment, and its indirect subsidiary, Hebei Engineering, as of and for the years ended December 31, 1998 and 1997:


                                              HEBEI              HEBEI
                                            EQUIPMENT          EQUIPMENT
                                        ------------------ ------------------
                                              1998              1997

Revenues................................  $              -   $            -
                                        ================== ================

Net (loss) income.......................  $      (548,806)   $   (1,239,100)
                                        ================== ================

Current assets..........................  $      2,698,980   $    4,891,936
Non-current assets......................            46,904          587,612
                                        ------------------ ----------------
Total assets............................  $      2,745,884   $    5,479,548
                                        ================== ================

Current liabilities.....................  $      1,530,994   $    3,715,850
Non-current liabilities.................                 -                -
                                        ------------------- ----------------
Total liabilities.......................  $      1,530,994   $    3,715,850
                                        =================== ================



                                           Hebei                 Hebei
                                        Engineering           Engineering
                                   --------------------   -------------------
                                           1998                  1997

Revenues........................       $      781,745      $       216,348
                                       ==============      ===============

Net (loss) income...............       $  (1,729,431)      $   (1,972,013)
                                       ==============      ===============

Current assets..................       $    3,755,416      $     3,642,561
Non-current assets..............           29,605,048           29,093,456
                                       --------------      ---------------
Total assets....................       $   33,360,464      $    32,736,017
                                       ==============      ===============

Current liabilities.............       $    5,385,717      $    10,354,023
Non-current liabilities.........           28,653,783           21,331,600
                                       ==============      ===============
Total liabilities...............       $   34,039,500      $    31,685,623
                                       ==============      ===============


3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                 1999                 1998
                                               --------------   ------------
Furniture, fixtures and equipment.............       $208,277       $201,258
Leasehold improvements........................         18,009         17,498
Computer software.............................         15,385         12,273
                                               --------------   ------------
                                                      241,671        231,029
Less accumulated depreciation.................        144,745         91,893
                                               --------------   ------------
                                                     $ 96,926       $139,136
                                               ==============   ============

     Depreciation expense for fiscal years ended March 31, 1999, 1998 and 1997 was $55,250, $43,432 and $28,905 respectively.

4.   COMMITMENTS AND CONTINGENCIES

Leases. The Company leases a facility for its corporate and operations offices under a long-term lease agreement. Minimum annual rental commitments under this lease are as follows:


MARCH 31,
2000............................................. $             334,400
2001.............................................                55,733
                                                 ----------------------
                                                  $             390,133
                                                 ======================

Rent expense for fiscal years ended March 31, 1999, 1998 and 1997 was $356,357, $337,763 and $369,969 respectively.

Employment Agreements. The Company has entered into employment agreements with officers expiring through January 2001 with aggregate annual salaries of $1,000,000.

Litigation. A first amended complaint, dated April 15, 1996, was filed against the Company, ITV, and other parties, including certain of the Company's officers, directors and principal stockholders, by Jacqueline Brandwynne, a stockholder of the Company, in a matter captioned "Jacqueline
B. Brandwynne vs. AVIC Group International, Inc., et al." The complaint, filed in the Superior Court of California, County of Los Angeles, alleges fraud, misrepresentation and breach of contract with respect to the sale of 666,667 shares of ITV stock for $1,000,000 prior to the completion of the Reorganization Agreement between the Company and ITV (the "Reorganization Agreement") in February 1995, in connection with which the shares of ITV were exchanged on a two for one basis for shares of the Company. The complaint alleges that certain misrepresentations were made in connection with the sale of the 666,667 shares and that the claimant was entitled to receive 666,667 shares of the Company after the completion of the Reorganization Agreement. The complaint seeks rescission of the transaction and damages of no less than $1,000,000. The complaint also alleges a claim in connection with an alleged oral employment agreement for 125,000 options to purchase shares of the Company's Common Stock at an exercise price of $0.35 per share and the right to purchase additional shares of Common Stock at $1.00 per share, plus other benefits, including a salary of no less than $130,000. Management of the Company believes that these claims are without merit, that there are valid defenses to each claim and is in the process of vigorously defending the matter. (See note 10)

The Company is not aware of any pending litigation that could have a materially adverse effect on the Company's business, financial condition or results of operations.

Regulation. The PRC's legal system is a civil law system based on written statutes and is a system in which decided legal cases have little precedential value. The PRC Government began to promulgate a comprehensive system of laws in 1979. Many laws and regulations governing economic matters in general have been promulgated. The general effect of this legislation has been to enhance the protection afforded to foreign invested enterprises in the PRC. However, as these laws and regulations are relatively new, their interpretation and enforcement involve significant uncertainty.

The current PRC regulations prohibit foreign investors and foreign invested enterprises from operating or participating in the operation of telecommunications networks in China. The relevant PRC laws and regulations do not define what constitutes foreign operations or participation in operations, and it is not clear what rights or actions would violate such laws and regulations. Based on advice of its Chinese legal counsel, the Company has structured its investments in China by establishing Chinese-foreign joint ventures in the PRC to provide financing and consultancy services to licensed telecommunications operators, i.e., utilizing the commonly-known Chinese-Chinese-Foreign ("CCF") structure. The PRC Government is currently undertaking a review of the CCF structure used by Unicom. It has been reported that Unicom has been instructed by the PRC Government not to use the CCF structure in the future and that the PRC Government is examining and evaluating the existing CCF contracts. It is unclear if, and to what extent, the existing CCF contracts entered into by Unicom will be required to be amended. It is also unclear whether foreign entities involved in the CCF structures will be required to divest themselves of their respective interests in the Chinese-foreign joint venture companies. The evaluation of the CCF structure by the PRC Government may have a material adverse impact on the contracts entered into by Hebei Engineering and by the Company which utilize the CCF structure and may have a material adverse effect on the Company's business, financial condition and results of operations.

In order to provide a uniform regulatory framework to encourage the orderly development of the PRC telecommunications industry, the PRC authorities are currently preparing a draft Telecommunications Law. Once formulated, the draft law will be submitted to the National People's Congress for review and adoption. It is unclear if and when the Telecommunications Law will be adopted. The nature and the scope of the regulation envisaged by the Telecommunications Law is not fully known but the Company believes that, if adopted, the Telecommunications Law will have a positive effect on the overall development of the telecommunications industry in the PRC. However, the Telecommunications Law, if adopted, may have an adverse effect on the Company's business, financial condition or results of operations.

The Chinese laws and regulations governing the telecommunications industry may also be changed or applied in a manner which would have a material adverse effect on the business, financial condition and results of operations of the Company.

Each of the Company's joint ventures, Hebei Equipment and Hebei Engineering, is organized under the laws of the PRC as a Sino-foreign equity joint venture enterprise, a distinct legal entity with limited liability. Such entities are governed by the Law of the PRC on Joint Ventures Using Chinese and Foreign Investments, and implementing regulations related thereto. The parties to an equity joint venture have rights to the financial returns of the joint venture in proportion to the joint venture interests that they hold. The operation of equity joint ventures is subject to an extensive body of law governing such matters as formation registration, capital contribution, capital distributions, accounting, taxation, foreign exchange, labor and liquidation. The transfer or increase of an interest in a Sino-foreign equity joint venture enterprise requires agreement among the parties to the venture and is effective upon approval of relevant government agencies.

Foreign Currency Exchange. The Company's joint ventures will receive nearly all of their revenue in Renminbi, which will need to be converted to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Although the Renminbi is not a freely convertible currency at present, effective July 1, 1996, foreign currency "current account" transactions by foreign investment enterprises, including Sino-foreign joint ventures, are no longer subject to the approval of State Administration of Foreign Exchange ("SAFE", formerly, "State Administration of Exchange Control"). These transactions need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996. "Current account" items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a "current account transaction." Other noncurrent account items, known as "capital account" items, remain subject to SAFE approval.

5.   STOCKHOLDERS' EQUITY

Cancellation of Loans Payable to Shareholders. In fiscal 1999, loans payable and accrued interest in the amount of $2,359,621 were cancelled and credited to Additional Paid-In Capital account.

Cancellation of Certain Shares of Common Stock. On December 8, 1997, the Company reduced its outstanding common stock and credited its Additional Paid in Capital $12,728 as a result of canceling 12,727,909 shares of its common stock and 318,182 options to purchase its common stock issued to Tweedia International, Ltd. The cancellation was based on a determination that the full purchase price for the shares was never paid. The 12,727,909 canceled shares represented approximately thirty-eight percent of the total number of the Company's common shares outstanding prior to the cancellation of such shares.

Repurchase of Common Stock. On September 14, 1998 the Company announced its intention to purchase up to $1 million of its Common Stock on the open market. As of March 31, 1999, the Company had purchased 330,800 shares under this program for a total cost of approximately $383,383. All the common stock repurchased were cancelled as of March 31, 1999.

Sale of Common Stock. In November 1996, the Company sold 1,000,000 shares of the Company's common stock through subscription agreements. The Company received $2 million in proceeds with respect to these subscriptions. The price per share reflected the quoted market value of the common shares at the time of the transactions.

During fiscal 1998, 69,000 common shares were issued in connection with the exercise of certain employee stock options. Proceeds from these issuance aggregated $34,750.

Series A Convertible Preferred Stock. On August 19, 1997, upon determination that the entire amount of a nonrefundable deposit had been forfeited by a former affiliate, the Company canceled all of the outstanding Series A Convertible Preferred Stock (the "Series A Shares"). On December 19, 1995, the Company had issued 1,524,178 shares of the Company's Series A Shares in consideration of the transfer of a $4,572,536 nonrefundable equipment purchase deposit to the Company from a former affiliate. The Subscription Agreement for the Series A Convertible Preferred Stock provided that, if all or any portion of the deposit should be forfeited at any time and for any reason whatsoever by the former affiliate an equivalent number of the Series A Shares issued to it would be canceled.

Series B Convertible Preferred Stock. In June 1996, the Company completed a $2,500,000 offering of its Series B Convertible Preferred Stock ("Series B Preferred"). The net proceeds the Company received were approximately $2,341,000. The offering consisted of 100 shares of Series B Preferred at $25,000 per share and warrants to purchase common stock of the Company. Each warrant entitled the holder to purchase one share of common stock at a fixed conversion price. During fiscal 1997, all outstanding Series B shares were converted to 1,507,477 common shares.

Series D Convertible Preferred Stock. In March 1997, the Company completed a $1,500,000 offering of its Series D Convertible Preferred Stock ("Series D Preferred"). The offering consisted of 150 shares of Series D Preferred at $10,000 per share and warrants to purchase common stock of the Company. The holder was entitled to cumulative dividends at the annual rate of 8% per annum per share, payable quarterly in shares of Common Stock or, in cash in connection with any payment pursuant to a Conversion Default at the election of the Company's board of directors. During fiscal 1998, the Series D Preferred was converted into common stock of the Company at a conversion rate equal to the lowest trading price of the Company's common stock during the 30 days preceding each conversion date. In addition, the Series D Preferred shareholders converted their warrants into common stock at prices aggregating $131,909. Such Series D Preferred and warrants conversions aggregated 2,236,507 shares. In connection with the discount for the above conversion, the Company credited Additional Paid in Capital $48,677 and charged preferred dividends in an equal amount.

Series C Convertible Preferred Stock. In June 1997, the Company completed a $2,500,000 offering of its Series C Convertible Preferred Stock ("Series C Preferred"). The offering consisted of 250 shares of Series C Preferred at $10,000 per share and entitled the holder to cumulative dividends at an annual rate of 8% per annum per share. The dividends were payable quarterly in shares of Common Stock or, in cash in connection with any payment pursuant to a Conversion Default at the election of the Company's board of directors. Such Series C shares were converted at conversion rates equal to the lowest trading price of the Company's common stock during the 30 business days immediately preceding each conversion date. During fiscal 1998, 219 outstanding Series C shares were converted into 4,507,639 common shares. In addition, the Company repurchased for consideration of $406,100 and retired 31 Series C shares. In connection with the discount for the above conversion, the Company credited Additional Paid in Capital $260,784 and charged preferred dividends in an equal amount.

Series E Convertible Preferred Stock. On October 22, 1997, the Company issued 74 shares of its Series E Convertible Preferred Stock (the "Series E Preferred"), par value $.001 per share and at a price of $100,000 per share and paying an 8% in-kind dividends. The net proceeds the Company received were approximately $6,759,000. The Series E Preferred has a stated liquidation preference value of $100,000 per share plus accrued in-kind 8% dividends since the date of issuance. Such liquidation preference is senior to all common stock but in parity with other series of preferred stock of the Company. The holders of Series E Preferred have no voting rights except with respect to certain matters that affect the rights related to the Series E Preferred.

Conversion of the Series E Preferred into Common Stock, which are restricted by certain "lock-up" agreements, is based on the lower of: (i) the lesser of a 10% premium to the market price of the Company's Common Stock, as reported on the American Stock Exchange, at the time of the investment's closing or of a 10% premium to the 10 day average trading price six months after the close or (ii) a discount to the lowest trade during the five (5) trading days prior to each conversion. The discount, which ranges from 15% to 20%, depends upon the date of the shareholders' conversion of the Series E Preferred, with the discount increasing as the period the shares are held increases. Warrants were issued to five of the Series E Investors to purchase up to 1,236,364 shares of the Company's Common Stock at a price equal to 120% of the market price of the Company's Common Stock at the time of the investment's closing. The number of warrants issued to each investor depended upon the amount invested and the length of the "lock-up" agreed upon between the Company and investor.

The Company registered 13,832,792 shares of common stock on January 16, 1998, to cover the common stock issuable to the Series E Holders upon conversion of their Series E shares and exercise of their warrants. As of March 31, 1999, 41.16 share of the Series E Preferred Stock was converted into 5,661,070 shares of the Company's common stock.

On November 10, 1998, 38.5 shares of the Company's Series E Preferred were acquired from an investment fund by the Company and investors known to the Company. As a result of this transaction, the Company bought back 3.08 shares of its Series E Preferred for $100,000. All of the Series E Preferred repurchased by the Company, which have 53,655 warrants attached, were retired and cancelled on January 20, 1999. 35.42 of the Series E Preferred bought by other investors were converted to Common Stocks on November 11, 1998. In connection to the conversion, the investors entered into a non-binding agreement to hold the converted Common Stock for a specified period of time. An additional 141,680 shares of Common Stocks were issued to the investors with respect to the agreement entered and $144,375 was charged to expenses in the statement of operations.

Series G Convertible Preferred Stock. In March 1999, the Company completed a $2,000,000 offering of its Series G Convertible Preferred Stock ("Series G Preferred"). The offering consisted of 20 shares of Series G Preferred at $100,000 per share and warrants to purchase common stock of the Company. Each warrant entitled the holder to purchase one share of common stock at a fixed exercise price of $1.25 per share. The Company allocated $210,400 for the warrants issued using a Black-Scholes model. The value allocated to the Series G Preferred was $1,789,600. In connection with the discount on the Series G Preferred, the Company credited Additional Paid-in Capital $210,400 and charged preferred dividends in an equal amount.

The Series G Preferred has a stated liquidation preference value of $100,000 per share plus 8% accrued in-kind dividends since the date of issuance. Such liquidation preference is senior to all common stock but in parity with other series of preferred stock of the Company. The holders of Series G Preferred have no voting rights except with respect to certain matters that affect the rights related to the Series G Preferred.

There was no conversion on Series G Preferred up to March 31, 1999.

Stock Warrants. During fiscal 1999, the Company issued 600,000 warrants to purchase the Company's common stock at a fixed exercise price of $1.25 per share. The warrants were issued in connection with the Company's issuance of Series G Preferred (see Series G Convertible Preferred Stock).

During fiscal 1998, the Company issued warrants to purchase 326,171 shares of the Company's Common Stock to the Placement Agent as fees for services in connection with the placement of the Series E Preferred described above. These warrants have an exercise price of $2.475 per share and expire on October 22, 2002. The Company has assigned a value of $161,450 to these warrants.

During fiscal 1998, the Company rescinded an agreement it entered into in July 1996 with an investment banking firm in which such firm was to act as a financial advisor to the Company. As part of this rescission the Company canceled warrants to purchase 200,000 shares of the Company's common stock. Professional fees and Warrants were reduced by $147,000 to reflect this cancellation.

During fiscal 1997, the Company issued 186,111 warrants to purchase the Company's common stock at a conversion price of 110% of the quoted market value at the time of grant. The warrants were issued in connection with the Company's issuance of Series B Preferred (see Series B Convertible Preferred Stock).

On October 15, 1996, the Company agreed to issue warrants to purchase 200,000 shares of the Company's Common Stock to an advisor for services related to advising the Company with respect to its Sino-foreign joint ventures and marketing activities in the PRC. The warrants issued have a three year term and an exercise price of $1.50, which was the market value of the Company's Common Stock the warrants were issued. In connection with this agreement, the Company recorded $110,000 in professional fees which management determined to be the fair value of the warrants.

In connection with a financial services agreement which has been cancelled during 1999, the Company issued 600,000 warrants to an investment banking firm, 300,000 of which vested at the time the agreement was entered into and 300,000 which were to vest when such firm had raised a minimum of $10 million. During fiscal 1997, with respect to the vested 300,000 warrants, the Company recorded $222,500 in professional fees which management determined to be the fair value of the warrants. The warrants were not exercised and were subsequently cancelled during fiscal 1999. The value of such warrants was credited to Additional Paid-In Capital upon cancellation.

Issuance of Common Stock for Services - During the year ended March 31, 1998 the Company issued shares of its common stock for services rendered. The number of shares issued in each case was based upon the quoted market value of the stock at the issue date and the value of the services rendered. Total shares issued in connection with these services amounted to 63,233 covering the $151,957 of expenses which are included in the accompanying financial statements.

In April 1996, two outside directors each received 5,000 shares of common stock for a total value of $90,000 which was recorded as compensation expense. The number of shares issued was based on the quoted market value of the common stock at the time of issuance.

In May 1996, 5,000 shares of the Company's common stock were issued as payment for $45,625 of services rendered. In December 1996, 5,000 shares of the Company's common stock were issued as payment for $18,125 for services rendered. Both issuance have been recorded as professional fees at a value of the quoted market price of the common stock at the time of the transaction.

In October 1996, the Company entered into agreements to settle $98,000 of outstanding professional fees through the issuance of options to purchase 44,962 common shares. The number of shares was determined based upon the quoted market value of the shares at the time of issuance.

The Promethean Common Stock Equity Agreement. On March 31, 1997 the Company entered into a Common Stock Investment Agreement with Promethean Investment Group L.L.C. ("Promethean") pursuant to which Promethean would provide a $10 million equity line to the Company. The agreement was cancelled during fiscal year 1999 by the Company in accordance with the terms in the agreement.

Initially, 1,570,998 shares were issued into escrow on behalf of Promethean. During the year ended March 31, 1998, none of the shares issued under this agreement were released from escrow. During the year ended
March 31, 1999, this agreement was cancelled and all the shares issued into escrow on behalf of Promethean were cancelled.

Stock Options. The Company has adopted two stock option plans (the AmTec, Inc. 1995 Stock Plan and the AmTec, Inc. 1996 Stock Option Plan). Incentive and nonqualified options and stock appreciation rights may be granted to employees, officers, directors, and consultants of the Company. There are 12,500,000 shares of common stock reserved for issuance under these plans. The exercise price of the options are determined by the board of directors, but in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value on the date of grant. Options vest over periods not to exceed ten years.

A summary of the status of all of the Company's stock options issued as of March 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                             March 31, 1999          March 31, 1998            March 31, 1997
                                         -----------------------  ---------------------  --------------------------
                                                       WEIGHTED                WEIGHTED                    WEIGHTED
                                                       AVERAGE                 AVERAGE                     AVERAGE
                                                       EXERCISE                EXERCISE                    EXERCISE
                                           NUMBER       PRICE       NUMBER      PRICE         NUMBER        PRICE
                                         -----------  ----------  ----------- ----------  --------------  ----------
Outstanding at beginning of year          12,460,102       $1.42    7,905,000      $1.40       7,635,000       $1.39
Granted                                      527,500        1.14    4,624,102       2.55         280,000        1.74
Exercised                                          0                  (69,000)      0.35               0
Cancelled                                 (3,000,000)       3.06            0                    (10,000)       8.25
                                         -----------  ----------  ----------- ----------  --------------  ----------
Outstanding at end of year                 9,987,602       $1.43   12,460,102      $1.42       7,905,000       $1.40
                                         ===========  ==========  =========== ==========  ==============  ==========
Options exercisable at end of year         9,111,994       $1.46    7,671,102      $1.28       4,155,000       $0.42
                                         ===========              ===========             ==============
Weighted average fair value of options         $0.19                    $0.53                      $0.69
granted during the year                  ===========              ===========             ==============

The above options include options granted to the Hebei Provincial Government during fiscal 1998 to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share. These options, which vest 25% every six months from the date of grant, were cancelled during fiscal 1999. In connection with granting these options, $1,837,500 was recorded as a charge to Deferred Option Cost and a corresponding credit was made to Additional Paid in Capital. During the quarter ended December 31, 1998, the Company cancelled these option granted. Deferred Option Cost of $918,751 was amortized through the cancellation date of these options. The unamortized Deferred Option Cost up to the date of cancellation was charged to Additional Paid in Capital.

The Company followed the guidelines under SFAS No. 123 to determine the fair value of options at the date of grant. The value was determined using an adjusted Black-Scholes option pricing model. The Black-Scholes model is generally accepted as appropriate primarily for short-term, exchange-traded options. The Company's management has determined that the longer term options it has issued do not have the liquidity of an exchange traded option and where the underlying common stock is not highly liquid (as is the case with the Company's Common Stock), the Black-Scholes formula needs to be adjusted, especially in reference to the volatility measurement used. The Company's stock is thinly traded, averaging around 100,000 shares per day, and cannot be considered highly liquid. For the purpose of valuing the Company's options, which can have up to a ten year life, the following assumptions were used, where the volatility measurement was based on management's expectations and judgement:


Risk-free rate           4.69 - 5.64%
Volatility               20-23%
Expected Life            3 - 5 years
Expected Dividends       0%


The following table summarizes information about options outstanding at March 31, 1999:

                                              Weighted
                          Number               Average                               Number
     Range of           Outstanding           Remaining           Average          Exercisable         Average
     Exercise               At               Contractual         Exercise          Options at          Exercise
      Prices          March 31, 1999         Life (Years)          Price         March 31, 1999         Price
------------------  ------------------- ---------------------- -------------   -------------------  --------------
   $0.35-0.355                4,625,000                   7.00        $0.350             4,625,000          $0.350
       0.75                     640,000                   9.00         0.823               140,000           0.747
       1.5                      165,000                   9.00         1.114               165,000           1.114
      2.125                     527,602                   8.00         1.501               277,602           1.502
      3.000                   1,012,500                   8.00         2.128               886,892           2.128
    3.05-3.10                 3,017,500                   7.00         3.000             3,017,500           3.000
                    -------------------                                        -------------------
                              9,987,602                                                  9,111,994
                    ===================                                        ===================

The Company applies APB Opinion No. 25 and related Interpretations in accounting for its employee plans. Accordingly, no compensation cost has been recognized with respect to such plans. Had compensation cost for the Company's stock option plans been determined consistent with Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net earnings and earnings per share would have approximated the pro forma amounts indicated below:

                                                          1999                1998
                                                      -----------------   ----------------
Net loss applicable to common shares - as reported      $   (6,251,901)    $   (6,802,054)
                                                      =================   ================
Net loss - pro forma                                    $   (6,812,194)    $   (8,635,367)
                                                      =================   ================
Loss per common share - as reported                     $        (0.23)    $        (0.23)
                                                      =================   ================
Loss per common share - pro forma                       $        (0.25)    $        (0.29)
                                                      =================   ================

6.   NONREFUNDABLE DEPOSIT

     On March 31, 1998, the Company reduced notes payable of $850,000 related to a nonrefundable deposit it received from a former affiliate. Additional Paid-In Capital was credited for an equal amount.

7.   INCOME TAXES

     The Company had net losses for 1999, 1998 and 1997 and, therefore, no income taxes have been provided.

     As of March 31, 1999, the Company has federal net operating loss carry forwards of approximately $8,933,722 through 2014.

     Significant components of the Company's deferred assets and tax liabilities for federal income taxes consist of the following:


                                                      1999              1998
                                               --------------    -------------
Deferred tax assets:
    Net operating loss carryforwards           $    4,125,593     $  6,394,688
    Start-up and other costs                        6,623,557        3,027,575
    Research credit                                   266,000          266,000
                                               --------------    -------------

Total deferred tax assets                        (11,015,150)        9,688,263

Valuation allowance for deferred tax assets      (11,015,150)      (9,688,263)
                                               --------------    -------------

Net deferred tax assets                        $        -        $       -
                                               ==============    =============

     The net change in the valuation allowance for the years ended March 31, 1999 and 1998 was an increase of $1,326,887 and $1,976,552, respectively.

8.   ITEMS RECORDED IN THE FOURTH QUARTER

     The Company recorded the following noncash items in the fourth quarter of fiscal 1999:

     In connection to Series E Preferred conversion, an additional 141,680 shares of Common Stocks were issued to some investors with respect to a non-binding agreement to hold the converted Common Stock for a specified period of time and $144,375 was charged to expenses in the statement of operations.

     The Company recorded the following noncash items in the fourth quarter of fiscal 1998:

     Preferred stock dividends payable in the form of common stock of $1,399,000;

     A value of stock options awarded to non employees of $1,837,500 was recognized and $459,375 of such value was amortized, and

     Professional fees were reduced by $147,000 as a result of the cancellation of 200,000 warrants issued to an investment-banking firm.

9.   SIGNIFICANT TRANSACTIONS

     On August 27, 1998 the Company signed an agreement with a subsidiary of Global TeleSystems, Inc. ("GTS"), under which a subsidiary of GTS will acquire approximately 5.9 million shares of the Company's common stock and the Company, through a subsidiary, will acquire GTS's 75% interest in a Shanghai-based joint venture. This joint venture hold the rights to a majority share of the cash flow generated by Shanghai VSAT Network Systems
(SVC), the premier satellite-based telecommunications network operator in China.

     The consummation of this transaction with GTS is subject to various conditions, including receipt of necessary governmental approvals and other customary closing conditions. In addition, under the American Stock Exchange guidelines the Company will be required to obtain shareholder approval for the number of shares related to this issuance that are in excess of 19.9% of the Common Stock outstanding on the date of issuance. Once all of the conditions in China necessary for the consummation of the transaction are completed, the Company's shareholders will be asked to approve the necessary increase in the shares to be issued for such transaction. At present, GTS is working to complete the pre-closing conditions in China, including obtaining the necessary governmental approvals. The successful completion of this merger is subject to final due diligence and shareholder approval, among other conditions.

     On December 23, 1998, the company signed an agreement with UIHH, an indirect subsidiary of United International Holdings, Inc., under which AmTec will issue to UIHH's direct parent company $12 million of convertible preferred stock ("Series F Shares") in exchange for 100% of the common stock of UIHH. UIHH holds a 49% interest in a Sino-foreign joint venture with the Broadcasting Bureau of Hunan, the monopoly cable television operator in Hunan Province, People's Republic of China.

     The consummation of this transaction with UIHH is subject to various conditions, including receipt of necessary governmental approvals and other customary closing conditions. In addition, under the American Stock Exchange guidelines the Company will be required to obtain shareholder approval for the number of Common Stock related to this issuance that are in excess of 19.9% of the Common Stock outstanding on the date of issuance. Once all of the conditions in China necessary for the consummation of the transaction are completed, the Company's shareholders will be asked to approve the necessary increase in the shares to be issued for the transaction. At present, UIH is working to complete the pre-closing conditions in China, including necessary governmental approvals. The successful completion of this merger is subject to final due diligence and shareholder approval, among other conditions.

10.  SUBSEQUENT EVENTS

     On April 28, 1999, the Company formed a 50-50% joint venture, IP.TEL, LLC with Fusion Telecommunications International, Inc. ("Fusion"), a private facilities-based, multinational long-distance company. Fusion's current service offerings include voice and data, switched and dedicated, domestic and international long-distance and domestic and international prepaid calling cards, provided through a network of owned and leased facilities, leased lines and resale agreements.

     The joint venture will provide value-added telecommunication services, including telephony and data, to and from Asia. Utilizing the Company's established presence in China and Fusion's telecommunications franchise, the companies plan to expand the service offerings of the joint venture to include a fully integrated Internet protocol based network to provide voice and fax services. The joint venture agreement includes language that gives both parties the right of first refusal regarding projects in China within the scope of IP.TEL, LLC's business proposition.

     During May 1999, the Company formed a three-way alliance with Fusion and IXS.NET, a private IP fax service provider, to develop IP fax services Asia. The Company and Fusion agreed to make an equal convertible debt investment into IXS.NET and the Company has an option to acquire up to 50% of IXS.NET. The Company has invested $175,000 under a loan agreement to IXS.NET and expects to enter into an eighteen months convertible debt agreement shortly. The convertible debt agreement will allow for the Company to advance up to $575,000 over the eighteen months period, subject to certain terms and conditions. The business is in the process of starting up in Hebei Province. During the next quarter, the Company anticipates obtaining licenses to expand the service in Sichuan, Beijing, Tanjain and other provinces in China.

     With respect to the complaint related to the "Jacqueline B. Brandwynne vs. AVIC Group International, Inc., et al.", on June 18, 1999, the Company and Jacqueline B. Brandwynne have reached a settlement in principle of the legal proceedings. Subject to documentation and signing of the final agreement, the parties have agreed to release each other from all claims. The Company has agreed to pay Ms. Brandwynne $250,000 in AmTec Common Stock, which includes her claim for attorney's fees. A full provision for the settlement amount was made during the year ended March 31, 1999. While the management of the Company believes that these claims are without merit, and that there are valid defenses to each claim, management believes it is in the best interest of the Company to settle the litigation, eliminate any possible liability exposure, and avoid additional legal fees to defend the litigation.


                        INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

     We have audited the accompanying balance sheets of Hebei United Telecommunications Equipment Co., Ltd. as of December 31, 1998 and 1997 and the related statements of operations, investors' equity and cash flows for the year ended December 31, 1998 and the period April 29, 1997
(commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Hebei United
Telecommunications Equipment Co., Ltd. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998 and the period April 29, 1997 (commencement of operations) to December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.


Deloitte Touche Tohmatsu
Beijing, People's Republic of China
June 1, 1999




            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997

                                                 December 31, 1998      December 31, 1997
                                                ------------------      ----------------
                                                     RMB                   RMB
Assets
Current Assets:
     Cash and cash equivalents                          16,232,535            39,500,312
     Other receivables                                   6,169,000             1,102,753
                                                ------------------      ----------------
Total current assets                                    22,401,535            40,603,065

Property and equipment, net                                389,305               493,430

Investments in a Joint Venture                                   -             4,383,750
                                                ------------------      ----------------

Total Assets                                            22,790,840            45,480,245
                                                ==================      ================

Liabilities and Investors' Equity

Current Liabilities:
     Amount due to an investor                          12,656,909            30,808,631
     Other payables                                         50,340                32,925
                                                ------------------      ----------------

Total current liabilities                               12,707,249            30,841,556
                                                ------------------      ----------------

Total Liabilities                                       12,707,249            30,841,556
                                                ------------------      ----------------

Commitments and Contingencies

Investors' Equity:
     Capital contribution                               24,923,218            24,923,218
     Accumulated deficit                              (14,839,627)          (10,284,529)
                                                ------------------      ----------------

Total Investors' Equity                                 10,083,591            14,638,689
                                                ------------------      ----------------
Total Liabilities and Investors' Equity                 22,790,840            45,480,245
                                                ==================      ================

See notes to financial statements



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD
APRIL 29, 1997 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 1997

                                                                       April 29, 1997
                                                       Year ended     (commencement of
                                                      December 31,      operations) to
                                                         1998          December 31, 1997
                                                    ---------------    -----------------
                                                          RMB                RMB
General and administrative expenses                     (1,508,326)         (758,658)

Other (expense) income:
Operation set up expense                                          -       (2,000,000)
Share of losses of investment in Joint Venture          (4,383,750)       (8,347,533)
Exchange loss                                                     -          (24,680)
Interest income                                          1,336,978           846,342
                                                    ---------------      ------------
Net loss                                                (4,555,098)       (10,284,529)
                                                    ===============      =============

See notes to financial statements


            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENTS OF INVESTORS' EQUITY
DECEMBER 31, 1998 AND 1997

                                              Capital             Accumulated             Total
                                            Contribution            Deficit
                                         ------------------   -------------------   ------------------
                                                RMB                   RMB                  RMB
Balance, April 29, 1997                                   -                     -                    -

Capital contribution                             24,923,218                     -           24,923,218
Net loss                                                  -          (10,284,529)          (10,284,529)
                                         ------------------   -------------------   ------------------

Balance, December 31, 1997                       24,923,218          (10,284,529)           14,638,689

Net loss                                                  -           (4,555,098)           (4,555,098)


Balance, December 31, 1998                       24,923,218          (14,839,627)           10,083,591
                                         ==================   ===================   ==================

See notes to financial statements



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD
APRIL 29, 1997 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1997

                                                                                            April 29, 1997
                                                                                           (commencement of
                                                                      Year ended            operations) to
                                                                  December 31, 1998        December 31, 1997
                                                                ----------------------     -----------------
                                                                       RMB                       RMB
Cash flows from operating activities:
   Net loss                                                            (4,555,098)            (10,284,529)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation                                                            95,981                  37,928
   Loss on disposal of equipment                                           10,944                       -
   Equity in losses of investment in Joint Venture                      4,383,750               8,347,533
   Changes in assets and liabilities:
   Other receivables                                                   (5,066,247)             (1,102,753)
     Amount due to an investor                                        (18,151,722)             30,808,631
     Other payables                                                        17,415                  32,925
                                                                     -------------          --------------
Net cash (used in) provided by operating activities                   (23,264,977)             27,839,735
                                                                     -------------          --------------

Cash flows from investing activities:
   Additions of property and equipment                                     (2,800)               (531,358)
                                                                     -------------          --------------
Net cash used in investing activities                                      (2,800)               (531,358)
                                                                     -------------          --------------

Cash flow from financing activities:
   Capital contribution                                                         -              12,191,935
                                                                     ------------           -------------
Net cash provided by financing activities                                       -              12,191,935
                                                                     ------------           -------------

Net (decrease) increase in cash and cash equivalents                  (23,267,777)             39,500,312
Cash and cash equivalents, beginning of period                         39,500,312                       -
                                                                     -------------           ------------

Cash and cash equivalents, end of period                               16,232,535              39,500,312
                                                                     ============            ============

NON-CASH TRANSACTIONS:

         During the period ended December 31, 1997, DEVELOPMENT CO. and CATCH contributed their interest in a Joint Venture valued at RMB
12,731,283 into the Company as capital contribution.

         See notes to financial statements.



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD APRIL 29, 1997 (COMMENCEMENT
OF OPERATIONS) TO DECEMBER 31, 1997

1.       ORGANIZATION

         Hebei United Telecommunications Equipment Co., Ltd ("the Company") was established on April 29, 1997 as a limited liability joint venture company in the People's Republic of China ("PRC"). The period of operation is twenty years. The registered capital of the Company was US$3 million, of which 60.8% (US$ 1.824 million) was contributed by AmTec, Inc. (formerly known as AVIC Group International, Inc.), 9.2% (US$ 276,000) by CATCH Telecommunication Co., Ltd. (the "CATCH") and 30% (US$ 900,000) by Hebei United Telecommunications Development Co., Ltd. (the "DEVELOPMENT CO."). On November 7, 1997, CATCH agreed to transfer its interest in the Company to AmTec, Inc. Subsequent to the transfer (which occurred after December 31,
1997), AmTec, Inc. owns 70% (US$ 2.1 million) and DEVELOPMENT CO. owns 30% (US$900,000) of the Company's registered capital. The Company's major activity to date is an investment in a Chinese joint venture which is mainly engaged in the development and construction of telecommunication systems, and providing related technical consulting and repair services.

2.       BASIS OF PREPARATION OF FINANCIAL STATEMENTS

         The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company, which are required to be prepared in accordance with the accounting principles and relevant financial regulations as established by the Ministry of Finance of the PRC.

         The principal adjustments made to conform the statutory financial statements of the Company to US GAAP included the following:

          o Adjustment to write off organization and operation set up expenses.

          o    Adjustment to write off exchange loss.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The principal accounting policies which have been adopted in preparing the financial statements set out in this report, and which conform with accounting principles generally accepted in the United States of America are as follows:

         Cash and cash equivalents. Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase.

Property and equipment. Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method to write off the cost of property and equipment, net of the estimated residual value of 10% of cost, over their estimated useful lives as follows:


     Furniture, fixture and  equipment                   5 years
     Motor vehicles                                      5 years


         Long lived assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

         Investment in Joint Venture. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment accounts for its investment using equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contracts. Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company contributed capital has been fully depleted.

         Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

         Foreign currency translation. The Company's financial statements are prepared using Renminbi as the reporting currency. Foreign currency transactions are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates ruling on the balance sheet date. Exchange gains and losses are reported in the statement of operation.

         Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. The Company has no items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

         Segments of an Enterprise and Related Information. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the Hebei Engineering, no other reportable segments were reported in the financial statements.

         Concentration of credit risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of temporary cash investments. The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are made with high-credit, quality financial institutions.

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and recorded amounts of revenue and expenses during the period. Actual results could differ from these estimates.

         Fair value of financial instrument. The carrying values of cash and cash equivalents, other receivables, other payables, and amount due to an investor approximate fair value because of the short maturity of these instruments.

         New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133, "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 1999. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not yet adopted this standard.

4.       OPERATION SET UP EXPENSE

         Amount represents payment to CATCH for services provided in connection with the formation of the Company.

5.       INCOME TAX

         The statutory income tax rate of the Company is 33%. There is no provision for the income taxes during the year ended December 31, 1998 and the period from April 29, 1997 (commencement of operations) to December 31, 1997 as the Company incurred losses during the relevant periods.

         Deferred tax assets of RMB695,754 and RMB639,209 existed as at the end of 1998 and 1997, respectively, arising from a temporary difference. A valuation allowance has been established for the full amount of the deferred tax assets since it is considered more likely than not that all of the deferred assets will not be realized.

         Deferred tax assets are composed of the following:


                                              December 31,
                                  -------------------------------------
                                       1998                  1997
                                  ---------------      ----------------
                                        RMB                  RMB
Operation set up expense                  660,000               660,000
Organization expenses                      20,948              (60,980)
Exchange gain/loss                          8,144                 8,144
Other                                       6,662                32,045
Valuation allowance                      (695,754)             (639,209)
                                  ---------------      ----------------
                                             -                    -
                                  ===============      ================


6.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:


                                           DECEMBER 31,         DECEMBER 31,
                                               1998                 1997
                                        -------------------    --------------
                                                RMB                  RMB
At cost:
Furniture, fixtures and equipment                   222,358           233,958
Motor vehicles                                      297,400           297,400
                                        -------------------    --------------
                                                    519,758           531,358
Less: Accumulated depreciation                      130,453            37,928
                                        -------------------    --------------
                                                    389,305           493,430
                                        ===================    ==============

         All assets are located in the PRC.

7.       INVESTMENT IN A JOINT VENTURE

         The Company holds a 51% interest in Hebei Engineering, which is developing GSM networks in the ten largest cities in Hebei Province, PRC. Nippon Telegraph and Telephone International, Inc. ("NTTI") and Itochu Corporation hold the remaining 49% interest in Hebei Engineering.

         The Company's investment in the joint venture were accounted for by the equity method of accounting because minority shareholders of Hebei Engineering have substantive participating rights under the provision of the Joint Venture contracts.(See Note 3)


                               DECEMBER 31,            DECEMBER 31,
                                   1998                    1997
                            ------------------      -------------------
                                   RMB                      RMB
Cost                                12,731,283               12,731,283
Less: Share of losses              (12,731,283)              (8,347,533)
                            ------------------      --------------------

                                             -                4,383,750
                            ==================      ===================

         Hebei Engineering is a Sino-foreign equity joint venture established on January 31, 1996 in the PRC. The period of operation is twenty-five years. The registered capital of the Company is US$ 3 million. The Company is mainly engaged in the development and construction of telecommunication systems, and providing related technical consulting services.

The summarized balance sheet of Hebei Engineering as of December 31, 1998 and 1997 and its statement of operations for the years ended December 31, 1998 and the period April 29, 1997 (commencement of operations) to December 31, 1997 are as follows:


BALANCE SHEET

                                                                     DECEMBER 31,                    DECEMBER 31,
                                                                         1998                            1997
                                                                 ---------------------           ---------------------
                                                                          RMB                             RMB
Assets
Current Assets:                                                             31,169,950                      30,233,253
Other assets                                                                 5,336,274                       5,840,362
Investment in GSM networks                                                 240,385,622                     235,635,325
                                                                 ---------------------           ---------------------
Total Assets                                                               276,891,846                     271,708,940
                                                                 =====================           =====================

Liabilities and Investors' (Deficit) Equity
Current liabilities                                                         44,701,454                      85,938,393
Long-term Liabilities:                                                     237,826,398                     177,052,277
                                                                 ---------------------           ---------------------
Total Liabilities                                                          282,527,852                     262,990,670
                                                                 ---------------------           ---------------------

Investors' (deficit) equity:                                                (5,636,006)                      8,718,270
                                                                 ---------------------           ---------------------
Total Liabilities and Investors'(deficit) equity                           276,891,846                     271,708,940
                                                                 =====================           =====================

STATEMENT OF OPERATIONS
                                                                      YEAR ENDED                      YEAR ENDED
                                                                     DECEMBER 31,                    DECEMBER 31,
                                                                         1998                            1997
                                                                 ---------------------           ---------------------
                                                                          RMB                             RMB
Net revenue from GSM networks                                               6,488,482                        1,706,499
Total expenses                                                            (22,726,394)                     (20,348,240)
                                                                 ---------------------           ---------------------
Net loss from operations                                                  (16,237,912)                     (18,641,741)
Total other income, net                                                     1,883,636                        2,274,029
                                                                 ---------------------           ---------------------
Net loss                                                                  (14,354,276)                     (16,367,712)
                                                                 =====================           =====================

8.       AMOUNT DUE TO AN INVESTOR

         The amount represents funds advanced to the Company by AmTec, Inc. These amounts are payable on demand and bear no interest.

9.       CAPITAL CONTRIBUTION


                                          DECEMBER 31, 1998 AND 1997
                                   -----------------------------------------
                                       OWNERSHIP                  RMB
                                   -----------------       -----------------
CAPITAL CONTRIBUTED BY:
DEVELOPMENT CO.                                  30%               7,480,150
AmTec Inc.                                       70%              17,443,068
                                   -----------------       -----------------

                                                100%              24,923,218
                                   =================       =================


10.      COMMITMENTS

         The Company leases certain buildings under operating leases, which expire through March 1999. Rental expense under operating leases was RMB 100,128 and RMB 62,580 in 1998 and 1997 respectively.

         The aggregate annual minimum operating lease commitments under all non-cancellable leases at December 31, 1998 is RMB 16,700 for a lease expiring during the fiscal year 1999.

11.      RETIREMENT BENEFITS

         The Company's employees are entitled to a retirement pension calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make contributions to the state retirement plan at rates ranging from 18% to 20% of the adjusted monthly basic salaries of the current employees. The expense of such arrangements to the Company was insignificant for the periods presented. The Company is not obligated under any other post-retirement plans and post-employment benefits are not material.


                        INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

         We have audited the accompanying balance sheets of Hebei United Telecommunications Engineering Co., Ltd. as of December 31, 1998 and 1997 and the related statements of operations, investors' equity and cash flows for the years ended December 31, 1998 and 1997 and the period from January 31, 1996 (commencement of operations) to December 31,1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of Hebei United Telecommunications Engineering Co., Ltd. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998, 1997 and the period from January 31, 1996 (commencement of operations) to December 31, 1996 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital that rises substantial doubt about the ability to continue as a going concern. Management's explanations in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




Deloitte Touche Tohmatsu
Beijing, People's Republic of China
June 1, 1999




                               HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997

                                                                           DECEMBER 31
                                                               ------------------------------------
                                                                     1998                1997
                                                               ----------------    ----------------
                                                                     RMB                 RMB
Current Assets:
      Cash and cash equivalents                                      23,869,946          29,278,905
      Accounts receivable                                             6,829,981                   -
      Other receivables                                                 470,023             954,348
                                                               ----------------     ---------------
Total current assets                                                 31,169,950          30,233,253

Property and equipment, net                                           5,273,129           5,783,117

Deferred assets                                                          63,145              57,245

Investment in GSM networks, net                                     240,385,622         235,635,325
                                                               ----------------    ----------------

Total Assets                                                        276,891,846         271,708,940
                                                               ================    ================

Liabilities and Investors' Equity (Deficiency)

Current Liabilities:
      Amount due to investors                                           844,392             997,597
      Other payables                                                 10,675,770          84,888,076
      Accrued expenses                                                   66,492              52,720
      Long-term loan due within 1 year                               33,114,800                   -
                                                               ----------------    ----------------
Total current liabilities                                            44,701,454          85,938,393
                                                               ----------------    ----------------

Long-term Liabilities:
      Long-term loans                                               230,313,434         165,816,800
      Other payables                                                  7,512,964          11,235,477
                                                               ----------------    ----------------
                                                                    237,826,398         177,052,277
Total Liabilities                                                   282,527,852         262,990,670
                                                               ----------------    ----------------

Commitments and Contingencies Investors' equity (deficit):
      Capital contribution                                           24,963,300          24,963,300
      Capital reserve                                                    (4,800)             (4,800)
      Accumulated deficit                                           (30,594,506)        (16,240,230)
                                                               ----------------    -----------------
Total investors' (deficit) equity                                    (5,636,006)          8,718,270
                                                               ----------------    ----------------

Total Liabilities and Investors' (Deficit) Equity                   276,891,846         271,708,940
                                                               ================    ================

See notes to financial statements



           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1997 AND THE PERIOD JANUARY 31, 1996
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                                                                 JANUARY 31, 1996
                                                                                                  (COMMENCEMENT
                                                        YEAR ENDED            YEAR ENDED          OF OPERATIONS)
                                                       DECEMBER 31,          DECEMBER 31,          DECEMBER 31,
                                                           1998                  1997                  1996
                                                   --------------------  --------------------  --------------------
                                                           RMB                   RMB                   RMB
Net revenue from GSM networks                                6,488,482             1,706,499                     -
                                                   --------------------  --------------------  --------------------

Expenses:
General and administrative expenses                         (2,694,259)           (2,222,446)            (1,340,568)
Amortization of GSM networks                               (20,032,135)          (18,125,794)                     -
                                                   --------------------   -------------------  ---------------------

Total expenses                                             (22,726,394)          (20,348,240)            (1,340,568)
                                                   --------------------  --------------------  --------------------

Net loss from operations                                   (16,237,912)          (18,641,741)            (1,340,568)
                                                   --------------------  --------------------  --------------------

Other income (expense) :
Rental income, net                                              461,784               736,965               352,724
Other income, net                                                     -               250,000                     -
Interest income                                               1,266,668             1,328,727             1,277,390
Exchange (gain) loss                                            233,713               (41,663)             (162,064)
Interest expense                                                (78,529)                  -                     -
                                                   --------------------- --------------------  --------------------
Total other income (expense)                                  1,883,636             2,274,029             1,468,050
                                                   --------------------  --------------------  --------------------

Net (loss) income                                           (14,354,276)          (16,367,712)              127,482
                                                   ====================  ====================  ====================

See notes to financial statements



           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF INVESTORS' EQUITY/ (DEFICIT)
DECEMBER 31, 1998, 1997 AND 1996

                                                                                   RETAINED
                                                                                    EARNING/
                                                       CAPITAL         CAPITAL     (ACCUMULATED
                                                     CONTRIBUTION      RESERVE        DEFICIT)         TOTAL
                                                     -------------   -------------  -------------  ----------------
                                                          RMB             RMB            RMB              RMB
Balance, January 31, 1996                                        -              -                 -                -

Capital contribution                                    24,963,300              -                 -        24,963,300

Exchange difference on capital contribution                      -         (4,800)                -            (4,800)
Net income                                                       -              -           127,482           127,482
                                                     -------------    ------------   --------------     -------------
Balance, December 31, 1996                              24,963,300         (4,800)          127,482        25,085,982

Net loss                                                         -              -       (16,367,712)      (16,367,712)
                                                     -------------   -------------   ---------------    --------------

Balance, December 31, 1997                              24,963,300         (4,800)      (16,240,230)        8,718,270

Net loss                                                         -              -       (14,354,276)      (14,354,276)
                                                     -------------    ------------    --------------     -------------
Balance, December 31, 1998                              24,963,300         (4,800)      (30,594,506)       (5,636,006)
                                                     =============    ============    ==============     =============

See notes to financial statements




           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
DECEMBER 31, 1997 AND THE PERIOD FROM JANUARY 31, 1996
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                                                                 JANUARY 31, 1996
                                                                                                   (COMMENCEMENT
                                                                               YEAR ENDED         OF OPERATIONS)
                                                          YEAR ENDED          DECEMBER 31,          DECEMBER 31,
                                                      DECEMBER 31, 1998           1997                 1996
                                                     --------------------  -------------------  -------------------
                                                             RMB                   RMB                  RMB
 Cash flows from operating activities:
  Net (loss) income                                          (14,354,276)         (16,367,712)              127,482
  Adjustments to reconcile net (loss) income
  to net cash provided by operating activities:
    Loss on disposals of equipment                                 6,043                9,407                    -
    Depreciation                                                 501,745              358,278               119,003
    Amortization of investment in GSM networks                20,032,135           18,125,794                    -
  Changes in assets and liabilities:
    Accounts receivable                                       (6,829,981)                  -                    -
    Other receivables                                            484,325             (869,654)              (84,694)
    Other payables                                               364,203              369,218               324,892
    Accrued expenses                                              13,772               28,160                24,560
                                                     --------------------  -------------------  -------------------
Net cash provided by operating activities                        217,966            1,653,491               511,243
                                                     --------------------  -------------------  -------------------

Cash flows from investing activities:
  Short-term investment                                                -              270,300              (270,300)
  Additions of property and equipment                                  -           (3,113,736)           (3,156,070)
  Proceeds from disposal of equipment                              2,200                   -                    -
  Investment in GSM networks                                (103,234,659)         (69,144,541)          (88,189,538)
  Others                                                          (5,900)              (8,500)              (48,744)
                                                     --------------------  -------------------  -------------------
Net cash used in investing activities                       (103,238,359)         (71,996,477)          (91,664,652)
                                                     --------------------  -------------------  -------------------

Cash flow from financing activities:
  Proceeds from loans                                         107,211,434           66,238,400          161,997,650
  Repayment of loans                                           (9,600,000)                  -           (62,419,250)
  Capital contribution                                                  -                   -            24,958,500
                                                      --------------------   -----------------    ------------------
Net Cash provided by investing activities                      97,611,434           66,238,400          124,536,900
                                                      --------------------   -----------------    ------------------

(Decrease) increase in cash and cash equivalents               (5,408,959)          (4,104,586)          33,383,491
Cash and cash equivalents, beginning of period                 29,278,905           33,383,491                    -
                                                     --------------------  -------------------  -------------------

Cash and cash equivalents, end of period                       23,869,946           29,278,905           33,383,491
                                                     ====================  ===================  ===================

Supplemental disclosures of cash flows information:
Interest paid                                                  20,602,968            8,144,426                    -
                                                     ====================  ===================  ===================

See notes to financial statements.



           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

1.       GENERAL

         Hebei United Telecommunications Engineering Co., Ltd (the "Company") was established on January 31, 1996 as a limited liability joint venture company in the People's Republic of China ("PRC"). The period of operation is twenty-five years. The registered capital of the Company is US$3 million, of which 51% (US$1.53 million) was contributed by Hebei United Telecommunications Equipment Co., Ltd. ("Hebei Equipment"), and 49% (US$ 1.47 million) by NTT International Corporation ("NTT"). On October 18, 1996, NTT agreed to transfer 19.6% of the capital in the Company to Itochu Corporation ("ITOCHU") with effect from December 27, 1996. Subsequent to the transfer, Hebei Equipment owns 51% (US$1.53 million), NTT owns 29.4% (US$882,000) and ITOCHU owns 19.6% (US$588,000) of the Company's registered capital. The Company is mainly engaged in developing and assisting in construction of telecommunication systems, and providing related technical consulting services.

         The Company has invested approximately RMB 253 million in the construction of GSM telecommunications networks (the "GSM networks") in Hebei Province of the PRC. The GSM networks are being built pursuant to a 15-year Project Cooperation Contract with China United Communications Company ("UNICOM"), the operator of the GSM Networks. Terms of the contract include the following:

         Initially, UNICOM will own 30% of the assets while the Company will own 70% of the assets. Both parties agreed to distribute the profit according to the "Distributable Cash Flow" (as defined) with 22% going to UNICOM and 78% going to the Company. Each year, the Company will transfer ownership of assets to UNICOM equal in value to the Distributable Cash Flow received up to 60% of the assets. The maximum amount of assets transferred will not exceed 90% of the assets until termination of the Project Cooperation Contract.. Upon the termination of the contract the remaining 10% of the network assets shall be assigned to UNICOM without any further consideration. The Company will continue to receive 78% of the Distributable Cash Flow after transfer of all the assets for the remainder of the 15-year period.

         Under PRC law, foreign investment enterprises, such as the Company, are not permitted to own or operate telecommunications networks. Substantially all of the Company's revenues are derived from contractual arrangements for the sharing of cash flow from network operations rather than from ownership or operation of the networks. The Company has recorded its investment (GSM Construction Costs) at cost and is amortizing it over the remaining life of the project. Income from the GSM networks is recognized at the time when the Company can estimate or calculate the portion of its Distributable Cash Flow from the network. UNICOM commenced operation of the GSM networks in February 1997.

2.       BASIS OF PREPARATION OF FINANCIAL STATEMENTS

         The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company, which are required to be prepared in accordance with the accounting principles and relevant financial regulations as established by the Ministry of Finance of the PRC.

         The principal adjustments made to conform the statutory financial statements of the Company to US GAAP mainly included the following:

        o         Adjustment to write off organization expenses.

        o         Adjustment to write off exchange loss.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The principal accounting policies which have been adopted in preparing the financial statements set out in this report, and which conform with accounting principles generally accepted in the United States of America are as follows:

         Cash and cash equivalents. Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase.

         Property and equipment. Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method to write off the cost of property and equipment, net of the estimated residual value of 10% of cost, over their estimated useful lives as follows:


Land and buildings                         20 years
Furniture, fixtures and equipment          5 years
Motor vehicles                             5 years

         Long lived assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

         Investment in GSM networks. Investment in GSM networks is stated at cost less accumulated amortization. The investment in GSM networks is amortized on a straight-line basis over the remaining life of the Project Cooperation Contract between the Company and UNICOM.

         Capitalization of borrowing costs. Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e. assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalized as part of the cost of those assets. Capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Interest capitalized at December 31, 1998 and 1997 was RMB20,524,439 and RMB8,144,426, respectively.

         Revenue recognition. Revenue related to the GSM networks is recognized at the time when the Company can estimate or calculate the portion of its distributable cash flow from the network.

         Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

         Foreign currency translation. The Company's financial statements are prepared using Renminbi as the reporting currency. Foreign currency transactions are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates ruling on the balance sheet date. Exchange gains and losses are taken to the statement of operations.

         Fair value of financial instruments. The carrying values of cash and cash equivalents, short-term investments, accounts receivable, other receivables, other payables, and amount due to investors approximate fair value because of the short maturity of these instruments.

         Concentration of credit risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

         The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are made with high-credit, quality financial institutions.

         The Company's account receivable represents revenue from GSM networks due from UNICOM, the operator of the GSM networks. The Company believes that no significant credit risk exists, as UNICOM is a high-credit PRC state-owned enterprise.

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and recorded amounts of revenue and expenses during the period. Actual results could differ from these estimates.

         Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. The Company has no items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

         Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the GSM networks, no other reportable segments were reported in the financial statements.

         New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 1999. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

4.       INCOME TAX

         The statutory income tax rate of the Company is 33%. There is no provision for income taxes during the year ended December 31, 1998, 1997 and the period from January 31, 1996 (commencement of operations) to December 31, 1996 as the Company did not have any assessable income for the relevant periods.

         No provision for deferred taxation has been made in the financial statements for the period from January 31, 1996 (commencement of operations) to December 31, 1996 as no significant temporary differences arose during period and no significant deferred tax assets and liabilities existed at the relevant balance sheet date.

         Deferred tax assets of RMB10,096,188 and RMB5,359,276 existed as at the end of 1998 and 1997 arising from temporary differences. A valuation allowance has been established for the full amount of the deferred tax assets since it is considered more likely than not that all of the deferred assets will not be realized.

         Deferred tax assets are composed of the following:

                                                                                DECEMBER 31,
                                                               -----------------------------------------------
                                                                       1998                       1997
                                                               ---------------------      --------------------
                                                                                 RMB                       RMB
Amortization of GSM networks                                              12,592,117                 5,981,512
Organization expense                                                         218,310                 (126,321)
Exchange (gain)loss                                                           (9,895)                  67,230
GSM networks revenue                                                      (2,704,344)                (563,145)
Valuation allowance                                                      (10,096,188)              (5,359,276)
                                                               ---------------------      --------------------
                                                                        -                          -
                                                               =====================      ====================

5.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                               DECEMBER 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------
                                                                                RMB                      RMB
AT COST:
Land and buildings                                                        4,629,909                4,629,909
Furniture, fixtures and equipment                                           641,751                  656,751
Motor vehicles                                                              973,738                  973,738
                                                              ---------------------    ---------------------
                                                                          6,245,398                6,260,398
Less: accumulated depreciation                                             (972,269)                (477,281)
                                                              ---------------------    ---------------------
                                                                          5,273,129                5,783,117
                                                              =====================    =====================
         All assets are located in the PRC.

6.       INVESTMENT IN GSM NETWORKS

                                                                               DECEMBER 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------
                                                                                RMB                      RMB
Cost of investment                                                      278,543,551              253,761,119
Less: accumulated amortization                                          (38,157,929)             (18,125,794)
                                                              ---------------------    ---------------------
                                                                        240,385,622              235,635,325
                                                              =====================    =====================

         The investment represents the investment in a GSM telecommunication networks in Hebei Province, PRC. The GSM networks were built pursuant to a 15-year agreement with UNICOM commencing in February 1996. UNICOM commenced operation of the GSM networks in February 1997. The investment is being amortized on a straight-line basis over the remaining 13-year life of the agreement commencing from the operation of the networks.

7.       RELATED PARTY TRANSACTIONS


                                                     DECEMBER 31,
                                           ---------------------------------
COMPANY NAME                                     1998               1997
-----------------------------------        --------------     --------------
                                                  RMB                RMB
Amount due to NTT                                 512,300            729,014
Amount due to ITOCHU                              332,092            268,583
                                           --------------    ---------------
         Total                                    844,392            997,597
                                           ==============    ===============

         Guarantee fees paid and payable to NTT and ITOCHU are as follows:


                                                   YEAR ENDED DECEMBER 31,
COMPANY NAME                                    1998                 1997
-----------------------------------        --------------    ---------------
                                                      RMB             RMB
Amount paid and payable to NTT                  1,541,283          2,167,260
Amount paid and payable to ITOCHU                 755,081            467,482
                                           --------------     --------------
         Total                                  2,296,364          2,634,742
                                           ==============     ==============

8.       OTHER PAYABLES

         The Company has acquired a digital microwave system and a GSM mobile phone system under deferred payment terms with the final installment payable in 2001 and 1998, respectively. The liabilities are guaranteed by NTT at December 31, 1998 and are payable as follows:


                                                                           RMB
LIABILITIES PAYABLE:
1998                                                                         -
1999                                                                 3,756,482
2000                                                                 3,756,482
2001                                                                 3,756,482
                                                                    -----------
                                                                    11,269,446
Less: Liabilities due within one year (included in other payables)   3,756,482
                                                                    -----------
Long-term payables                                                   7,512,964
                                                                    ===========


9.       LONG-TERM LOANS

Scheduled repayments for the long-term loans are as follows:


                                                      DECEMBER 31,
                                                          1998
                                                 -----------------------
                                                                     RMB
LIABILITIES PAYABLE:
1999                                                          33,114,800
2000                                                          66,229,600
2001                                                          98,218,496
2002                                                          43,281,044
2003                                                          22,584,294
                                                         ----------------
                                                             263,428,234
Less: Liabilities due within one year                         33,114,800
                                                         ----------------
                                                             230,313,434
                                                         ===============

         On August 5, 1996, the Company was granted a long-term loan facility of US$ 20,000,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest rate of 6.82%. The Company has utilized US$20,000,000 (RMB165,574,000). Interest shall be paid on the outstanding balance six months after the date of the agreement, every six months thereafter, and at maturity.

         On July 10, 1998, the Company was granted a long-term loan facility of US$5,000,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest equal to the bank's funding rate plus 0.625%. The Company has utilized US$ 5,000,000 (RMB 41,393,500 ) as of December 31, 1998. Interest shall be paid on the outstanding balance on February 5, 1999, every six months thereafter, and at maturity.

         On September 30, 1998, the Company was granted a long-term loan facility of US$6,820,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest equal to the bank's funding rate plus 0.75%. The Company has utilized US$ 6,820,000 (RMB 56,460,824 ) as of December 31, 1998. Interest shall be paid on the outstanding balance on February 5, 1999, every six months thereafter, and at maturity.

         All the obligations of the Company under the above agreements are guaranteed 60% by NTT and 40% by Itochu.

10.      CAPITAL CONTRIBUTION


                                          DECEMBER 31, 1998 AND 1997
                                     ---------------------------------------
                                      OWNERSHIP                  RMB
                                     ---------------      ------------------
CAPITAL CONTRIBUTED BY:
EQUIPMENT CO.                                 51.00%              12,731,283
NTT                                           29.40%               7,339,210
Itochu                                        19.60%               4,892,807
                                     --------------       ------------------
                                                100%              24,963,300
                                     ===============      ==================


11.      COMMITMENTS

         The Company leases certain buildings under operating leases, which expire through March 1999. Rental expense under these operating leases was both RMB 319,200 for the years 1998 and 1997.

         The aggregate annual minimum operating lease commitments under all non-cancellable leases at December 31, 1998 is RMB 79,800 for a lease expiring during the fiscal year 1999.

         The Company has entered into a Project Cooperation Agreement with UNICOM relating to the construction of a telecommunication network in Hebei Province, PRC. The total estimated investment under the terms of this agreement is RMB320 million for the first phase and RMB279 million has been incurred up to December 31, 1998. The term of this agreement is fifteen years.

12.      EMPLOYEE RETIREMENT BENEFITS AND POST-RETIREMENT BENEFIT

         The Company's employees are entitled to a retirement pension calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make contributions to the state retirement plan at rates ranging from 18% to 20% of the adjusted monthly basic salaries of the current employees. The expense of such arrangements to the Company was immaterial in all the periods presented. The Company is not obligated under any other post-retirement plans and post-employment benefits are not material.

13.      FINANCIAL RESULTS AND LIQUIDITY

         The Company has incurred net losses of RMB14,354,276 and RMB16,367,712 in 1998 and 1997, respectively. As of December 31, 1998, the Company's total liabilities exceeded its total assets by RMB5,636,006, and its total current liabilities exceeded its total current assets by RMB13,531,504.

         The Company recognized net revenue of RMB6,488,482 and RMB1,706,499 in 1998 and 1997, respectively. Since the business operation of the Company highly depends on the operation of GSM network run by UNICOM, which has made substantial progress in broadening its subscribers bases and its position in the cellular market, the Company is expecting share of a larger distributable cash flow in the following years. The Company will also attempt to obtain additional financing to support its operation in the future if necessary.


AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                                                                   DEC. 31, 1999
                                                                                                 ------------------
                                                                                                    (UNAUDITED)
Assets
Current Assets:
     Cash.....................................................................................   $          629,960
     Prepaid expenses and other current assets................................................               53,295
                                                                                                 ------------------
         Total current assets.................................................................              683,255

     Investments in and advances to unconsolidated subsidiary.................................            2,439,300
     Investments in affiliate.................................................................              631,453
     Property, plant and equipment, net.......................................................               62,226
     Loans receivable.........................................................................              575,000
     Office lease deposit and other assets....................................................               55,733
                                                                                                 ------------------
         Total assets.........................................................................   $        4,446,967
                                                                                                 ==================

Liabilities and Stockholders' Equity
Liabilities:
     Accounts payable.........................................................................   $          593,666
     Accrued expenses.........................................................................               25,034
     Loans payable............................................................................            1,125,050
                                                                                                 ------------------
Total current liabilities.....................................................................            1,743,750
                                                                                                 ------------------

Commitments and Contingencies

Stockholders' Equity:
     Preferred Stock: authorized 10,000,000 shares:
         Series E Convertible Preferred Stock: $.001 par value; 74 shares
         issued, 0 outstanding at  Dec. 31, 1999.............................................                     -

         Series G Convertible Preferred Stock: $.001 par value; 20
         shares issued and outstanding at Dec. 31, 1999 ......................................                    1

     Common Stock:  $.001 par value, authorized 100,000,000 shares;
         36,309,189 issued and outstanding at Dec. 31, 1999...................................               36,309

     Additional Paid-In Capital...............................................................           38,267,202
     Accumulated deficit......................................................................          (36,082,145)
     Warrants.................................................................................              481,850
                                                                                                 ------------------
Total Stockholders' Equity....................................................................            2,703,217
                                                                                                 ------------------

Total Liabilities & Stockholders' Equity......................................................   $        4,446,967
                                                                                                 ==================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         (UNAUDITED)
                                                                                  NINE MONTHS ENDED DEC. 31
                                                                           ----------------------------------------
                                                                                  1999                  1998
                                                                           ------------------    ------------------
Revenues................................................................    $               -    $                 -

Expenses
     General and administrative.........................................            2,402,917             2,849,742
                                                                           ------------------    ------------------

Loss from Operations....................................................           (2,402,917)           (2,849,742)
                                                                           ------------------    ------------------

Other Income (Expense):
     Amortization of stock options granted to non-employees.............                    -              (459,376)
     Other - net........................................................               46,435                37,304
                                                                           ------------------    ------------------
         Total other expense............................................               46,435              (422,072)
                                                                           ------------------    ------------------

Loss Before Equity in Income (Losses) of Unconsolidated Subsidiary and
Affiliate...............................................................           (2,356,482)           (3,271,814)

Equity in Losses of Affiliate...........................................             (171,730)                    -
Equity in Income from  (Losses of) Unconsolidated Subsidiary
  and Affiliate.........................................................              442,820            (1,412,881)
                                                                           ------------------    ------------------

Net Loss................................................................           (2,085,392)          (,4,684,695)

Preferred Stock Dividend................................................              350,262               614,051
                                                                           ------------------    ------------------

Loss Applicable to Common Shareholders..................................   $       (2,435,654)   $       (5,298,746)
                                                                           ==================    ==================

Basic Loss per Common Share.............................................   $            (0.07)   $            (0.20)
                                                                           ==================    ==================

Weighted Average Common Shares Outstanding..............................           32,924,478            26,458,488
                                                                           ==================    ==================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 NINE MONTHS ENDED DEC. 31
                                                                         ------------------------------------------
                                                                                1999                   1998
                                                                         -------------------   --------------------
                                                                              UNAUDITED             UNAUDITED
Cash Flows from Operating Activities:
   Net loss                                                              $       (2,085,392)   $        (4,684,695)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
   Amortization of deferred option cost                                                   -                459,374
   Depreciation                                                                      34,200                 35,699
   Issuance of common stock for directors' fees                                      25,000                      -
   Equity in losses of affiliate                                                    171,730                      -
   Equity in  (income) losses of unconsolidated subsidiary                         (442,820)             1,458,765
   (Increase) decrease in:
   Prepaid expenses and other current assets                                        (14,490)                82,225
   Office lease deposit and other assets                                                  -                 55,186
   Increase (decrease) in:
   Accounts payable and accrued expenses                                             58,453               (222,796)
                                                                         -------------------   --------------------
   Net cash used in operating activities                                         (2,253,319)            (2,816,242)
                                                                         -------------------   --------------------

Cash Flows from Investing Activities:
   Sale (purchase) of property and equipment                                            500                (13,427)
   Loans receivable                                                                (575,000)                     -
   Investment in affiliate                                                         (803,183)                     -
                                                                         -------------------   --------------------
     Net cash used in investing activities                                       (1,377,683)               (13,427)
                                                                         -------------------   --------------------

Cash Flows from Financing Activities:
   Common stock buy back                                                            (88,633)              (321,606)
   Series E Preferred stock buy back                                                      -               (100,000)
   Repayment of advance form unconsolidated subsidiary                              500,000                      -
   Proceeds from loans payable                                                    1,125,050                      -
   Proceeds from exercise of employee stock options                                 631,404              2,191,986
                                                                         -------------------   --------------------
   Net cash provided by financing activities                                      2,167,821              1,770,380
                                                                         -------------------   --------------------

Net Decrease in Cash and Cash Equivalents                                        (1,463,181)            (1,059,289)
Cash and Cash Equivalents, Beginning of Period                                    2,093,141              2,134,662
                                                                         -------------------   --------------------
Cash and Cash Equivalents, End of Period                                 $          629,960   $          1,075,373
                                                                         ===================   ====================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS


SUPPLEMENTAL CASH INFORMATION:

         No interest or income taxes were paid during the first nine months of fiscal 1999 or 1998.

NON CASH FINANCING ACTIVITIES:

         NINE MONTHS ENDED DECEMBER 31, 1999

         29.8 shares of Series E Convertible Preferred Stock were converted into 3,858,346 shares of common stock.

         A total of 180,000 shares of Common Stock were issued to officers of the Company as stock awards pursuant to their employment agreements. And a total of 20,000 shares of its Common Stock were issued to some of its directors as compensations.

         On June 18, 1999, the Company and Jacqueline B. Brandwynne reached a settlement in principle of the legal proceedings filed against the Company on April 15, 1996. The Company has paid Ms. Brandwynne $250,000 in AmTec Common Stock, which includes her claim for attorney's fees. A total of 210,525 shares of Common Stock were issued to Ms. Brandwynne and her attorney in September 1999 pursuant to the settlement agreement.

         NINE MONTHS ENDED DECEMBER 31, 1998

         Shareholder loans payable of $1,452,553 and related accrued interest of $906,488 were credited to Additional paid-in capital

         34.9 shares of Series E Convertible Preferred Stock were converted into 4,776,188 shares of common stock (inclusive of conversions of preferred dividends).

         Warrants valued at $222,500 were cancelled and credited to Additional paid-in capital.

         The Company cancelled a Common Stock Investment Agreement, as permitted by the Agreement, with Promethean Investment Group on August 12, 1998. 1,019,465 shares previously held in escrow designated for issuance under terms of the agreement were cancelled.

         The option granted to the Hebei Provincial Government to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share was cancelled. Unamortized Deferred Option Cost valued at $918,751 was charged to Additional Paid in Capital.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements at December 31, 1999 are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. All of the adjustments are of a normal recurring nature. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto together with management's discussion and analysis of financial condition and results of operations, contained in the Annual Report on Form 10-K/A filed by the Company on August 23, 1999 for the Company's fiscal year ended March 31, 1999. The results of operations for the nine months ended December 31, 1999 are not necessarily indicative of the results for the entire year ending March 31, 2000.

         Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. Realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's existing investments developing profitable operations.

NOTE 2 - PRINCIPLES OF CONSOLIDATION AND EQUITY METHOD OF ACCOUNTING

         Consolidation - The consolidated financial statements include the Company's wholly- owned subsidiary, ITV Communications, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

         Equity Method of Accounting - The Company accounts for its subsidiary Hebei United Telecommunications Equipment Co., Ltd. and subsidiary ("Hebei Equipment") (a limited life Sino-foreign joint venture) using the equity method of accounting, as minority shareholders of Hebei Equipment have substantive participating rights under the joint venture contract. The Company reports its investment in Hebei Equipment under the caption "Investment in and advances to unconsolidated subsidiary". Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company's contributed capital has been fully depleted. Reserves are provided where management determines that the investment or equity in earnings is not realizable. The Company has used its ownership percentage of 70% for purposes of calculating the share of earnings of its unconsolidated subsidiary, Hebei Equipment. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment also accounts for its investment in Hebei Engineering by using the equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contract.

         Included in the financial statements are the financial statements of the Company for the nine months ended December 31, 1999 and 1998. The Company's share of equity in losses of Hebei Equipment included in the consolidated financial statements are as of and for the nine months ended September 30, 1999 and 1998. This is done so that the Company can ensure that delays in receiving information from China would not cause problems for the Company in meeting its reporting deadlines. However, the Company does monitor events in the lag period and, where appropriate, would disclose the occurrence of any significant event during such lag period under Subsequent Events. The summary financial information of Hebei Equipment and Hebei Engineering are included in Note 6 to the financial statements.

         The Company owns 50% of IP.Com, LLC and accounts for its investments using the equity method of accounting. The summary financial information of IP.Com, LLC are included in Note 7 to the financial statements. The Company reports its investment in IP.Com, LLC under the caption "Investment in affiliate."

NOTE 3 - ASSETS

         The December 31,1999 consolidated balance sheet includes total current assets of approximately $0.7 million and total assets of approximately $4.4 million. Of these amounts, approximately $0.6 million of cash is planned for parent company operations, approximately $2.4 million represents an investment in and advance to Hebei Equipment and approximately $0.6 million represents a loan receivable from IXS.NET, a private IP fax service provider. See Note 8.

NOTE 4 - LIABILITIES

         The December 31, 1999 consolidated balance sheet includes total liabilities of approximately $1.7 million. Approximately $0.6 million were accounts payable and accrued expenses which are mainly legal and professional fees payable. During the quarter ended December 31, 1999, Terremark Holdings, Inc. ("Terremark"), a privately held, full service real estate and development company based in Miami, Florida, agreed to provide short-term capital requirements and working capital needs. The bridge loan bears 10% annual interest and will become immediately due and payable if the merger agreement is not approved by AmTec's stockholders. Additionally, if the merger does not close by July 1, 2000, AmTec is obligated to repay, if any, the outstanding balance on the bridge loan. As of December 31, 1999, AmTec has obtained approximately $1.1 million under this facility. AmTec has collateralized the bridge financing by pledging all of its tangible and intangible assets to secure the bridge loan.

NOTE 5 - CHANGES TO EQUITY

         The decrease in Stockholders' Equity of approximately $1.1 million for the nine months ended December 31, 1999 was primarily due to the operating net loss of approximately $2.1 million and was partly offset by the issuance of common stock for approximately $1.0 million.

         As per Section 5 (d) of the Certificate of Designations of Preferences of the Series E Convertible Preferred Stock, all Series E Shares outstanding as of the second anniversary of the issuance, which is October 22, 1999, were subject to automatic conversion into the Company's common stock. On October 22, 1999, the 19.404 Series E Preferred Shares outstanding all converted into 2,679,599 shares of Common Stock. During the nine months ended December 31, 1999, the Company issued a total of 3,858,346 shares of its Common Stock upon the conversion of 29.8 shares of its Series E Convertible Preferred Stock.

         On September 14, 1998 the Company announced its intention to purchase up to $1 million of its common stock on the open market. During the nine months ended December 31, 1999, the Company purchased 70,000 shares under this program for a total cost of approximately $89,000. All the common stock repurchased was cancelled as of December 31,1999.

         During the nine months ended December 31, 1999, the Company issued 1,373,597 shares of its Common Stock upon the exercise of stock options by former employees. The Company also issued 180,000 shares of its Common Stock as stock awards to some of its officers pursuant to their employment agreements.

         As of June 18, 1999, the Company and Jacqueline B. Brandwynne reached a settlement in principle of the legal proceedings filed against the Company on April 15, 1996. A final agreement has been signed and the parties have agreed to release each other from all claims. The Company has paid Ms. Brandwynne $250,000 in AmTec Common Stock, which included her claim for attorney's fees. A total of 210,525 shares of Common Stock were issued to Ms. Brandwynne and her attorney during the quarter ended September 30, 1999 pursuant to the settlement agreement.

NOTE  6 - UNCONSOLIDATED SUBSIDIARIES

                  The following tables represent summary financial information of the Company's subsidiary, Hebei Equipment, and its indirect subsidiary, Hebei Engineering, for the Company's nine months ended December 31, 1999 and 1998:

                                       NINE MONTHS ENDED DEC. 31                 THREE MONTHS ENDED DEC. 31
                                 --------------------------------------  ------------------------------------------
                                               UNAUDITED                                 UNAUDITED
                                        1999                1998                1999                  1998
                                 -------------------  -----------------  -------------------  ---------------------
HEBEI EQUIPMENT
Revenues                         $              -     $            -     $              -     $                -
                                 ===================  =================  ===================  =====================
Net (loss) income                $           632,600  $      (1,982,181) $           743,440  $          (1,505,256)
                                 ===================  =================  ===================  =====================

HEBEI ENGINEERING
Revenues                         $              -     $         606,629  $              -     $             173,994
                                 ===================  =================  ===================  =====================
Net (loss) income                $         3,292,534  $      (1,323,681) $         3,887,384  $            (526,001)
                                 ===================  =================  ===================  =====================

         During the quarter ended December 31, 1999, the Company learned that Unicom terminated its cashflow sharing and technical services agreement with Hebei Engineering. With the termination of that agreement, Hebei Engineering ceased to receive revenue from Unicom and Hebei Engineering's interest in Hebei Province has been transferred to Unicom. Hebei Engineering recorded a gain of approximately $7.4 million with respect to the transfer of the networks, of which $0.8 million was transferred to Hebei Equipment.

NOTE  7 - INVESTMENT IN AFFILIATE

         The following tables represent summary financial information of the Company's investment in an affiliate company, IP.Com. for the quarter and nine months ended December 31, 1999 and 1998:

                                       NINE MONTHS ENDED DEC. 31                 THREE MONTHS ENDED DEC. 31
                                 --------------------------------------  ------------------------------------------
                                               UNAUDITED                                 UNAUDITED
                                        1999                1998                1999                  1998
                                 -------------------  -----------------  -------------------  ---------------------
IP.COM
Revenues                         $         1,143,016  $       -          $         1,101,862  $         -
                                 ===================  =================  ===================  =====================
Net (loss) income                $          (343,459) $       -          $          (163,635) $         -
                                 ===================  =================  ===================  =====================


         AmTec owns 50% of IP.Com LLC and accounts for its investment using the equity method of accounting. IP.Com began its operations in late September 1999 and AmTec's shares of its equity loss was $171,730 for the nine months ended December 31, 1999.

NOTE 8 - LOAN RECEIVABLE

         Loan receivable represents a convertible debt investment made by AmTec in IXS.NET. The loan receivable bears a prime interest rate and a prime plus 4% interest payable upon defaults. During May 1999, the Company formed a three-way alliance with Fusion Telecommunications International, Inc. ("Fusion") and IXS.NET. The Company and Fusion have made an equal convertible debt investment into IXS.NET and the Company has an option to acquire up to 50% of IXS.NET. AmTec intends to convert the debt into equity investment during fiscal year 2001.

         IXS.NET purchases network and transmission services from established carriers at discounted prices and resells the services to its customers. Revenues derived from the provision of telecommunications services are recognized in the period during which the call terminates. Revenues are derived from the sale of IP Fax, IP Phone and calling card services. The following table represents summary financial information of IXS.NET for the quarter and nine months ended December 31, 1999 and 1998:

                              NINE MONTHS ENDED DEC. 31               THREE MONTHS ENDED DEC. 31
                                      UNAUDITED
                                      Unaudited                                Unaudited
                              1999                 1998                 1999               1998
                              ----                 ----                 ----               ----
IXS.NET
Revenues                $       955,961      $       -            $       724,553     $      -
                        ================     ================     ================    ===============
Net loss                $      (468,496)     $       -            $      (220,129)    $      -
                        ================     ================     ================    ===============

NOTE  9 - NEW ACCOUNTING STANDARD NOT YET ADOPTED

         The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after July 1, 2000. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

NOTE 10 - UNCOMPLETED TRANSACTIONS

         During 1998, AmTec signed an agreement with a subsidiary of Global TeleSystems, Inc. ("GTS"), under which a subsidiary of GTS would acquire approximately 5.9 million shares of the Company's common stock and the Company would acquire GTS's 75% interest in a Shanghai-based joint venture. This joint venture hold the rights to a majority share of the cash flow generated by Shanghai VSAT Network Systems (SVC), the premier satellite-based telecommunications network operator in China. AmTec has terminated the agreement because, among other reasons, necessary governmental approvals were not granted. GTS has agreed to the termination.

         During 1998, AmTec entered into an agreement to acquire an investment in a cable television network venture located in Hunan province, PRC, from United International Holdings ("UIH"). AmTec terminated the agreement during the quarter ended December 31, 1999 because, among other reasons, the closing had not occurred by December 31, 1999 through no fault of AmTec. AmTec believes that it had the right to terminate the agreement.

NOTE 11 - PROPOSED ACQUISITION

         On November 9, 1999, the Company announced it signed a Letter of Intent to acquire Terremark Holdings, Inc. ("Terremark"), a privately held, full service real estate and development company based in Miami, Florida. AmTec will be the surviving company and under the terms of the proposed acquisition, will acquire all existing Terremark's net assets, including real estate, development projects, management and construction contracts and brokerage operations.

         The two companies signed a definitive merger agreement on November 24, 1999. The transaction, which requires the approval of the stockholders is proceeding and is expected to close in the first half of 2000.

         Failure of the AmTec stockholders to approve the terms of the merger could result in material adverse change to AmTec, including an impaired ability to fund its capital expenditures to expand its business opportunities to expand its business opportunities. In turn, this could result in an inability to fund the Company's ongoing operations. Failure to repay this loan could have a material adverse effect on the Company's ability to continue as a going concern.


NOTE 12 - SUBSEQUENT EVENTS

         Hebei Engineering ceased its operations and began its winding up procedures after the transfer of its interests in the cellular networks in Hebei Province to Unicom. As of January 24, 2000, Hebei Equipment received approximately $817,000 as a result of the liquidation of Hebei Engineering.

         During the month of January and through February 8, 2000, AmTec received $1,254,599 from a former employee upon the exercise of 590,434 stock options and $61,751 upon the conversion of 24,950 warrants.


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
Terremark Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Terremark Holdings, Inc. and its subsidiaries at March 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP
October 28, 1999, except Note 13
 dated December 22, 1999



TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------

                                                                                        MARCH 31,
                                                                      ---------------------------------------------
                                                                               1999                    1998
                                                                      -----------------------  --------------------
         Assets
Real estate inventories                                               $            12,888,206  $         33,310,940
Cash and cash equivalents                                                           2,808,033             6,376,178
Restricted cash                                                                        31,317                17,000
Accounts receivable                                                                   589,578                62,163
Advance to shareholder                                                                      -               548,795
Notes receivable                                                                      337,050               724,642
Furniture and equipment, net of accumulated                                           191,018                46,534
     depreciation of $52,679 and $20,914
Deferred income tax asset                                                             106,924               106,924
Other assets                                                                          645,465             1,737,530
                                                                      -----------------------  --------------------
         Total assets                                                 $            17,597,591  $         42,930,706
                                                                      =======================  ====================

         Liabilities and Stockholders' Equity

Notes payable                                                         $             8,630,556  $         32,081,079
Trade payable and other liabilities                                                 1,734,281             3,463,471
Interest payable                                                                      387,696             2,674,063
Customer deposits                                                                     235,396             2,578,452
Deferred revenue                                                                      100,000               317,934
Income taxes payable                                                                        -               106,924
                                                                      -----------------------  --------------------
                                                                                   11,087,929            41,221,923
                                                                      -----------------------  --------------------

Preferred stock, $1 par value, 4,176,693 shares authorized,                         4,176,693                     -
     issued and outstanding
Common stock, $.01 par value, 5,000,000 shares                                         11,212                11,212
     authorized, 1,121,250 shares issued and outstanding
Paid in capital                                                                     8,013,483             8,013,483
Retained deficit                                                                   (5,691,726)           (6,315,912)

Commitments and contingencies
                                                                      -----------------------  --------------------
                                                                                    6,509,662             1,708,783
                                                                      -----------------------  --------------------
    Total liabilities and stockholders' equity                        $            17,597,591  $         42,930,706
                                                                      =======================  ====================


              The accompanying notes are an integral part of these consolidated financial statements.

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDED MARCH 31,
                                                                ---------------------------------------------------
                                                                      1999             1998             1997
                                                                ----------------- --------------- -----------------
Revenues
    Real estate sales                                           $      42,041,391 $    37,038,299 $       300,000
    Commission income                                                   1,021,560         162,367         879,917
    Development fees                                                      625,000               -         333,000
    Management fees                                                       768,161         311,791         301,214
    Construction fees                                                           -         120,000         814,949
                                                                ----------------- --------------- ---------------
       Operating revenues                                              44,456,112      37,632,457       2,629,080
                                                                ----------------- --------------- ---------------
Expenses
    Cost of real estate sold                                           31,147,530      22,666,891               -
    Construction expenses                                                       -               -         742,287
    General and administrative expenses                                 6,020,047       7,023,862         976,115
    Sales and marketing expenses                                        5,479,561       1,783,621         934,932
    Provision for write down of real estate                                     -       3,891,911               -
    Bad debt expense                                                       71,472          81,900               -
    Depreciation                                                           50,012          19,475          28,981
                                                                ----------------- --------------- ---------------
       Operating expenses                                              42,768,622      35,467,660       2,682,315
                                                                ----------------- --------------- ---------------

    Income (loss) from operations                                       1,687,490       2,164,797         (53,235)

Other income (expense)
    Interest income                                                       263,179          80,944          94,594
    Interest expense                                                   (1,493,539)     (1,210,191)        (76,631)
    Other income                                                          167,056          61,000               -
    Other expense                                                               -               -          (2,253)
                                                                ----------------- --------------- ---------------
       Total other (expense) income                                    (1,063,304)     (1,068,247)         15,710
                                                                -----------------  --------------  --------------
    Income (loss) before income taxes                                     624,186       1,096,550         (37,525)
Income taxes
    Current tax expense                                                         -         106,924               -
    Deferred tax (benefit)                                                      -        (106,924)              -
                                                                ----------------- --------------- ---------------
       Total income tax expense (benefit)                                       -               -               -
                                                                ----------------- --------------- ---------------
    Net income (loss)                                           $         624,186 $     1,096,550 $       (37,525)
                                                                ================= =============== ===============
    Basic and Diluted earnings (loss) per common share          $            0.56 $          0.98 $         (0.03)
                                                                ================= =============== ===============
    Weighted average common shares outstanding                          1,121,250       1,121,250       1,125,000
                                                                ================= =============== ===============

              The accompanying notes are an integral part of these consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------

                                                                   STOCKHOLDERS' EQUITY
                                        --------------------------------------------------------------------------
                                                              COMMON STOCK
                                                             PAR VALUE $.01
                                                       ---------------------------
                                                                                     ADDITIONAL
                                          PREFERRED       ISSUED                      PAID-IN        RETAINED
                                            STOCK         SHARES        AMOUNT        CAPITAL        DEFICIT
                                        -------------- ------------  ------------- -------------- --------------
Balance at March 31, 1996               $-                1,125,000  $      11,250 $    8,063,445 $   (7,374,937)
Common stock acquisition and retirement                      (3,750)           (38)       (49,962)
Net loss                                                                                                 (37,525)
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1997                            -    1,121,250         11,212      8,013,483     (7,412,462)

Net income                                                                                             1,096,550
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1998                            -    1,121,250         11,212      8,013,483     (6,315,912)

Preferred stock issued in conversion of      4,176,693
debt (4,176,693 shares, $1/share)

Net income                                                                                               624,186
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1999               $    4,176,693    1,121,250  $      11,212 $    8,013,483 $   (5,691,726)
                                        ============== ============  ============= ============== ==============


              The accompanying notes are an integral part of these consolidated financial statements

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDED MARCH 31,
                                                                -------------------------------------------------
                                                                      1999              1998            1997
                                                                -----------------  --------------- --------------
Cash flows from operating activities:
    Net income (loss)                                           $         624,186  $     1,096,550 $      (37,525)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities
       Depreciation                                                        38,847           19,475         29,959
       Amortization of loan costs to interest expense                     118,362          169,557              -
       Amortization of capital lease                                       11,165                -              -
       Write off of bad debt                                               71,472           81,900              -
       Gain on sale of building                                                 -          (61,690)             -
       Provision for impairment                                                 -        3,891,911              -
       (Increase) decrease in:
         Restricted cash                                                  (14,317)         586,105         (4,000)
         Accounts receivable                                             (598,887)         237,511       (320,954)
         Shareholder receivable                                           548,795       (1,377,657)       614,862
         Notes receivable                                                 387,592         (371,990)        92,498
         Receivable from affiliate                                              -          872,090       (872,090)
         Real estate under development:
         Additions to real estate inventories                          (8,940,739)     (34,115,795)    (4,521,368)
         Capitalized interest and real estate taxes                    (1,784,057)      (2,816,879)    (1,167,574)
         Cost of sales, including amortization of capitalized
                  interest and real estate taxes                       31,147,530       22,666,851              -
         Deferred tax asset                                                     -         (106,924)             -
         Other assets                                                     973,703       (1,209,299)      (614,142)
       (Decrease) increase in:
         Trade payable and other liabilities                           (1,880,818)       1,302,035        903,035
         Customer deposits                                             (2,343,056)       1,754,552          4,000
         Deferred revenue                                                (217,934)         317,934              -
         Interest payable                                              (2,286,367)         (66,025)       939,621
                                                                -----------------  --------------- --------------
       Net cash provided by (used in) operating activities             15,855,477       (7,129,788)    (4,953,678)
                                                                -----------------  --------------- --------------
    Cash flows from investing activities:
       Purchase of fixed assets                                          (194,496)         (13,290)      (162,463)
       Sale of building                                                         -          564,884              -
       Cash acquired in acquisition of Grove Hill, Ltd.                         -          935,308              -
                                                                -----------------  --------------- --------------
         Net cash (used in) provided by investing activities             (194,496)       1,486,902       (162,463)
                                                                -----------------  --------------- --------------

Cash flows from financing activities:
    New borrowings                                                     18,136,761       26,881,503      9,249,925
    Payments on loans                                                 (37,410,591)     (17,850,094)    (1,218,000)
    Purchase of treasury stock                                                  -                -        (50,000)
    Cash overdraft                                                         44,704                -              -
                                                                -----------------  --------------- --------------
       Net cash (used in) provided  by financing activities           (19,229,126)       9,031,409      7,981,925
                                                                -----------------  --------------- --------------
       Net (decrease) increase in cash                                 (3,568,145)       3,388,523      2,865,784
Cash and cash equivalents at beginning of year                          6,376,178        2,987,655        121,871
                                                                -----------------  --------------- --------------
Cash and cash equivalents at end of year                        $       2,808,033  $     6,376,178 $    2,987,655
                                                                =================  =============== ==============

Supplemental Disclosure
Non-monetary transactions:
    Conversion of debt to equity
       Notes payable                                            $      (3,597,474) $             - $            -
       Interest payable                                                  (579,219)               -              -
       Preferred stock                                                  4,176,693                -              -
    Assumption of debt
       Notes payable                                                            -       (3,597,474)             -
       Acquisition of Grove Hill, Ltd.                                          -        3,597,474              -
                                                                -----------------  --------------- --------------

                                                                $               -  $             - $            -
                                                                =================  =============== ==============

Interest paid (net of amount capitalized)                       $         990,245  $     1,315,377 $            -
                                                                =================  =============== ==============

Taxes paid                                                      $         320,375  $             - $            -
                                                                =================  =============== ==============

Asset acquired under capital lease                              $         111,654  $             - $            -
                                                                =================  =============== ==============



              The accompanying notes are an integral part of these consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1999


1.       BUSINESS AND ORGANIZATION

         Terremark Holdings, Inc. (formally known as Terremark Investment Services, Inc.) and its subsidiaries (the Company), are engaged in project management, development, construction, sales, leasing, management and financing of various real estate projects. The Company was founded in 1982.

         The Company has developed and is selling condominium units in Fortune House, a 29 story, 296 unit residential condominium building in the Brickell Avenue area of Miami, Florida. The Company purchased a controlling interest in the Grove Hill, Ltd. partnership effective April 15, 1997. This partnership developed a 77 unit multi-story residential condominium building in Coconut Grove, Florida, of which, four units remain to be sold at March 31, 1999.

         Under various project management agreements, the Company is overseeing development of the following real estate projects in the Miami-Dade County area: (a) Four Seasons Hotel and Tower, a
         1.4 million square foot, mixed-use urban living center in the Brickell Avenue area, consisting of hotel, office, residential condominium, retail, sports club and interval ownership components; (b) 150 Alhambra, a major renovation of a landmark Coral Gables office building; (c) Royal Palm Doral Center III, a 110,000 square foot office building overlooking the Doral Golf Course; (d) Galloway Medical Park II, a 30,000 square foot medical office building in west Miami-Dade County and (e) a major mixed-use project on an assemblage of land in the Brickell Avenue area. As of March 31, 1999, the assemblage totaled 7.9 acres, with an additional 2.9 acres under contract.

         The Company currently has over 1.5 million square feet of commercial and residential property under management in South Florida. It is the leasing, management and/or sales agent for Terremark Centre, SunTrust International Center, 150 Alhambra, Snapper Creek Medical Center, Royal Palm Doral Center I and III, Galloway Medical Park I and II, The Four Seasons Hotel and Tower, Fortune House, Grove Hill, and Fortune House Condo Association.

         The Company has been retained to provide mortgage brokerage services for construction and/or permanent financing of approximately $260 million for The Four Seasons Hotel and Tower, Galloway Medical Park I and II, and Royal Palm Doral Center III.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A summary of the Company's significant accounting principles and practices used in the preparation of the consolidated financial statements follows.

         BASIS OF FINANCIAL STATEMENT PRESENTATION

         The Company's consolidated financial statements include the Company's wholly-owned subsidiaries, including Terremark Group, Inc., Terremark Development, Inc., Terremark Realty, Inc., Terremark Management Services, Inc., Terremark Financial Services, Inc., Terremark Construction Services, Inc. and Terremark Brickell,
         Inc. All significant intercompany balances and transactions are eliminated in consolidation.

         The accounts of Grove Hill, Ltd., whose General Partner is also a shareholder of the Company, are also consolidated in these financial statements. The Company acquired a 49.5% interest in Grove Hill through the assumption of a $3,597,473 note due to a financial institution. At the time of acquisition the only significant assets of Grove Hill were 32 completed condominium units held for sale. The fair value of the liabilities assumed of $25,166,415 were greater than the fair value of the assets, and as a result an impairment of $3,891,911 was recorded. The Company also controls the partnership through a voting agreement, and is responsible for funding 100% of its cash deficits, and is allocated all of Grove Hill's losses.

         USE OF ESTIMATES

         The Company prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         COMPREHENSIVE INCOME

         The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," effective January 1, 1998. At March 31, 1999 and 1998, the Company had no comprehensive income.

         REVENUE AND PROFIT RECOGNITION

         Revenues from construction and development activities are recognized on a completed contract basis. The related profit is recognized in full when collectibility of the sale price is reasonably assured and the earnings process is substantially complete. Revenues and expenses related to the leasing, management, and financing activities are recognized at the time service is provided.

         CASH, CASH EQUIVALENTS AND RESTRICTED CASH

         The Company considers all amounts held in highly liquid instruments with an original purchased maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash balances maintained in the operating and interest-bearing money market accounts at the Company's banks. Restricted cash includes escrowed cash balances for tenant security deposits.

         FURNITURE AND EQUIPMENT, NET

         Furniture and equipment include acquired assets and those accounted for under a capital lease. These assets are depreciated on a straight-line method over their estimated remaining useful lives, which range from 3 to 5 years. In 1999, depreciation expense of $50,012 includes $11,165 of amortization expense associated with a capital lease asset.

         REAL ESTATE INVENTORIES AND COST OF REAL ESTATE SOLD

         Real estate inventories consist of completed condominiums and condominiums under development. Real estate inventories, including capitalized interest and real estate taxes, are carried at the lower of cost or fair value determined by evaluation of individual projects. Acquisition, development, interest and other indirect costs related to acquisition and development of real estate projects are capitalized. The capitalized costs are being charged to earnings as the related revenue is recognized. Sales and marketing costs and the carrying costs of condominium units completed and held for sale are expensed as incurred. Total land, development, and common costs are apportioned on the relative sales value method for each project.

         The Company subcontracts construction to third parties and the construction contracts require subcontractors to repair or replace deficiencies related to their trade.

         Whenever events or circumstances indicate that the carrying value of the real estate inventories may not be recoverable, impairment losses are recorded and the related assets are adjusted to their estimated fair market value, less selling costs.

         OTHER ASSETS

         Other assets primarily consist of prepaid commissions, receivable for income taxes, loan costs, utility advances and other prepaid expenses. Loan costs, principally loan origination and related fees, are deferred and amortized as interest expense over the life of the respective loan using the straight-line method, which approximates the effective interest method.

         CUSTOMER DEPOSITS

         Customer deposits represent amounts received from customers under condominium sales contracts.

         TRADE PAYABLE AND OTHER LIABILITIES

         Trade payable and other liabilities includes obligations under capital lease and license fees payable.

         EARNINGS PER SHARE

         In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (EPS). This statement supersedes Accounting Principles Board Opinion No. 15 and replaces primary and fully diluted EPS with a dual presentation of basic and diluted EPS. Basic EPS equals net income divided by the number of weighted average common shares. Diluted EPS includes potentially dilutive securities such as stock options and convertible securities. At March 31, 1999, 1998 and 1997, respectively, the Company had no potentially dilutive securities.


                                                   1999           1998              1997
                                              -------------   ------------      -------------

Basic EPS Computation
Net income (loss)                            $       624,186   $     1,096,550  $        (37,525)
Weighted average common shares                     1,121,250         1,121,250         1,125,000
                                             ---------------   ---------------  -----------------

Basic earnings (loss) per common share       $          0.56   $          0.98  $          (0.03)
                                             ===============   ===============  =================
Dilutive EPS Computation
Net income (loss)                            $       624,186   $     1,096,550   $       (37,525)
Weighted average common shares                     1,121,250         1,121,250         1,125,000
                                             ---------------   ---------------   ----------------
Dilutive earnings (loss) per common share    $          0.56   $          0.98   $         (0.03)
                                             ===============   ===============   ================

         The computation of diluted EPS for 1999 excludes the convertible preferred stock issued on March 31, 1999 because it is antidilutive.

         EMPLOYEE BENEFIT PLAN

         The Company's benefit plan is a Defined Contribution and Profit Sharing Plan ("401(K) Plan"). The 401(K) Plan is available to employees on January 1st or July 1st who have completed one year of service in which they worked at least 1,000 hours and attained the age of 21. Employees may contribute up to 15% of annual compensation to the maximum amount set by law. The Company may make matching contributions to the 401(K) Plan on employee contributions up to 8%, as determined by the Company. Vesting in Company matching contributions is at a rate of 20% after two years of service and 20% for each year thereafter. Company contributions for fiscal years 1999, 1998 and 1997 were approximately $12,540, $12,044 and $12,095, respectively.

         INCOME TAXES

         The Company recognizes income tax currently payable, as well as deferred tax assets and liabilities resulting from temporary differences, by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The differences related primarily to the timing of recognition on income from sale of real estate under development, including the effects of the provision for impairment. Income recognition is accelerated for tax under percentage of completion requirements. The deferred tax asset represents the future tax return consequences of these differences which reverse as real estate sales are reported for financial statement purposes. Deferred taxes are also recognized for operating losses and contribution carryovers which are available to offset future taxable income.

         NEW ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (FASB 131), "Disclosures about Segments of an Enterprise and Related Information", which became effective for years beginning after December 15, 1997. FASB 131 establishes standards for the way that public business enterprises report information about segments. The Company believes it does not have any reportable segments.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (FASB 133), "Accounting for Derivative Instruments and Hedging Activities."

         FASB 133, as amended, becomes effective for years beginning after June 15, 2000. FASB 133 requires all derivatives to be recorded on the balance sheet at fair value. FASB 133 establishes the accounting procedures for hedges that will affect the timing of recognition and the manner in which hedging gains and losses are recognized in the Company's financial statements. Derivatives that are not hedges must be adjusted to fair value through income. If derivatives are hedges, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or will be recognized in other comprehensive income until the hedged item is recognized in earnings. The Company has no derivative instruments.

3.       REAL ESTATE INVENTORIES

         Real estate inventories are summarized as follows:

                                                       MARCH 31,
                                           ---------------------------------
                                               1999              1998
                                           ----------------  ---------------

         Work in progress                  $              -  $    29,999,695
         Completed inventories                   14,662,428        7,203,156
                                           ----------------  ---------------
                                                 14,662,428       37,202,851
         Less:  impairment allowance             (1,774,222)      (3,891,911)
                                           ----------------  ---------------
                                           $     12,888,206  $    33,310,940
                                           ================  ===============

         As of March 31, 1999, 20 condominium units are under contract in Fortune House and no units are under contract in the Grove Hill project.

4.       NOTES RECEIVABLE

         Notes receivable consist of the following:


                                                                        March 31,
                                                               ------------------------
                                                                   1999            1998
                                                               ------------------------

         Note receivable from a corporation, $200,000          $  207,974     $       -
         principal, interest accrues annually at 8%.
         Interest and principal due upon demand.

         Note receivable from a corporation, $439,900                   -       439,900
         principal, interest accrues annually at 9%.
         Interest and principal due June 1998

         Other notes receivable                                   129,076       284,742
                                                               ----------   -----------
                                                               $  337,050   $   724,642
                                                               ==========   ===========

5.       OTHER ASSETS

         Other assets consist of the following:


                                                             March 31,
                                                  ----------------------------
                                                     1999            1998
                                                  ------------ ---------------
Loan costs, net of accumulated amortization of    $    207,060 $       228,326
     $957,846 and $695,560
Prepaid commissions                                     71,531       1,204,596
Prepaid insurance                                       73,552               -
Receivable for income taxes                            213,451               -
Other prepaid expenses                                  79,871             200
Deposits                                                     -         304,408
                                                  ------------ ---------------
                                                  $    645,465  $    1,737,530
                                                  ============ ===============


6.       NOTES PAYABLE

         Notes payable consist of the following:

                                                                                  MARCH 31,
                                                                      ----------------------------------
                                                                            1999              1998
                                                                      ----------------  ----------------
Note payable to a commercial lender, secured by a first               $      7,217,557  $     17,531,747
mortgage on the real estate.  Principal payable in installments as condominium units are sold.  Interest accrues at prime,
payable through an interest reserve.  Principal and unpaid
interest due November 2000, with an option for two six month extensions guaranteed by majority shareholder.

Note payable to a commercial lender, payable in installments                 1,124,999         3,145,000
as condominiums are sold with minimum annual principal
payments of $1.2 million.  The loan matures in August 2002.
Interest at 1% over prime, payable monthly. Secured by the condominiums guaranteed by majority shareholder.

Note payable to corporation in seventy-five monthly                            288,000                 -
installments of principal and interest beginning January 1,
1999.  Interest accrues at 9.5%.

Line of credit facility with offshore financial institution.                         -         7,733,758
Interest accrues at 15% per annum.  Outstanding balance and
unpaid accrued interest due October 1999.

Note payable to offshore financial institution due April 1999.                       -         3,597,474
Interest accrues at 8.21%, payable annually.  Converted to
Preferred stock in 1999 - see Note 8

Other notes payable                                                                  -            73,100
                                                                      ----------------  ----------------
                                                                       $     8,630,556    $   32,081,079
                                                                      ================  ================

         At March 31, 1999 the Company has $10,000,000 available under the line of credit facility.

         Interest expense of $1,493,539, $1,210,191 and $76,631, net of amounts capitalized to real estate inventories totaling
         $1,657,948, $2,759,694 and $1,063,461, was recognized in fiscal years 1999, 1998 and 1997, respectively.

         The future maturities of the Company's borrowing as of March 31, 1999 are as follows:


2000                                         $            8,390,556
2001                                                         48,000
2002                                                         48,000
2003                                                         48,000
2004                                                         48,000
Thereafter                                                   48,000
                                             ----------------------
Total                                        $            8,630,556
                                             ======================

7.       CONCENTRATION OF RISK

         The Company has concentrated its credit risk for cash by maintaining deposits in banks in excess of federally insured limits. The maximum loss that would have resulted from the risk totaled $2.6 million as of March 31, 1999 and $6.9 million as of March 31, 1998, for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The funds are on deposit in banks that have extended credit to the Company in excess of the amounts at risk.

         The Company business and customer base is primarily in the Miami, Florida area. Consequently, any significant economic downturn in this market could have an effect on the Company's business, results of operations and financial condition.

8.       PREFERRED STOCK

         On March 31, 1999, the Company converted $3,597,474 of debt and $579,219 in accrued interest payable into 4,176,693 shares of Preferred Stock. The $1 par value preferred stock has a 10% cumulative preferred dividend, payable annually commencing March 31, 2000. The preferred stock is convertible into common stock, at the time of a merger transaction or beginning in 2002. The conversion price is based on the fair market value of the common stock at time of conversion. The stock has no voting rights and is callable by the Company at 105% of par plus accumulated but unpaid dividends beginning in 2002. Preferred stock has preference in liquidation. At March 31, 1999, there were no cumulative unpaid dividends.

9.       TREASURY STOCK

         During fiscal year 1997, the Company bought back 3,750 shares of common stock and retired them upon acquisition.

10.      INCOME TAXES

         The deferred tax provision consists of income taxes relating to differences between the tax bases of assets and liabilities and their financial reporting amounts.

                                                                                      MARCH 31,
                                                                           -------------------------------
                                                                                1999             1998
                                                                           --------------   --------------
Excess of tax basis over book basis on real estate investment              $       31,934   $    1,253,243
Charitable contributions                                                          197,126           43,170
Deferred revenue (percentage of completion vs. completed contract)                309,547          186,989
Net operating loss carryforwards                                                  694,178                -
Tax credits                                                                       245,780          245,780
                                                                           --------------   --------------
Total deferred tax assets                                                       1,478,565        1,729,182

Valuation allowance                                                            (1,371,641)      (1,622,258)
                                                                           --------------   --------------
Net deferred tax assets                                                    $      106,924   $      106,924
                                                                           ==============   ==============

         The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $1,371,641 and $1,622,258 as of March 31, 1999 and 1998, respectively since the Company has a history of operating losses and in the near term does not expect future taxable income. Accordingly, there is uncertainty regarding their realizability.

         Federal and State net operating loss carryforwards of approximately $1,800,000 are available to offset future taxable income and expire in 2019. Utilization of these net operating losses may be limited if there is a significant change in ownership.

         The reconciliation between the statutory income tax provision and the actual tax provision for the years ended March 31, 1999 and 1998 is shown as follows:


                                                           March 31,
                                                    -------------------------
                                                      1999     1998      1997
                                                    -------  --------  -------
Rate reconciliation
Statutory rate                                       34.0%     34.0%   (34.0%)
State income taxes, net of federal income             3.0%      3.0%    (3.0%)
tax benefit
Realization of deferred tax asset previously        (37.0%)   (37.0%)     -
subject to valuation allowance
Increase in valuation allowance                       -          -      37.0%
                                                   -------  --------  -------
Total                                                 0.0%      0.0%     0.0%
                                                   =======  ========  =======

11.      COMMITMENTS AND CONTINGENCIES

         LEASING ACTIVITIES

         The Company leases space for its property management operations, office equipment and furniture under operating leases. Equipment is also leased under a capital lease which is summarized as follows:


                                                           March 31,
                                                --------------------------
                                                   1999            1998
                                                ----------       ---------

Equipment                                       $  111,654       $       -
Less:  accumulated amortization                     11,165               -
                                                ----------       ---------
Net capitalized leased asset                    $  100,489       $       -
                                                ==========       =========

         At March 31, 1999, future minimum lease payments under operating and capital leases having a remaining term in excess of one year are as follows:

                                                                  Capital                      Operating
                                                                   Leases                       Leases
                                                          -------------------          -------------------
         2000                                             $            28,004          $            51,678
         2001                                                          28,004                       35,052
         2002                                                          28,004                            -
         2003                                                          28,004                            -
         2004                                                          11,668                            -
                                                          -------------------          -------------------
Total minimum lease payments                                          123,684          $            86,730
                                                                                       ===================
Amounts representing interest                                         (24,029)
                                                          -------------------
Present value on net minimum lease payments               $            99,655
                                                          ===================

         Occupancy lease expense amounted to $33,824, $0 and $0 for fiscal years 1999, 1998 and 1997, respectively.

         LITIGATION

         The Company is a defendant in various lawsuits arising in the ordinary course of business. Management, after consultation with its legal counsel, believes its positions to be meritorious. However, if the decisions are adverse, management does not believe the outcome of these matters would have a material effect on the consolidated financial statements.

         CONTINGENT PROFIT

         In January 1998, the Company acquired for approximately $10,000 an interest in real estate. In August 1998, contemporaneously with the sale of such interest for approximately $1.1 million, the Company entered into an agreement with the buyer wherein the Company is entitled to an additional development payment of $2.75 million plus a 10% cumulative return on the payment. The fee is due once the buyer has recovered their invested capital plus a 10% return. The Company also has a right to share in additional funds distributed above these returns. While the Company has recognized the gain from the sale, it has not recognized any income under the development payment provisions as of March 31, 1999.

12.      RELATED PARTY TRANSACTIONS

         Due to the nature of the following relationships, the terms of the respective agreements might not be the same as those which would result from transactions among wholly unrelated parties. All significant related party transactions require approval by the Company's board of directors.

         TERREMARK CENTRE

         In 1994, the Company entered into a property management and real estate brokerage services agreement with Terremark Centre, Ltd. whose Partners share an officer with the Company. The Company recorded as income, management fees of $320,964, $311,791 and $301,214 and brokerage commissions of $456,789, $133,517 and $167,522 in fiscal 1999, 1998 and 1997, respectively. In connection with providing these services, the Company also occupies space in the building rent free.

         GROVE HILL, LTD.

         In fiscal 1997, prior to its acquisition, the Company recognized $814,950 in construction management revenue, $706,268 in real estate brokerage revenue and $125,000 in development revenue to Grove Hill, Ltd.

         DEVELOPMENT FEES

         The Company recorded development fee income from an affiliate in the amount of $20,000 in fiscal 1999 and from a shareholder in the amount of $120,000 in fiscal 1998.

         MANAGEMENT FEES

         Certain officers and executives of the Company own partnership interests in One Merrick Way and Galloway Medical Park Associates, Ltd., which owns Alhambra Center and Galloway Medical Park, respectively. The Company provides management services to both partnerships for a fee. Management fees earned totaled $243,000, $0 and $0 for the years ended March 31, 1999, 1998 and 1997, respectively.

         In fiscal 1999, the Company provided management services to the Fortune House Condominium Association. The Company recorded as income $30,780 relating to the services performed.

13.      SUBSEQUENT EVENTS

         On December 22,1999, the Company acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd., ("TCL"). TCL is a single purpose entity and is fee simple owner of a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres known as Terremark Centre, located in Coconut Grove, Florida. The acquisition was financed primarily through assumption of an approximate $28.3 million first mortgage on Terremark Centre, and issuance of approximately $27.1 million in purchase money notes to the sellers. The purchase money notes are secured by all partnership interests in TCL , an unrecorded second mortgage and a pledge not to further encumber Terremark Centre.

         On November 24, 1999, the Company entered into an agreement to merge with AmTec, Inc. (AmTec), a public company, whereby all outstanding shares of the Company will be exchanged for shares of AmTec, the surviving company. The transaction is subject to satisfaction of certain conditions and approval from AmTec's shareholders. The Company anticipates the exchange will occur prior to June 30, 2000 and intends to account for the merger under the purchase method of accounting, with the Company treated as the acquirer.

         Prior to merger, the Company intends to sell Terremark Centre and repay the existing first mortgage and purchase money notes. Pursuant to an agreement dated November 24, 1999 between AmTec and the purchase money notes holders, AmTec has agreed to sell a 35.0% ownership interest in the merged company for all proceeds from repayment of the purchase money notes. Subsequent to the merger and the stock purchase transactions, the Company's shareholders will hold 40% of the merged company.

         The Company has also committed to provide AmTec with up to $1.5 million in bridge loans to assist AmTec in meeting its capital requirements and working capital needs. If the merger is unsuccessful, the loan is due five days from termination.

         The following summarized unaudited Pro Forma financial information includes the operations of the Company, which assumes that AmTec was acquired on April 1, 1998 and 1997, respectively.


                        FOR THE YEARS ENDED MARCH 31,
                         1999                 1998
                  -------------------   -------------------
                                 (UNAUDITED)
                  -------------------   -------------------
Revenue           $        44,456,000   $        37,632,000
Net Loss          $       (16,139,000)  $       (14,895,000)

         These amounts include AmTec's actual results for the years ended March 31, 1999 and 1998, respectively. In preparing the pro forma information, various assumptions were made, and the Company does not purport this information to be indicative of what would have occurred had these transactions been made as of April 1, 1998 and 1997, nor is it indicative of the results of future combined operations.

         On December 17, 1999, the Company sold for approximately $1.2 million all assets of Grove Hill, Ltd., consisting primarily of three condominium units. The purchaser paid $100,000 in cash, assumed an existing first mortgage of approximately $740,000 and provided the Company with a $360,000 purchase money second mortgage. The Company continues to unconditionally guaranty payment of the first mortgage and recognized a $33,316 loss on the sale.

                                 * * * * *


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                           DECEMBER 31,             MARCH 31,             DECEMBER 31,
                                                        -------------------     -----------------      -------------------
                                                               1999                   1999                    1998
                                                        -------------------     -----------------      -------------------
                                                            (UNAUDITED)                                    (UNAUDITED)
         Assets
Real estate inventories                                          $5,316,889           $12,888,206              $16,188,370
Cash and cash equivalents                                         1,389,737             2,808,033                2,601,720
Restricted cash                                                     281,307                31,317                   31,328
Accounts receivable                                               1,074,856               589,578                1,722,629
Advance to shareholder                                                    -                     -                   12,045
Deposit on real estate                                              500,000                     -                  100,000
Notes receivable                                                  1,717,132               337,050                  339,227
Furniture and equipment, net of accumulated
    depreciation of $106,456, $52,679 and
$43,326, respectively                                               369,408               191,018                  175,890
Real estate held for sale                                        55,850,000                     -                        -
Deferred income tax asset                                                 -               106,924                  106,924
Other assets                                                      1,749,012               645,465                  866,840
                                                        -------------------     -----------------      -------------------
         Total assets                                           $68,248,341           $17,597,591              $22,144,973
                                                        ===================     =================      ===================

         Liabilities and Stockholders' Equity
Notes payable                                                   $60,517,660            $8,630,556              $15,761,659
Trade payable and other liabilities                               3,415,270             1,734,281                1,599,288
Interest payable                                                    752,182               387,696                  697,828
Customer deposits                                                   514,021               235,396                  680,247
Deferred revenue                                                          -               100,000                  100,000
                                                        -------------------     -----------------      -------------------
                                                                 65,199,133            11,087,929               18,839,022
                                                        -------------------     -----------------      -------------------

Preferred stock, $1 par value 4,176,693 shares
    authorized, issued and outstanding                            4,176,693             4,176,693                        -
Common stock, $.01 par value, 5,000,000
    shares authorized, 1,121,250 shares issued
    and outstanding                                                  11,212                11,212                   11,212
Paid in capital                                                   8,013,483             8,013,483                8,013,483
Retained deficit                                                 (9,152,180)           (5,691,726)              (4,718,744)

Commitments and contingencies
                                                        -------------------     -----------------      -------------------
                                                                  3,049,208             6,509,662                3,305,951
                                                        -------------------     -----------------      -------------------
Total liabilities and stockholders' equity                      $68,248,341           $17,597,591              $22,144,973
                                                        ===================     =================      ===================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN STOCKHOLDERS' EQUITY



                                                                               FOR THE NINE MONTHS
                                                                                ENDED DECEMBER 31,
                                                           ------------------------------------------------------------
                                                                       1999                             1998
                                                           -----------------------------      -------------------------
                                                                                   (UNAUDITED)
Revenues
    Real estate sales                                      $                  10,396,157      $              37,518,060
    Commission income                                                            570,176                        807,239
    Development fees                                                           1,025,000                        463,333
    Management fees                                                            1,006,079                        529,219
    Construction fees                                                            392,185                              -
                                                           -----------------------------      -------------------------
         Operating revenues                                                   13,389,597                     39,317,851
                                                           -----------------------------      -------------------------
Expenses
    Cost of real estate sold                                                   8,778,438                     27,699,541
    Construction expenses                                                        321,832                              -
    General and administrative expenses                                        5,188,859                      4,390,246
    Sales and marketing expenses                                               1,751,897                      4,730,943
    Bad debt expense                                                                   -                         71,472
    Depreciation                                                                  63,130                         22,412
                                                           -----------------------------      -------------------------
         Operating expenses                                                   16,104,156                     36,914,614
                                                           -----------------------------      -------------------------

    (Loss) income from operations                                             (2,714,559)                     2,403,237
Other (expense) income
    Interest income                                                              185,814                        187,607
    Interest expense                                                           (613,478)                     (1,115,985)
    Other (expense) income                                                       (4,979)                        122,309
    Dividend on preferred stock                                                (313,252)                              -
                                                           -----------------------------      -------------------------
         Total other expense                                                   (745,895)                       (806,069)
                                                           -----------------------------      -------------------------
    (Loss) income before income taxes                                        (3,460,454)                      1,597,168
    Income taxes
         Current tax expense                                                           -                              -
         Deferred tax expense                                                          -                              -
                                                           -----------------------------      -------------------------
                  Total income tax expense                                             -                              -
                                                           -----------------------------      -------------------------
    Net (loss) income                                                        (3,460,454)                      1,597,168
    Retained deficit at beginning of period                                  (5,691,726)                    (6,315,912)
                                                           -----------------------------      -------------------------
    Retained deficit at end of period                      $                 (9,152,180)      $             (4,718,744)
                                                           =============================      =========================

Basic and Diluted loss per common share                    $                      (3.09)      $                    1.42
                                                           =============================      =========================
Weighted average common shares outstanding                                    1,121,250                       1,121,250
                                                           =============================      =========================

         The accompanying notes are in integral part of these unaudited consolidated financial statements.



TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN STOCKHOLDERS' EQUITY



                                                                        FOR THE QUARTER ENDED DECEMBER 31,
                                                           ------------------------------------------------------------
                                                                       1999                             1998
                                                           -----------------------------      -------------------------
                                                                                   (UNAUDITED)
Revenues
    Real estate sales                                      $                   2,279,364      $              20,990,379
    Commission income                                                            440,095                        172,833
    Development fees                                                             341,666                        203,333
    Management fees                                                              365,837                        226,299
    Construction fees                                                            358,852                              -
                                                           -----------------------------      -------------------------
         Operating revenues                                                    3,785,814                     21,592,844
                                                           -----------------------------      -------------------------

Expenses
    Cost of real estate sold                                                   1,695,550                     14,607,746
    Construction expenses                                                        321,832                              -
    General and administrative expenses                                        2,549,979                      1,491,042
    Sales and marketing expenses                                                 761,897                      3,804,307
    Depreciation                                                                  22,630                          7,447
                                                           -----------------------------      -------------------------
         Operating expenses                                                    5,351,888                     19,910,542
                                                           -----------------------------      -------------------------

    (Loss) income from operations                                            (1,566,074)                      1,682,302

Other income (expense)
    Interest income                                                               86,118                          8,803
    Interest expense                                                            (194,662)                      (670,605)
    Other (expense) income                                                       (94,382)                        72,293
    Dividend on preferred stock                                                 (104,417)                              -
                                                           -----------------------------      -------------------------
         Total other (expense)                                                  (307,343)                      (589,509)
                                                           -----------------------------      -------------------------
    (Loss) income before income taxes                                         (1,873,417)                     1,092,793
    Income taxes
         Current tax expense                                                           -                              -
         Deferred tax expense                                                          -                              -
                                                           -----------------------------      -------------------------
                  Total income tax expense                                             -                              -
                                                           -----------------------------      -------------------------
    Net (loss) income                                                         (1,873,417)                     1,092,793
    Retained deficit at beginning of period                                   (7,278,763)                    (5,811,537)
                                                           -----------------------------      -------------------------
    Retained deficit at end of period                      $                  (9,152,180)      $             (4,718,744)
                                                           =============================      =========================

Basic and Diluted (loss) income per common share           $                       (1.67)      $                   0.97
                                                           =============================      =========================
Weighted average common shares outstanding                                     1,121,250                      1,121,250
                                                           =============================      =========================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.



TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                            FOR THE NINE              FOR THE NINE
                                                                            MONTHS ENDED              MONTHS ENDED
                                                                            DECEMBER 31,              DECEMBER 31,
                                                                                1999                      1998
                                                                        ---------------------     ---------------------
                                                                                          (Unaudited)
Cash flows from operating activities:
    Net (loss) income                                                   $          (3,460,454)    $           1,597,168
    Adjustments to reconcile net (loss) income to net cash
       provided by operating activities
         Depreciation                                                                  63,130                    22,412
         Amortization of loan costs to interest expense                                95,594                    67,635
         Write off of bad debt                                                              -                    71,472
         Write down of Terremark Centre                                               150,000                         -
         (Increase) decrease in:
           Restricted cash                                                            (13,134)                  (14,328)
           Accounts receivable                                                       (133,377)               (1,731,938)
           Shareholder receivable                                                           -                   536,750
           Real estate inventories:
           Additions to real estate inventories                                    (1,207,121)               (8,792,914)
           Capitalized interest and real estate taxes                                       -                (1,784,057)
           Cost of sales, including amortization of capitalized
               interest and real estate taxes                                       8,778,438                27,699,541
           Notes receivable                                                          (255,082)                  385,415
           Deposits on real estate                                                   (500,000)                 (100,000)
           Deferred tax asset                                                         106,924                         -
           Other assets                                                               (82,488)                  803,055
         (Decrease) increase in:
           Trade payables and other liabilities                                      (276,927)               (1,971,107)
           Customer deposits                                                          (54,500)               (1,898,205)
           Deferred revenue                                                          (100,000)                 (217,934)
           Interest payable                                                           327,956                (1,976,235)
                                                                        ---------------------     ---------------------
               Net cash provided by operating activities                            3,465,227                12,696,730
                                                                        ---------------------     ---------------------
Cash flows from investing activities:
    Receivable from AmTec                                                          (1,125,000)                         -
    Purchase of fixed assets                                                         (241,520)                 (151,768)
    Cash received in acquisition of Terremark Centre                                   10,250                         -
                                                                        ---------------------     ---------------------
               Net cash used in by investing activities                            (1,356,270)                 (151,768)
                                                                        ---------------------     ---------------------
Cash flows from financing activities:
    New borrowings                                                                  2,230,000                11,511,426
    Payments on loans                                                              (5,757,253)              (27,830,846)
                                                                        ---------------------     ---------------------
               Net cash provided by  (used in) financing activities                (3,527,253)              (16,319,420)
                  Net increase (decrease) in cash                                  (1,418,296)               (3,774,458)
Cash and cash equivalents at beginning of period                                    2,808,033                 6,376,178
                                                                        ---------------------     ---------------------
Cash and equivalents at end of period                                   $           1,389,737     $           2,601,720
                                                                        =====================     =====================
Supplemental Disclosure
Interest paid (net amount capitalized)                                  $             329,698     $           1,364,324
                                                                        =====================     =====================
Taxes Paid                                                              $               2,083     $             276,652
                                                                        =====================     =====================
Assets acquired under capital lease                                     $             194,934     $             111,654
                                                                        =====================     =====================

    The accompanying notes are an integral part of these unaudited consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

Non-monetary transactions:

During the nine months ended December 31, 1999, the following assets and liabilities related to Terremark Centre were acquired:
Cash and cash equivalents.....................................................   $            10,250
Restricted cash...............................................................               263,124
Accounts receivable...........................................................               351,901
Other assets...................................................................            1,116,653
Real estate held for sale.......................................................          56,000,000
                                                                                 -------------------
         Total assets acquired...................................................$        57,741,928
                                                                                 ===================

Trade payable and other liabilities............................................ .$         1,957,916
Interest Payable..............................................................                36,530
Customer deposits.............................................................               333,125
Notes Payable...................................................................          55,414,357
                                                                                 -------------------
         Total liabilities assumed.............................................. $        57,741,928
                                                                                 ===================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.


1.       BUSINESS AND ORGANIZATION

         Terremark Holdings, Inc. (formally known as Terremark Investment Services, Inc.) and its subsidiaries (the "Company"), founded in 1982, are engaged in project management, development, construction, sales, leasing, management and financing of various real estate projects.

2.       BASIS OF PRESENTATION

         The consolidated financial statements include the Company's wholly owned subsidiaries and Grove Hill, of which the Company had acquired 49.5% interest. The Company controlled the Grove Hill partnership through a voting agreement, was responsible for funding 100% of its cash deficit, and was allocated all of Grove Hill's losses. All significant intercompany balances and transactions are eliminated in consolidation.

         The Company's financial information contained in the financial statements and notes thereto as of December 31, 1999 and for the nine month periods ended December 31, 1999 and 1998, is unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no changes in accounting policies since the year ended March 31, 1999. The composition of accounts has not changed significantly since March 31, 1999.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain reclassifications have been made to the prior year's financial statements to conform with the 1999 presentation. These financial statements, footnotes and discussions should be read in conjunction with the financial statements and related footnotes and discussions contained in the Company's 1999 annual financial statements.

         The Company historically has experienced, and expects to experience, variability in quarterly results. The consolidated statement of operations for the nine months ended December 31, 1999 is not necessarily indicative of the results to be expected for the full year.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.       AMTEC TRANSACTION

         On November 24, 1999, the Company entered into an agreement to merge with AmTec, (AmTec), a public company, whereby all outstanding shares of the Company will be exchanged for shares of AmTec, the surviving company. The transaction is subject to satisfaction of certain conditions and approval from AmTec's shareholders. The Company anticipates the exchange will occur prior to June 30, 2000 and intends to account for the merger under the purchase method of accounting, with the Company treated as the acquirer.

         Prior to merger, the Company intends to sell Terremark Centre and repay the existing first mortgage and purchase money notes (Note
         6). Pursuant to an agreement dated November 24, 1999 between AmTec and the purchase money note holders, AmTec has agreed to sell a 35.0% ownership interest in the merged company for all proceeds from repayment of the purchase money notes. Subsequent to the merger and the stock purchase transactions, the Company's shareholders will hold 40% of the merged company.

         The Company has also committed to provide AmTec with up to $1.5 million in bridge loans to assist AmTec in meeting its capital requirements and working capital needs. If the merger is unsuccessful, the loans will be due five days from termination. As of December 31, 1999, approximately $1.1 million has been funded under the Company's commitment and is included in notes receivable.

4.       REAL ESTATE INVENTORIES

         Real estate inventories are summarized as follows:


                                                DECEMBER 31,
                                 -------------------------------------------
                                        1999                    1998
                                 -------------------     -------------------

Completed condominiums           $         5,316,889     $        18,406,148

Less:  impairment allowance                       --             (2,217,778)
                                 -------------------     -------------------
                                 $         5,316,889     $        16,188,370
                                 ===================     ===================

         As of December 31, 1999 and 1998, 4 and 18 units, respectively, are under contract in Fortune House.

         On December 17, 1999, the Company sold for approximately $1.2 million the remaining three condominium units in the Grove Hill project. The purchaser paid $100,000 in cash, assumed an existing first mortgage of approximately $740,000 and provided the Company with a $360,000 second mortgage. The Company continues to unconditionally guaranty payment of the first mortgage and recognized a $33,316 loss on the sale.

5.       REAL ESTATE HELD FOR SALE

         On December 22, 1999, the Company acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd. ("TCL"). TCL is a single purpose entity and is fee simple owner of a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres known as Terremark Centre, located in Coconut Grove, Florida. The acquisition was financed through primarily assumption of a first mortgage of approximately $28.3 million on Terremark Centre and issuance of approximately $27.1 million in purchase money notes to the sellers.

6.       NOTES PAYABLE

         Notes payable at December 31, 1999 consists primarily of a $28.3 million first mortgage payable to a commercial lender and $27.1 million in purchase money notes secured by TCL's partnership interests, an unsecured second mortgage and a pledge not to further encumber Terremark Centre for the acquisition of Terremark Centre, Ltd. The first mortgage accrues interest at 7.74% per annum payable monthly and requires monthly principal payments and interest of $254,000 with the remaining balance of $27.1 million due at maturity in May 2001. The purchase money notes accrue interest at the greater of 7% per annum or $1 million payable at the earlier of the sale of the building or December 31, 2000.

7.       TAXES

         The deferred tax provision consists of income taxes relating to differences between the tax bases of assets and liabilities and their financial amounts.

                                                                                  DECEMBER 31
                                                                       ---------------------------------
                                                                             1999             1998
                                                                       ----------------  ---------------
Excess of tax basis over book basis on real estate investment          $        296,756   $      507,383
Charitable contributions                                                        204,182          158,637
Deferred revenue (percentage of completion vs. completed
contract)                                                                       309,548          278,908
Other                                                                            12,894           11,696
Net operating loss carryforwards                                              1,422,443           83,620
Tax credits                                                                     245,780          245,780
                                                                       ----------------  ---------------
Total deferred tax asset                                                      2,491,603        1,286,024

Valuation allowance                                                          (2,491,603)      (1,179,100)
                                                                       ----------------  ---------------
Net deferred tax asset                                                 $              -  $       106,924
                                                                       ================  ===============


         The Company provides a valuation against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $2,491,603 and $1,179,100 as of December 31, 1999 and 1998, respectively, since the Company has a history of operating losses and in the near term does not expect future taxable income. Accordingly, there is uncertainty regarding their realizability.

         Federal and State net operating loss carryforwards of approximately $3,700,000 are available to offset future taxable income and expire in 2019. Utilization of these net operating losses may be limited if there is a significant change in ownership.

         The reconciliation between the statutory income tax provisions and the actual tax provision for the periods ended December 31, 1999 and 1998 is shown as follows:

                                                                                      DECEMBER 31,
                                                                                     1999    1998
                                                                                    ------  --------
         Rate reconciliation
         Statutory rate                                                            (34.0%)     34.0%
         State income taxes, net of federal income tax benefit                      (3.0%)      3.0%
         Realization of deferred tax asset previously subject to
         valuation allowance                                                          --      (37.0%)
         Increase in valuation allowance                                            37.0%       --
                                                                                  --------  ---------
         Total                                                                       0.0%       0.0%
                                                                                  ========  =========

                                 * * * * *

8.       SUBSEQUENT EVENTS

         On February 4, 2000, the Company received and accepted a letter of intent from a third party buyer to purchase Terremark Centre, subject to due diligence and negotiation. Management believes the buyer has financial resources to complete the transaction. The net sales price is expected to be $55.85 million, which is $150,000 less than cost. The difference between cost and net expected sales price is reflected as an expense in other income (expense) in these financial statements.

         Centre Credit Corporation, a foreign lender and investor, owns approximately 4,176,693 shares of Terremark Holdings, Inc.'s 10% cumulative convertible preferred stock. CCC's basis in the stock is $1.00 per share plus accrued dividends. It has agreed to enter into agreements with certain members of Terremark's management to sell the stock for approximately $4.2 million in total. These agreements will close only if and when the merger closes.


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners of
Terremark Centre, Ltd.


We have audited the accompanying historical statement of revenue and certain expenses of Terremark Centre, described in Note 1, for the period from January 1, 1999 to December 22, 1999 and for the years ended December 31, 1998 and 1997. This historical statement is the responsibility of Terremark Centre, Ltd.'s management. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in the Proxy Statement of AmTec, Inc.) as described in Note 2 and is not intended to be a complete presentation of Terremark Centre's revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Terremark Centre, described in Note 2, for the period from January 1, 1999 to December 22, 1999 and for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


PricewaterhouseCoopers LLP
Ft. Lauderdale, Florida
December 22, 1999


TERREMARK HOLDINGS, INC.
TERREMARK CENTRE
STATEMENT OF REVENUE AND CERTAIN EXPENSES

-------------------------------------------------------------------------------------------------------------------

                                                        FOR THE PERIOD
                                                         FROM JANUARY
                                                            1, 1999                  FOR THE YEARS ENDED
                                                        TO DECEMBER 22,                  DECEMBER 31,
                                                                           ----------------------------------------
                                                             1999                 1998                 1997
                                                      -------------------  -------------------  -------------------
REVENUES
     Rental income                                    $         6,263,757  $         6,351,692  $         6,193,843
     Recoveries from tenants                                      746,165              673,469              567,511
     Other rent                                                   447,583              439,695              411,611
     Miscellaneous income                                          73,790               62,665               62,961
                                                      -------------------  -------------------  -------------------

         Total revenue                                          7,531,295            7,527,521            7,235,926
                                                      -------------------  -------------------  -------------------

EXPENSES
     Operating and maintenance                                  2,737,530            2,637,836            2,542,538
     Interest expense                                           2,331,099            2,287,904            2,340,850
     Real estate taxes                                          1,323,001            1,129,228              309,922
                                                      -------------------  -------------------  -------------------

         Total expenses                                         6,391,630            6,054,968            5,193,310

Revenue in excess of certain expenses                 $         1,139,665  $         1,472,553  $         2,042,616
                                                      ===================  ===================  ===================


     The accompanying notes are an integral part of this financial statement.



TERREMARK HOLDINGS, INC.
TERREMARK CENTRE
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES


1.       OPERATIONS AND ACQUISITION OF TERREMARK CENTRE

         The accompanying statement of revenue and certain expenses relates to the operations of Terremark Centre (the "Property"), a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres in Coconut Grove, Florida. The property is owned by Terremark Centre, Ltd. a Florida Limited Partnership.

         On December 22, 1999, Terremark Holdings, Inc. acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd. The acquisition was financed primarily through assumption of an approximate $28.3 million first mortgage note and the giving of purchase money notes totalling $27.1 million which are secured by a pledge not to further encumber the Property and a pledge of partnership interests.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

         The accompanying financial statement is not representative of the actual operations for the periods presented as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by Terremark Holdings, Inc. in future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation and other general and administrative expenses not directly related to the future operations of the Property.

         Income Recognition

         Rental income is recorded on the straight line basis over the term of the related lease, including option periods.

         Concentration of Risk

         The Property is located in Coconut Grove, Florida. The principal competitive factors in this market are price, location, quality of space and amenities. The Property represents a small portion of the total similar space in the market and competes with other properties for tenants. For the period from January 1, 1999 through December 22, 1999 and for the years ended December 31, 1998 and 1997, four tenants accounted for approximately 50% of the combined base rents.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.